UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Monster Worldwide, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2014

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, June 3, 2014, at our offices at 133 Boston Post Road, Weston, Massachusetts 02493. At the Annual Meeting, you will be asked to:

1. elect six directors from among the nominees described in the enclosed Proxy Statement;

2. ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3. approve the Monster Worldwide, Inc. Amended and Restated 2008 Equity Incentive Plan;

4. approve the Monster Worldwide, Inc. Second Amended and Restated Executive Incentive Plan;

5. hold an advisory vote to approve the compensation of our named executive officers; and

6. transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders. To gain entry to the Annual Meeting, you will need to request an admission ticket in advance. You can request a ticket by following the instructions on page 3 of the enclosed Proxy Statement.

We look forward to greeting personally those stockholders who are able to be present at the Annual Meeting; however, whether or not you plan to be with us at the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by Internet or telephone. If you received a printed copy of the proxy materials, you may also vote by mail by signing, dating and returning the enclosed proxy card.

Thank you for your cooperation.

Very truly yours,

SALVATORE IANNUZZI

Chairman of the Board of Directors, President

and Chief Executive Officer

MONSTER WORLDWIDE, INC.

622 THIRD AVENUE, 39TH FLOOR

NEW YORK, NEW YORK 10017

(212) 351-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2014 Annual Meeting of Stockholders of Monster Worldwide, Inc. will be held on Tuesday, June 3, 2014 at 10:00 a.m. at our offices at 133 Boston Post Road, Weston, Massachusetts 02493. At the Annual Meeting, the stockholders will be asked to:

1. elect six directors from among the nominees described in this Proxy Statement;

2. ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3. approve the Monster Worldwide, Inc. Amended and Restated 2008 Equity Incentive Plan;

4. approve the Monster Worldwide, Inc. Second Amended and Restated Executive Incentive Plan;

5. hold an advisory vote to approve the compensation of our named executive officers; and

6. transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

All stockholders of record at the close of business on April 9, 2014 will be entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof. To gain entry to the Annual Meeting, you will need to request an admission ticket in advance. You can request a ticket by following the instructions on page 3 of this Proxy Statement.

Whether or not you plan to be with us at the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by Internet or telephone. If you received a printed copy of the proxy materials, you may also vote by mail by signing, dating and returning the enclosed proxy card. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

MICHAEL C. MILLER

Executive Vice President, General

Counsel and Secretary

PROXY STATEMENT

This Proxy Statement contains information relating to the 2014 Annual Meeting of Stockholders of Monster Worldwide, Inc. (referred to in this Proxy Statement as “we,” “our,” “us,” “Monster” or the “Company”) to be held on Tuesday, June 3, 2014, beginning at 10:00 a.m. at our offices at 133 Boston Post Road, Weston, Massachusetts 02493, and any postponements or adjournments thereof.

We are mailing a printed copy of this Proxy Statement, a proxy card and the 2013 Annual Report of the Company to certain stockholders and a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) to other stockholders beginning on or around April 24, 2014. The Annual Report being made available on the Internet and mailed with the Proxy Statement is not part of the proxy-soliciting materials.

ABOUT THE MEETING AND THE PROXY MATERIALS

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement, consisting of: (1) the election of directors from among the nominees described in this Proxy Statement; (2) the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; (3) the approval of the Monster Worldwide, Inc. Amended and Restated 2008 Equity Incentive Plan; (4) the approval of the Monster Worldwide, Inc. Second Amended and Restated Executive Incentive Plan; and (5) an advisory vote to approve named executive officer compensation. In addition, management will report on the performance of the Company during 2013 and respond to questions from stockholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers and employees of the Company may communicate with stockholders, banks, brokers and others by telephone, in writing or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. We have engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the distribution of proxy materials and the solicitation of proxies. We will pay Innisfree a fee of $12,500 plus customary costs and expenses for these services. The Company has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its engagement.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 9, 2014, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting, or any postponements or adjournments thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Annual Meeting, or any postponements or adjournments thereof.

What are the voting rights of the holders of common stock?

On April 9, 2014, there were 91,017,018 shares of common stock outstanding. Each outstanding share of common stock will be entitled to one vote on each matter acted upon.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum for the Annual Meeting.

How do I vote?

If you are a registered stockholder, you can vote your shares in two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so by Internet or telephone or, if you received a printed copy of your proxy materials, by mail. Each of these procedures is more fully explained below. Even if you plan to attend the Annual Meeting, the Board of Directors recommends that you vote by proxy. If you hold your shares through a broker or other nominee or if you hold your shares through the Monster Worldwide, Inc. 401(k) Savings Plan (the “401(k) Plan”), please refer to the voting procedures described below.

Vote by Internet

You can vote your shares by Internet on the voting website, which is www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Monday, June 2, 2014. You will have the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail but choose to vote by the Internet, you do not need to return your proxy card.

Vote by Telephone

You can also vote your shares by telephone by calling the toll-free number listed on the proxy card and provided on the voting website, which is www.proxyvote.com. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Monday, June 2, 2014. Voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail but choose to vote by telephone, you do not need to return your proxy card.

Vote by Mail

If you received a printed copy of your proxy materials, you can vote by completing and mailing the enclosed proxy card to us so that we receive it before 11:59 p.m. (Eastern Daylight Time) on Monday, June 2, 2014. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice.

Voting at the Annual Meeting

If you wish to vote at the Annual Meeting, written ballots will be available at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. Voting by proxy, whether by Internet, telephone or mail, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

Voting for Stockholders that Hold Shares Through a Broker or Nominee

If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer the ability to provide voting instructions by Internet, telephone and mail.

Voting for 401(k) Plan Participants

Each participant in the 401(k) Plan is entitled to direct the trustee of the 401(k) Plan to vote the shares of our common stock attributable to the participant’s account in the 401(k) Plan. The trustee of our 401(k) Plan is Charles Schwab. Participants in the 401(k) Plan should have received instructions with their proxy materials explaining how the participants can vote the shares of our common stock attributable to their accounts in the 401(k) Plan. Please read the instructions carefully, as the deadline for voting shares held in the 401(k) Plan is Thursday, May 29, 2014. Votes are tabulated by Broadridge Financial Solutions, Inc., an independent third party. Each participant’s votes are confidential and will not be divulged by the trustee or Broadridge Financial Solutions, Inc. to any person, including officers and employees of the Company. The trustee will vote the shares held by the 401(k) Plan on the basis of the final tabulation results. As a general rule, shares of our common stock held in the 401(k) Plan for which no instructions are received will be voted by the trustee in the same proportion as the shares of our common stock for which voting instructions have been received, subject to compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, one of the federal laws applicable to the 401(k) Plan.

Can I change my vote?

If you are a registered stockholder, you can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can deliver a valid written proxy with a later date or follow the instructions given for changing your vote by Internet or telephone; (2) you can notify the Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Stockholders above); or (3) you can vote in person by written ballot at the Annual Meeting.

What do I need to do to attend the Annual Meeting?

If you wish to attend the Annual Meeting, you must have been a record or beneficial stockholder on April 9, 2014, the record date for the Annual Meeting, and you must request an admission ticket in advance by visiting www.proxyvote.com. You will need the control number included on your Notice of Internet Availability, proxy card or voting instruction card. Requests for admission tickets must be received no later than Sunday, June 1, 2014. Please be aware that on the day of the Annual Meeting, you will be required to enter through a security checkpoint and present valid picture identification (such as a driver’s license or passport) with your admission ticket before being granted access to the Annual Meeting. Seating will begin at 9:00 a.m. and the Annual Meeting will begin at 10:00 a.m.

The Annual Meeting will be held at our offices at 133 Boston Post Road, Weston, Massachusetts 02493, which is located at the intersection of Route 128/95 and Route 20. Take Exit 26 off of Route 128/95, follow Route 20 West and enter the driveway from Route 20. Free reserved parking for attendees of the Annual Meeting will be available in the front parking lot.

What are the Board of Directors’ recommendations?

The Board of Directors recommends you vote your shares:

•	FOR the election of each nominee described in this Proxy Statement to serve for the ensuing year;

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

•	FOR the approval of the Monster Worldwide, Inc. Amended and Restated 2008 Equity Incentive Plan;

•	FOR the approval of the Monster Worldwide, Inc. Second Amended and Restated Executive Incentive Plan; and

•

FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure.

What vote is required to approve each item?

Proposal No. 1 — Election of Directors. Since there are six nominees for six director positions to be filled at the Annual Meeting, each of the six nominees for director who receives at least a majority of the votes cast at the meeting, either in person or by proxy, and entitled to vote for such nominee will be elected. There is no box to abstain from voting on any director. Any nominee in this election who does not receive a majority of the votes cast will promptly offer to tender his or her resignation to the Chairman of the Board of Directors following certification of the stockholder vote. A committee of independent directors shall consider the offer to resign and recommend to the Board of Directors what action such committee believes should be taken in response to the offered resignation. The Board of Directors shall act on such committee’s recommendation within 90 days following certification of the stockholder vote. The Board of Directors shall then promptly disclose its decision whether to accept the director’s resignation offer, including an explanation of how the decision was reached and, if applicable, the reasons for rejecting the resignation offer, in a Form 8-K to be filed or furnished with the Securities and Exchange Commission (the “SEC”). Any director who offers his or her resignation shall not participate in the committee’s recommendation or the Board of Directors’ action regarding whether to accept the resignation offer. However, if the only directors who were duly elected by the stockholders in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the appointment of the independent registered public accounting firm. This means that if you abstain from voting on this proposal it will have the same effect as if you voted against it.

Proposal No. 3 — Approval of Monster Worldwide, Inc. Amended and Restated 2008 Equity Incentive Plan.    The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve the Monster Worldwide, Inc. Amended and Restated 2008 Equity Incentive Plan. This means that if you abstain from voting on this proposal it will have the same effect as if you voted against it.

Proposal No. 4 — Approval of Monster Worldwide, Inc. Second Amended and Restated Executive Incentive Plan.    The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve the Monster Worldwide, Inc. Second Amended and Restated Executive Incentive Plan. This means that if you abstain from voting on this proposal it will have the same effect as if you voted against it.

Proposal No. 5 — Advisory Vote to Approve Named Executive Officer Compensation.    The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve the compensation of our named executive officers. This means that if you abstain from voting on this proposal it will have the same effect as if you voted against it. While this vote is required by law, it will not be binding on the Company, the Board of Directors or the Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee intend to consider the outcome of the vote when making future named executive officer compensation decisions.

How are shares held in street name counted?

Under the current rules of the New York Stock Exchange (“NYSE”), banks, brokers or other similar organizations holding shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” As with abstentions, with respect to the proposals in question, broker non-votes will be counted for quorum purposes but will not be counted as votes cast either for or against such proposals. In other words, abstentions and broker non-votes are not considered “votes cast.”

Proposal Nos. 1, 3, 4 and 5 — the election of directors, the approval of the Monster Worldwide, Inc. Amended and Restated 2008 Equity Incentive Plan, the approval of the Monster Worldwide, Inc. Second Amended and Restated Executive Incentive Plan and the advisory vote to approve the compensation of our named executive officers — are considered “non-routine” matters under applicable NYSE rules. Therefore, if you hold your shares through a bank, broker or other similar organization, the organization may not vote your shares on these matters absent specific instructions from you. As such, there may be broker non-votes with respect to these matters. However, broker non-votes are not counted as shares present and entitled to be voted with respect to the matters on which the broker has not expressly voted. Thus, broker non-votes will have no impact on the outcome of these matters. On the other hand, Proposal No. 2 — the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm — is considered a “routine” matter under the current rules of the NYSE. Therefore, the organization that holds your shares may vote on this matter without instructions from you and no broker non-votes will occur with respect to this matter.

What happens if additional matters are presented at the Annual Meeting?

Because we have not received a notice of other matters to be introduced at the meeting as required by our by-laws, we do not believe that any matters will be acted upon at the meeting other than those described in this Proxy Statement. If any other business is properly brought before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the named proxies to vote on such matters in accordance with their best judgment.

What if I am a registered stockholder and I provide a proxy but do not provide specific voting instructions?

Proxies of registered stockholders that do not contain voting instructions for one or more items will be voted with respect to those items as follows: (1) FOR the election of all director nominees described in this Proxy Statement; (2) FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm; (3) FOR the approval of the Monster Worldwide, Inc. Amended and Restated 2008 Equity Incentive Plan; (4) FOR the approval of the Monster Worldwide, Inc. Second Amended and Restated Executive Incentive Plan; (5) FOR the approval of the compensation of the Company’s named executive officers; and (6) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

Who will count the votes?

We have hired a third party, Broadridge Financial Solutions, Inc., to be the inspector of elections and tabulate the votes cast at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish the results on Form 8-K within four business days after the end of the Annual Meeting.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Our Board of Directors is committed to adopting and adhering to sound corporate governance principles. Having such principles is essential to operating our business efficiently and to maintaining our integrity and reputation in the marketplace. Reflecting its commitment to continuous improvement, the Board of Directors reviews its governance practices on an ongoing basis to ensure that they promote stockholder value.

How are nominees for election to our Board of Directors selected?

The Corporate Governance and Nominating Committee recommends to the Board of Directors individuals as nominees for election to the Board of Directors at annual meetings of the Company’s stockholders and to fill any vacancy or newly created directorship on the Board of Directors. The Corporate Governance and Nominating Committee does not have specific minimum qualifications that must be met by a candidate in order to be considered for nomination to the Board of Directors. In identifying and evaluating nominees for director, the Corporate Governance and Nominating Committee considers each candidate’s experience, integrity, background and skills, as well as other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board of Directors. In accordance with its charter and with our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee endeavors to ensure that two-thirds of the Company’s Board of Directors consists of independent directors as defined in both the New York Stock Exchange Listed Company Manual (the “NYSE Listed Company Manual”) and in our Corporate Governance Guidelines. The Corporate Governance and Nominating Committee’s charter and our Corporate Governance Guidelines are available through the “Corporate Governance” section of our company website. Our company website is located at http://about-monster.com and the “Corporate Governance” section is located on the “Investor Relations” tab located at http://ir.monster.com.

The Corporate Governance and Nominating Committee will consider on an ongoing basis stockholder nominations as nominees for election to the Board of Directors. In evaluating such nominations, the Corporate Governance and Nominating Committee will use the same selection criteria the Corporate Governance and

Nominating Committee uses to evaluate other potential nominees. Any stockholder may suggest a nominee by sending the following information to our Corporate Governance and Nominating Committee: (1) your name, mailing address and telephone number, (2) the suggested nominee’s name, mailing address and telephone number, (3) a statement whether the suggested nominee knows that his or her name is being suggested by you, (4) the suggested nominee’s resume or other description of his or her background and experience and (5) your reasons for suggesting that the individual be considered. The information should be sent to the Corporate Governance and Nominating Committee addressed as follows: Corporate Governance and Nominating Committee of the Board of Directors, Monster Worldwide, Inc., 622 Third Avenue, 39th Floor, New York, New York 10017. For more information on stockholder proposals, see “Stockholder Proposals” on page 72.

Stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our by-laws. To be timely, the Company must receive such nomination for the 2015 Annual Meeting of Stockholders at its principal office at 622 Third Avenue, 39th Floor, New York, New York 10017, Attention: Secretary, no earlier than February 8, 2015 and no later than March 10, 2015. For more information on stockholder proposals, see “Stockholder Proposals” on page 72.

All six of the director nominees identified in this Proxy Statement currently serve as directors of the Company and all have been recommended by our Corporate Governance and Nominating Committee to our Board of Directors for re-election. The Corporate Governance and Nominating Committee recommends candidates to the full Board of Directors after receiving input from all directors. The Corporate Governance and Nominating Committee members, other members of the Board of Directors and senior management discuss potential candidates during this search process.

Does the Corporate Governance and Nominating Committee consider diversity in identifying nominees?

As noted in the Company’s Corporate Governance Guidelines, the Corporate Governance and Nominating Committee, in evaluating and recommending individuals to the Board of Directors for nomination as directors, and the Board of Directors, in approving director nominees, considers, among other factors, diversity. As part of the Corporate Governance and Nominating Committee’s process (in consultation with the Board of the Directors) of determining the appropriate characteristics, skills and experience required for individual directors, the Corporate Governance and Nominating Committee analyzes the abilities and business experience of each nominee in order to ensure that the Board of Directors is comprised of members with a diverse range of skills and experience.

Does the Board of Directors have a policy regarding the hedging or pledging of Company stock by directors and officers?

In April 2014, upon the recommendation of the Compensation Committee, the Board of Directors adopted an anti-hedging and anti-pledging policy which prohibits our directors and officers from (i) pledging company securities, (ii) engaging in hedging or monetization transactions that allow the person to lock in the value of his or her security holdings, and (iii) purchasing securities on margin or holding securities in a margin account. For more information on this policy, see “Anti-Hedging and Anti-Pledging Policy” on page 72.

What is the role of the Board of Directors in the oversight of risk?

Management is responsible for the day-to-day management of the risks we face, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

The Audit Committee is principally charged with the duty of oversight over risks related to the Company’s financial statements. The Audit Committee considers those risks that would affect the accurate reporting of the Company’s results of operations and the accurate valuation of the assets and liabilities reflected on the Company’s balance sheet. In performing this duty, the Audit Committee receives and reviews reports regarding risks related to the Company’s financial statements from the Company’s independent registered public accounting firm and the Company’s internal audit department. The Audit Committee receives such reports at least quarterly. The Audit Committee also meets separately in executive session with the Company’s independent registered public accounting firm, senior management and the head of the Company’s internal audit department to discuss the material financial risks facing the Company and the steps the Company has taken, and will take in the future, to monitor and control such risks. The Company’s management, internal audit department and independent registered public accounting firm discuss potential financial risks and the classification of such risks, based on potential impact and likelihood of occurrence, and discuss with the Audit Committee the audit programs undertaken based on this risk assessment. Those audit programs as finally adopted reflect any comments of the Audit Committee.

The entire Board of Directors is responsible for the oversight of all other risks (such as technology risks, globalization risks, transaction risks and operational risks). The Board of Directors periodically devotes a portion of its meetings to a discussion of the risks faced by the Company and the implications of those risks. The Board of Directors receives and reviews reports regarding risks from senior management as well as the heads of the Company’s various business segments. The Board of Directors also meets with management to discuss material risks and the controls, guidelines and policies established and implemented by management relating to risk assessment and risk management. In connection with this oversight role, the Board of Directors also reviews and considers all significant initiatives brought before the Board of Directors.

The Compensation Committee, as part of its review of the Company’s compensation programs, considers the potential impact that such programs have on incentivizing the Company’s officers and directors to take risks. For more information on the Compensation Committee’s roles in risk oversight, see “Compensation Policies and Practices Relating to Risk Management” on page 30.

What is the Board of Directors’ leadership structure and why does the Company believe that structure is appropriate?

The Board of Directors and the Corporate Governance and Nominating Committee have engaged in a comprehensive review of the Company’s corporate governance practices. The positions of Chairman and Chief Executive Officer are combined at the Company. The Board of Directors believes that combining the positions of Chairman and Chief Executive Officer is appropriate given that the size of the Board of Directors permits regular communication among all of the independent directors, and between the independent directors and the Company’s senior management. This structure allows for information to flow to the independent directors so that such directors can provide meaningful input during deliberations. The Company also has a lead independent director who acts as the principal interface between the Company’s independent directors and senior management and presides over meetings of the independent directors. In addition, the lead independent director has input into the agendas for meetings of the Board of Directors and coordinates the various functions of the committees of the Board of Directors. A majority of the independent directors of the Board of Directors has appointed Admiral Edmund P. Giambastiani, Jr. as the lead independent director.

What are the qualifications of the Company’s directors and nominees for director, and what are the reasons why each such person should serve as a director of the Company?

John Gaulding.    Mr. Gaulding brings significant sales and marketing experience to the Board of Directors. Additionally, as a result of his long tenure on the Board of Directors, Mr. Gaulding brings a valuable historical perspective to deliberations of the Board of Directors.

Admiral Edmund P. Giambastiani, Jr., U.S. Navy (Retired).    Admiral Giambastiani’s diverse business experience since his retirement from the U.S. military in October 2007, including serving on the boards of several highly respected organizations such as The Boeing Company and Oppenheimer Funds, enables him to provide tremendous business and strategic acumen as well as corporate governance insight. In addition, his training as the second highest ranking military officer in the United States and his 40 plus years of governmental leadership expertise have given him numerous skills that make him a valuable asset to the Board of Directors, including his leadership skills, experience in employing, training and deploying a large number of individuals, and relationships with, and understanding of, the federal government.

Jeffrey F. Rayport.    Dr. Rayport is a recognized thought leader in the online marketing industry, bringing highly relevant digital media, marketing and e-commerce experience to the Board of Directors. His perspective and experience gives the Board of Directors valuable insight into the dynamic environment of the digital marketplace.

Roberto Tunioli.    Mr. Tunioli is the former Vice Chairman and Chief Executive Officer of Datalogic, SpA, a publicly traded company based in Italy. Mr. Tunioli brings significant public company management experience to the Board of Directors, as well as an international perspective to deliberations of the Board of Directors. In light of the Company’s substantial global presence, the Board of Directors gains valuable insight from Mr. Tunioli’s international perspective.

Timothy T. Yates.    Mr. Yates served as Executive Vice President of Monster from June 2007 through June 2013 and as Chief Financial Officer from June 2007 through January 2011. His perspective as a previous member of senior management is a benefit to the Board of Directors.

Salvatore Iannuzzi.    In addition to the skills and background that were the basis of Mr. Iannuzzi being selected as Chief Executive Officer, the Board of Directors determined that it would be beneficial to have the perspective of a member the Company’s senior management on the Board of Directors.

For more information concerning the qualifications, background and skills of the director nominees, see “Proposal No. 1 — Election of Directors” beginning on page 48.

Have there been any additions to the Board of Directors since the 2013 annual meeting of stockholders held in June 2013?

There have been no additions to the Board of Directors since our 2013 annual meeting.

Who are the current members of the Board of Directors, and which of the directors are standing for re-election?

The seven members of our Board of Directors on the date of this Proxy Statement are:

Salvatore Iannuzzi, Chairman

John Gaulding

Edmund P. Giambastiani, Jr.

Cynthia P. McCague

Jeffrey F. Rayport

Roberto Tunioli

Timothy T. Yates

On April 18, 2014, Ms. Cynthia P. McCague notified us that she will not stand for re-election to the Board of Directors at our Annual Meeting. Ms. McCague’s decision was not the result of any disagreement with us relating to our operations, policies or practices. The remaining six members of our current Board of Directors are all standing for re-election at the Annual Meeting.

How often did the Board of Directors meet during the year ended December 31, 2013?

During the year ended December 31, 2013, the Board of Directors held 13 meetings. All seven directors during 2013 attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he or she served.

What committees has the Board of Directors established?

The Board of Directors has standing Audit, Compensation and Corporate Governance and Nominating Committees. The Board of Directors has adopted a written charter for each of the Audit, Compensation and Corporate Governance and Nominating Committees setting forth the roles and responsibilities of each committee. The charters are available through the “Corporate Governance” section of our company website. Our company website is located at http://about-monster.com and the “Corporate Governance” section is located on the “Investor Relations” tab located at http://ir.monster.com.

Audit Committee.    The Audit Committee is charged with, among other things, the appointment of the independent registered public accounting firm for the Company, as well as discussing and reviewing with the independent registered public accounting firm the scope of the annual audit and results thereof, pre-approving the engagement of the independent registered public accounting firm for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. The Audit Committee also reviews interim financial statements included in the Company’s quarterly reports and reviews documents filed with the SEC.

The Board of Directors has determined that (a) all members of the Audit Committee during 2013 and all current members of the Audit Committee are “independent,” as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the NYSE Listed Company Manual and our Corporate Governance Guidelines and (b) Roberto Tunioli qualifies as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K of the Exchange Act. During 2013, the Audit Committee met eight times.

The Audit Committee’s report is on page 71.

Compensation Committee.    The Compensation Committee is charged with, among other things, determining and approving or, in the case of the Company’s CEO, recommending to the Board of Directors the compensation for the Company’s executives and administering the Company’s stock incentive and benefit plans. The Compensation Committee is entitled to delegate any of its responsibilities to a subcommittee of the Compensation Committee to the extent consistent with our charter, by-laws, Corporate Governance Guidelines, applicable law and the NYSE Listed Company Manual.

Membership on the Compensation Committee is determined by the Board of Directors. The Compensation Committee Chairman regularly reports on Compensation Committee actions and recommendations at Board of Directors meetings. Admiral Edmund P. Giambastiani, Jr. serves as Chairman of the Compensation Committee. During 2013, the Compensation Committee met nine times.

The Board of Directors has determined that all members of the Compensation Committee during 2013 and all current members of the Compensation Committee are “independent directors” as required by the NYSE Listed Company Manual and our Corporate Governance Guidelines, “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

The Compensation Committee’s report is on page 31. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in “Compensation Discussion and Analysis,” which begins on page 11.

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is charged with, among other things, assisting the Board of Directors in its selection of individuals as nominees for election to the Board of Directors at annual meetings of the Company’s stockholders and filling any vacancies or newly created directorships on the Board of Directors. The Corporate Governance and Nominating Committee is also responsible for general corporate governance matters, including making recommendations relating to our Corporate Governance Guidelines.

Membership on the Corporate Governance and Nominating Committee is determined by the Board of Directors. John Gaulding serves as Chairman of the Corporate Governance and Nominating Committee. During 2013, the Corporate Governance and Nominating Committee met six times.

The Board of Directors has determined that all members of the Corporate Governance and Nominating Committee during 2013 and all current members of the Corporate Governance and Nominating Committee qualify as “independent,” as required by the Exchange Act, the NYSE Listed Company Manual and our Corporate Governance Guidelines.

Who are the members of the committees of the Board of Directors?

The table below provides the membership of each committee of the Board of Directors. Membership of the committees remained consistent throughout all of 2013 and through the date of this Proxy Statement.

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Roberto Tunioli, Chairman John Gaulding Jeffrey F. Rayport	Edmund P. Giambastiani, Jr., Chairman Cynthia P. McCague Roberto Tunioli	John Gaulding, Chairman Edmund P. Giambastiani, Jr. Jeffrey F. Rayport

Which directors have the Board of Directors determined to be independent?

Our Board of Directors has adopted director independence guidelines to assist in determining each director’s independence. These guidelines are set forth in our Corporate Governance Guidelines and are available through the “Corporate Governance” section of our company website. Our company website is located at http://about-monster.com and the “Corporate Governance” section is located on the “Investor Relations” tab located at http://ir.monster.com. These guidelines identify categories of relationships that the Board of Directors has determined would affect a director’s independence. Under the Corporate Governance Guidelines, at least two-thirds of the Board of Directors shall consist of directors who satisfy the independence requirements of the Corporate Governance Guidelines and the NYSE Listed Company Manual.

The Board of Directors has analyzed the independence of each director nominee and determined that the following nominees meet the standards of independence under our Corporate Governance Guidelines and the NYSE Listed Company Manual: John Gaulding, Edmund P. Giambastiani, Jr., Jeffrey F. Rayport and Roberto Tunioli. Thus, four of the six directors standing for re-election, and each member of the Audit, Compensation and Corporate Governance and Nominating Committees, meet the standards of independence under our Corporate Governance Guidelines and the NYSE Listed Company Manual.

What is the Company’s policy regarding director attendance at Annual Meetings?

It is the policy of our Board of Directors that directors are encouraged to attend all annual stockholders meetings. All members of the Board of Directors attended the 2013 annual meeting of stockholders.

How are directors compensated?

The compensation and benefit program for non-employee directors is designed to achieve the following goals: compensation should fairly pay non-employee directors for work required for the Company; compensation should align non-employee directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. Employee directors receive no compensation for their service on the Board of Directors.

Each non-employee director receives an annual cash retainer for his or her service on the Board of Directors. The annual cash retainer for the lead independent director is $100,000, and the annual cash retainer for each other non-employee director is $75,000. Non-employee directors serving on the Audit Committee receive an additional retainer of $25,000 ($50,000 in the case of the Chairman of the Audit Committee). Non-employee directors serving on the Compensation Committee receive an additional retainer of $20,000 ($40,000 in the case of the Chairman of the Compensation Committee). Non-employee directors serving on the Corporate Governance and Nominating Committee receive an additional retainer of $10,000 ($20,000 in the case of the Chairman of the Corporate Governance and Nominating Committee).

Upon commencing service on the Board of Directors, each non-employee director receives an award under the Monster Worldwide, Inc. 2008 Equity Incentive Plan of restricted stock units (“RSUs”) or restricted stock having a value equal to $150,000 (determined by using the closing price of our common stock on the date of grant), with fifty percent (50%) of the award vesting immediately upon grant and the remaining fifty percent (50%) vesting on the first anniversary of the date of grant. In addition, on the day following each annual meeting of stockholders, each non-employee director who has served as a non-employee director since the prior annual meeting of stockholders receives an award of RSUs or restricted stock having a value equal to $125,000 (determined by using the closing price of our common stock on the date of grant), with twenty-five percent (25%) of the award vesting on each of the first four (4) anniversaries of the date of grant. As a result, on the day after our 2013 annual meeting of stockholders, each of John Gaulding, Edmund P. Giambastiani, Jr., Cynthia P. McCague, Jeffrey F. Rayport and Roberto Tunioli received a grant of 22,936 shares of restricted stock.

Prior to January 28, 2014, our equity retention policy for non-employee directors was that each non-employee director was required to maintain ownership of the shares of the Company received on or after January 1, 2011 as compensation for his or her service on the Board of Directors until he or she no longer serves as a non-employee director, except for sales of shares to satisfy tax obligations due in connection with the vesting of such shares. Effective as of January 28, 2014, the Corporate Governance and Nominating Committee adopted a new equity retention policy for non-employee directors. Each non-employee director is now required to retain equity in the Company with a value equal to at least three times the annual cash retainer paid to non-employee directors (exclusive of retainers for committee members and Chairs), valued at market or cost, whichever is greater. Each non-employee director will have five (5) years from the date of appointment or election to the Board of Directors to achieve such ownership level. The policy does not apply to sales of shares to satisfy tax obligations due in connection with the vesting of such shares.

The following table provides the compensation information for the year ended December 31, 2013 for each member of our Board of Directors who served as a non-employee director during 2013.

Name of Director(1)	Fees Earned or Paid in Cash(2)	Stock Awards (3)	Total
John Gaulding	$120,000	$125,001	$245,001
Edmund P. Giambastiani, Jr.	150,000	125,001	275,001
Cynthia P. McCague	95,000	125,001	220,001
Jeffrey F. Rayport	110,000	125,001	235,001
Roberto Tunioli	145,000	125,001	270,001
Timothy T. Yates	43,750	—	43,750

(1)	Salvatore Iannuzzi is not included in this table because he is an employee of the Company and received no compensation for serving as a director during 2013. Compensation for Mr. Iannuzzi’s service as President and Chief Executive Officer is reflected in the “Summary Compensation Table” on page 32.

(2)	The “Fees Earned or Paid in Cash” column reports the amount of cash compensation earned in 2013 for service on the Board of Directors and each committee thereof. All such compensation consists of retainer fees for Board and committee service.

(3)	The amounts reported in the “Stock Awards” column consist of the grant date fair value of stock awards granted in 2013, calculated in accordance with FASB Accounting Standards Codification Topic 718, Stock Compensation (“ASC 718”). The fair value for all stock awards is calculated using the closing price of the Company’s common stock on the date of grant of the award. For additional information, see Note 2 to the Company’s consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2013, as filed with the SEC on February 10, 2014.

As of December 31, 2013, the following numbers of shares were underlying outstanding unvested stock awards for the non-employee directors named in the above table: John Gaulding (39,133), Edmund P. Giambastiani, Jr. (39,133), Cynthia P. McCague (39,133), Jeffrey F. Rayport (39,133), Roberto Tunioli (39,133) and Timothy T. Yates (0).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis (“CD&A”) explains how the Company determines the compensation that is paid to our named executive officers (“NEOs”) and why it was paid. Our NEOs are our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and our three other highest-compensated executive officers during 2013. As of December 31, 2013, these were: (a) Salvatore Iannuzzi, Chairman of the Board, President and CEO; (b) James M. Langrock, Executive Vice President and CFO; (c) Lise Poulos, Executive Vice President and Chief Administrative Officer; (d) Mark Stoever, Executive Vice President, Corporate Development and Internet Advertising; and (e) Michael B. McGuinness, Senior Vice President, Chief Accounting Officer and Global Controller.

In addition to providing base salaries that compensate our employees for their efforts, we offer our NEOs the potential to earn incentive compensation that is designed to motivate our NEOs to successfully execute the Company’s strategic business plans and initiatives and to align the amounts that they can earn with the economic rewards to our stockholders. At the same time, we have designed these incentives to discourage excessive risk taking and to promote longevity of service to the Company. We seek to achieve these objectives in numerous ways, including the following:

•

A substantial portion of potential compensation is performance-based and/or at-risk.    While the “Summary Compensation Table” on page 32 shows the current value of incentive compensation at the time awarded, as required by applicable SEC rules, much of this compensation (i) will only actually be earned if substantial performance targets are achieved, (ii) is at-risk in respect of declines in the value of our common stock and/or (iii) is forfeitable if the executive does not remain employed for a specified period of time. On an overall basis 63% and 86%, respectively of the 2013 compensation of our NEOs and CEO is performance-based and/or at-risk, and therefore contingent. We have attempted to set forth below in greater detail the portions of compensation that will be earned if performance targets are met, that is at-risk in respect of declines in the value of our common stock and/or that is forfeitable if the executive does not remain employed for a specified period of time.

•

A substantial portion of our incentive based compensation would be paid in our common stock.    Because the bulk of incentive payments is paid in our common stock, the value received by our NEOs and CEO, if earned, will rise or fall with the value of the shares held by our stockholders. We believe that this serves to align employee and stockholder interests.

•

The performance goals we have established are intended to further align the interests of our management with those of our stockholders.    The performance goals we have established are tied to the achievement of metrics that we believe will result in increased stockholder value. More recently, awards have been directly tied to increases in the price of our common stock, so that compensation will be directly tied to the creation of increased stockholder value.

•

In addition to performance goals, a substantial portion of our equity grants require continued tenure with the Company.    In order to actually receive performance-based incentives, in addition to the achievement of the performance targets, the NEO must continue to work for the Company during the performance period, and in many instances, for some time after the performance period ends, e.g. as is the case with the RSUs granted in 2013 to our NEOs pursuant to our normal equity grant cycle, as described below in further detail on pages 25-26. In addition to acting as an incentive for continued tenure, we believe that this element of award design acts to mitigate the incentive to take excessive risk, because the consequences of risk are more likely to be recognized by the time the economic benefit of the award is actually received by our NEOs.

In making compensation decisions during 2013, the Compensation Committee and the Board of Directors took into account that our NEOs, with the approval of our Board of Directors, simultaneously undertook and oversaw numerous substantial initiatives and efforts. While our NEOs were heavily engaged in assessing strategic alternatives for the Company, including a restructuring or disposition of our non-core businesses (the “Strategic Alternatives and Restructuring Plan”), they simultaneously planned and developed a long-term strategic business plan in respect of our North American and European operations (the “LT Strategic Business Plan”) which would be implemented to substantially enhance stockholder value in the event that it offered greater value and benefits to our stockholders than the implementation of all or a portion of the Strategic Alternatives and Restructuring Plan. In that regard, the Company (i) divested non-core businesses in China, Latin America and Eastern Europe, (ii) began to enter into strategic alliances in parts of Europe, and (iii) sold a minority interest in its South Korean operations for an amount that substantially exceeded book value. The net cash generated by these activities and transactions were used for investment in the technology necessary to implement the LT Strategic Business Plan and to return capital to our stockholders by aggressively repurchasing shares of our common stock (the “Stock Repurchase Program”).

Management regularly reaches out to significant stockholders to discuss their concerns and interests and to gather feedback, including any concerns and feedback they may have about our executive compensation practices. Our independent directors make themselves available to engage with significant stockholders as part of the Company’s ongoing stockholder outreach efforts. Additionally, the Compensation Committee obtains feedback, advice and recommendations on compensation best practices from its independent external compensation consultant, Buck Consultants, LLC (“Buck Consultants”).

This CD&A contains statements regarding certain performance targets and goals the Compensation Committee has used or may use to determine appropriate compensation. These targets and goals are disclosed in the limited context of the Company’s compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Summary of Significant 2013 Compensation Matters

The following is a list of significant decisions affecting the compensation of our NEOs during 2013 and the factors informing these decisions. Each of these items is discussed in greater detail in this CD&A.

•

Base Salaries.    The Compensation Committee approved increases in the base salaries of Messrs. Langrock, Stoever and McGuinness based on data from the Company’s peer group and the recommendations of the Compensation Committee’s independent compensation consultant. The Compensation Committee also approved an increase in Mr. Iannuzzi’s base salary based on the recommendations of its independent compensation consultant and in connection with the Board of Directors’ decision not to exercise its right to provide notice of nonrenewal under Mr. Iannuzzi’s employment agreement through 2018. This is the first increase in Mr. Iannuzzi’s base salary since he joined the Company in 2007.

•

Bonus Compensation.    No bonuses were paid to our NEOs under the Company’s Executive Incentive Plan for 2013 because the applicable performance thresholds were not achieved. However, on April 30, 2013 (June 4, 2013 for Mr. Iannuzzi), the Compensation Committee approved cash bonuses for each of our NEOs in connection with the successful planning of and execution on the Strategic Alternatives and Restructuring Plan through April and June, 2013, respectively, as described in further detail on page 26. As described above, the Strategic Alternatives and Restructuring Plan resulted in the Company’s divestiture of its Chinese, Latin American and Eastern European operations, as well as the sale of a minority interest in its South Korean business, all of which transactions freed capital for the Stock Repurchase Program and other investments, including the LT Strategic Business Plan.

On July 30, 2013, the Compensation Committee approved a $2,000,000 forfeitable cash bonus (the “LT Strategic Business Plan Bonus”) for Mr. Iannuzzi to reward him for the progress milestones achieved at July 30, 2013 in respect of the implementation of the LT Strategic Business Plan and to motivate him to continue to implement and execute the remainder of the LT Strategic Business Plan through 2018. Mr. Iannuzzi must repay the Company a pro-rata portion of the LT Strategic Business Plan Bonus if his employment is terminated by the Company for Cause or by Mr. Iannuzzi without Good Reason (as such terms are defined in his employment agreement) prior to July 30, 2016. As of December 31, 2013, $1,716,895 of Mr. Iannuzzi’s LT Strategic Business Plan Bonus remained at-risk.

•	Equity Awards.

•

Strategic Alternatives and Restructuring Plan Awards.    On April 30, 2013 (June 4, 2013 for Mr. Iannuzzi), the Compensation Committee approved the grant of restricted stock awards to each of our NEOs in connection with the continuing execution on, stewardship of, and the substantial progress made through April and June, 2013, respectively, toward the successful completion of, the Strategic Alternatives and Restructuring Plan, as described in further detail on page 26. As described above, the Strategic Alternatives and Restructuring Plan resulted in the Company’s divestiture of its Chinese, Latin American and Eastern European operations, as well as the sale of a minority interest in its South Korean business, all of which transactions freed capital for the Stock Repurchase Program and other investments, including the LT Strategic Business Plan. These restricted stock awards vest in equal installments on each of the first four anniversaries of the grant date, subject to the NEO’s continued employment on the vesting date except in connection with certain terminations of employment and/or a change in control as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control” beginning on page 38. The Compensation Committee determined that these awards were appropriate to reward the NEOs for their diligence, extraordinary efforts, expertise and dedication in successfully planning, negotiating and executing on these divestiture transactions and placing them in a position to be closed in 2013.

•

Normal Annual Equity Grant Cycle Awards. Pursuant to the Company’s normal annual equity grant cycle, on September 17, 2013, the Compensation Committee approved grants to each of our NEOs of performance-based RSUs that vest in four tranches based on the achievement and maintenance of specified stock price targets prior to September 17, 2018, as described in greater detail on pages 25-26. The Compensation Committee set the stock price targets at levels that would challenge the executives and only vest if substantial value is delivered to our stockholders. The Company’s stock price would have to be more than 127% of its price on the grant date for the first tranche to vest; more than 149% of its price on the grant date for the second tranche to vest; more than 171% of its price on the grant date for the third tranche to vest; and more than 193% of its price on the grant date for the fourth tranche to vest.

•

LT Strategic Business Plan Awards for Mr. Iannuzzi. In the case of Mr. Iannuzzi, the Compensation Committee approved the grant of an additional 1,500,000 performance-based RSUs to reward him for the progress milestones achieved at July 30, 2013 in respect of the implementation of the LT Strategic Business Plan and to motivate him to continue to implement and execute on the remainder of the LT Strategic Business Plan and, thereby, to increase stockholder wealth, as described in greater detail on pages 26-27. The vesting of 375,000 of these RSUs is dependent upon the complete and successful implementation of the LT Strategic Business Plan in North America and the vesting of another 375,000 of these RSUs is dependent upon the complete and successful implementation of the LT Strategic Business Plan in Europe. We do not believe that these vesting requirements are likely to be fully achieved before 2015; and, therefore, we regard these awards as multi-year awards. 750,000 of these RSUs will vest if our Company’s stock price is at least $10.75 per share for 15 trading days during any 30 trading day period, or more than 237% of its price on the grant date. Each of these goals must be achieved prior to September 17, 2018 in order for the awards to vest in full. Thus, in order for Mr. Iannuzzi’s 2013 performance-based equity incentive awards to vest in full, the LT Strategic Business Plan would have to be implemented successfully and the market capitalization of the Company would have to increase by more than $664 million, based on the number of shares outstanding on the date of the awards.

The following chart illustrates the increase in market capitalization that would be achieved for the benefit of our stockholders and the cumulative value to Mr. Iannuzzi upon the vesting of (i) each tranche of the 750,000 stock-price-based RSUs granted to Mr. Iannuzzi pursuant to the Company’s normal annual equity grant cycle (see above and pages 25-26) and (ii) the 750,000 stock-price-based RSUs granted to Mr. Iannuzzi in connection with the LT Strategic Business Plan, which will vest if our Company’s stock price is at least $10.75 as described above. The increases in market capitalization shown in the chart are compared to the date of the awards and are based on the number of shares outstanding on such date.

CEO Stock-Price-Based RSU Cumulative Vested Value as compared to Market Capitalization Increase

Executive Summary

The Company’s executive compensation program is designed to attract, retain and motivate senior executives who will promote both the near-term and long-term interests of our three most important constituents — our stockholders, our employees and our customers — while simultaneously discouraging excessive risk-taking. The Company seeks to achieve these results through an appropriate mix of base salary, annual bonus opportunities and long-term equity incentive awards, a substantial portion of which is related to the attainment of financial, operational and/or strategic goals (both quantitative and qualitative). In determining the appropriate mix of NEO compensation, the Compensation Committee seeks to ensure that a significant portion of NEO compensation is performance-based and/or “at risk” (i.e., the amount of such compensation will decrease if the value of the Company decreases and/or such compensation will be forfeited if the specified performance goals are not achieved and/or the NEOs do not remain employed by the Company over a specified vesting period).

Performance-based compensation is designed to reward the NEOs for achievement of specified individual and Company performance goals that support the Company’s business plan and/or financial performance and is provided in the form of equity awards and annual bonus opportunities. The short-term focus encouraged by our use of performance-based compensation opportunities is balanced by the long-term focus promoted by our use of “at-risk” compensation opportunities. “At-risk” compensation is designed to directly link the value of a significant portion of the NEOs’ total compensation to the long-term value of the Company and is primarily provided through grants of restricted stock or RSUs that vest in equal installments over a period of years or based on the Company’s achievement of specified performance goals, and/or that are designed to motivate the NEOs to achieve positive long-term results (e.g., our CEO’s LT Strategic Business Plan Bonus) and increased stockholder wealth while ensuring that they share with our stockholders the consequences of any declines in our stock price. This aspect of our compensation philosophy is supported by our equity retention policy (see page 31). The mix of fixed, non-forfeitable compensation (consisting of base salary, non-forfeitable discretionary cash bonuses and perquisites) and performance-based and at-risk compensation (consisting of equity and equity-based awards and, in the case of our CEO, the LT Strategic Business Plan Bonus) for our CEO and our other NEOs in 2013 is illustrated by the following pie charts.

2013 NEO Compensation Mix: Fixed v. Performance-Based / “At-Risk” Compensation

NEO Forfeiture of 2008 Performance-based Restricted Stock

In October 2008, the Compensation Committee awarded certain NEOs performance-based shares of restricted stock that vested in three equal tranches subject to the achievement of specified stock prices within a five-year performance period. The relevant NEOs forfeited 67% of these awards when the performance period expired on October 28, 2013 because the applicable stock prices were not achieved. The number of shares of restricted stock forfeited by each such NEO was: Mr. Iannuzzi — 233,334 shares with a fair market value on the date of forfeiture of $1,008,003; Mr. Langrock — 40,000 shares with a fair market value on the date of forfeiture of $172,800; Ms. Poulos — 66,667 shares with a fair market value on the date of forfeiture of $288,001; and

Mr. Stoever — 33,334 shares with a fair market value on the date of forfeiture of $144,003. The Company believes that these forfeitures reflect its pay-for-performance philosophy and approach to NEO compensation.

NEO Three-Year Compensation v. Three-Year Stock Performance

The alignment between Company performance and NEO compensation can also be illustrated by the trend in our NEOs’ total compensation during the three-year period ending on December 31, 2013. Our CEO’s compensation during 2011 and 2012 consisted solely of base salary and limited perquisites. During 2013, our CEO’s fixed, non-forfeitable compensation, including base salary, limited perquisites and non-forfeitable discretionary cash bonus compensation, increased in line with the improvement in our stock price. Substantially all of the remaining compensation of our CEO for 2013, including the LT Strategic Plan Bonus, was performance-based and/or at-risk compensation designed to reward him for the progress made and milestones reached by the date of grant in connection with the Strategic Alternatives and Restructuring Plan, and the successful planning, implementation, stewardship and execution thereof and the Stock Repurchase Program, to ensure his agreement not to terminate his employment prior to the end of 2018 and to motivate him to implement and execute the LT Strategic Business Plan. This performance-based and/or at-risk compensation is required to be reported in the “Summary Compensation Table” on page 32 even though it will not be fully realized (if at all) until our stock price is at least 237% of its value on the grant date ($4.52) and only if our CEO remains employed through the achievement of the performance goals and/or time-based vesting requirements for the equity awards and through July 30, 2016 for the LT Strategic Business Plan Bonus. Accordingly, for Mr. Iannuzzi to earn all of his 2013 performance-based equity incentive awards and at-risk compensation, the LT Strategic Business Plan would have to be implemented successfully and the market capitalization of the Company would have to increase by more than $664 million, based on the number of shares outstanding on the date of the awards. This discrepancy between our CEO’s realized compensation and reported compensation for 2013 is discussed further below. The following graph shows the relationship between our stock price at December 31 of each year during the three-year period ending December 31, 2013 and our CEO’s reported compensation (including average total compensation) during the same three-year period. The average total compensation bar illustrates that, on average, over the 2011-2013 three-year period, Mr. Iannuzzi’s total compensation was not excessive or unreasonable.

2011-2013 CEO Compensation v. Stock Price

The following graph shows the relationship between our stock price at December 31 of each year during the three-year period ending December 31, 2013 and the average compensation of our NEOs (other than our CEO) during the same three-year period. As this graph illustrates, the average compensation of these NEOs fluctuated in close correlation with our stock price during this period.

2011-2013 Average NEO Compensation (excluding CEO) v. Stock Price

The following table highlights the Company’s total stockholder return on a year-by-year basis from 2011 to 2013. As the table illustrates, the Company provided positive returns to our stockholders during the year ended December 31, 2013. The Company attributes this outcome to the diligence, extraordinary efforts, expertise and dedication of our NEOs in successfully planning, executing on and positioning the Strategic Alternatives and Restructuring Plan and executing the successful and ongoing Stock Repurchase Program, and the Company expects this trend to continue as it continues to realize the benefits of the Strategic Alternatives and Restructuring Plan, the Stock Repurchase Program and the implementation and execution of the LT Strategic Business Plan.

Total Stockholder Return — 2011-2013

1yr TSR Dec.’10 – Dec. 11	1yr TSR Dec.’11 – Dec. 12	1yr TSR Dec.’12 – Dec. 13
-66.4%	-29.1%	26.9%

CEO Realized Compensation For 2013

The following table sets forth the compensation realized by our CEO during 2013. Realized compensation includes cash and benefits actually received by our CEO during 2013, as well as the value of equity awards that vested during 2013. Realized compensation does not include the value of cash or equity awards that, pursuant to their terms, will not vest until a future year and/or upon the achievement of specified performance goals.

CEO Realized Compensation for 2013

Salary ($)	Bonus ($)(1)	Stock Awards Vested ($)(2)	All Other Compensation ($)(3)	Total ($)
1,098,077	658,105	1,006,438	66,827	2,829,447

(1)	Includes his Strategic Alternatives and Restructuring Plan bonus of $375,000, as well as $283,105 of the LT Strategic Business Plan Bonus that, as of December 31, 2013, was no longer forfeitable.

(2)	Includes the value of equity awards that vested during 2013, determined as of the vesting date.

(3)	Includes an annual transportation allowance of $60,000 and matching 401(k) contributions of $6,827.

As described above, the mandated “Summary Compensation Table” on page 32 requires the Company to report the accounting value of performance-based and at-risk compensation in the year of grant, rather than in the year that it ceases to be subject to a substantial risk of forfeiture. The following graph compares our CEO’s realized compensation for 2013 against his total compensation for 2013 as reported in the “Summary Compensation Table” on page 32. The difference between our CEO’s total realized compensation and his total reported compensation for 2013 illustrates that most of the compensation granted to our CEO in 2013 was performance-based and/or at-risk and, like his 2008 restricted stock award described above, may never be actually realized by our CEO. Moreover, as noted above, for Mr. Iannuzzi to earn all of his 2013 performance-based equity incentive awards, the LT Strategic Business Plan would have to be implemented successfully and the market capitalization of the Company would have to increase by more than $664 million, based on the number of shares outstanding on the date of the awards.

CEO 2013 Realized v. Reported Compensation

2013 Compensation Considerations and Determinations

In determining the compensation of our NEOs for 2013, the Compensation Committee considered:

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The realities of the current economic environment, including the significant low hiring rates and the increasing number of people who have ceased to search for employment and who have permanently dropped out of the workforce, the goals that the Company desired to achieve in such environment, such as focusing on core markets and taking aggressive steps to strengthen the Company’s business and find new markets, and the fact that there had been no bonuses or grants of equity under the equity incentive plan for 2012.

•	The Company’s near-term financial results and the many contributions of our NEOs that are not fully reflected in our near-term financial results, including, but not limited to, the following:

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The successful planning, executing on and positioning of the Strategic Alternatives and Restructuring Plan, including the sale of the Company’s interest in ChinaHR in early 2013, as well as the sale of a minority interest in its South Korean business in late 2013 and the divestiture of the Company’s Latin American and Eastern European operations.

•	The NEOs’ efforts and achievements in connection with the preparation for the implementation of the LT Strategic Business Plan in North America and Europe.

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The NEOs’ maintenance and strengthening of the Company’s advanced product offerings, robust government business and leading traffic position, and their preparations to introduce new and innovative products.

•

The successful, ongoing Stock Repurchase Program, pursuant to which the Company repurchased 20.6 million shares during 2013, or approximately 20% of the outstanding shares, at an average price of $5.18 per share, returning $107 million to stockholders.

The Compensation Committee also considered the highly competitive nature of the Company’s industry, compensation data about the Company’s peer group provided by the Compensation Committee’s independent compensation consultant (Buck Consultants) and the need to attract, retain and motivate a team of highly qualified and dedicated senior executives who are critical to the long-term success of the Company.

Compensation Committee Philosophy

The following items reflect the Company’s general approach to executive compensation, including its strong emphasis on pay-for-performance and “at-risk” compensation:

•

Our NEOs’ compensation, other than our CEO’s total compensation as required to be reported pursuant to SEC disclosure rules in the “Summary Compensation Table” on page 32, fluctuated in correlation with our stock price for the three year period ending on December 31, 2013. This was also the case for our CEO’s realized compensation for the same period, as shown in the “CEO Realized Compensation for 2013” table on page 18. Although our CEO’s total compensation reported in the “Summary Compensation Table” did not as closely correlate with our stock price, this was due to the SEC’s requirement to include the accounting value of the 2013 performance-based and at-risk compensation granted to our CEO in connection with the Company’s annual equity grant cycle, the Strategic Alternatives and Restructuring Plan, the Stock Repurchase Program and the implementation and execution of the LT Strategic Business Plan. Again, in order for our CEO to earn all of his 2013 performance-based equity incentive awards, the LT Strategic Business Plan would have to be implemented successfully and the market capitalization of the Company would have to increase by more than $664 million, based on the number of shares outstanding on the date of the awards.

•

The substantial percentage of the NEOs’ total compensation that is “at-risk” and/or based on the achievement of meaningful performance goals that is forfeited if those goals are not achieved (86% in the case of our CEO and 63% in the case of our other NEOs for 2013).

•	The Compensation Committee’s policy against awarding tax gross-up payments to executives in connection with taxable benefits that are not made available to employees generally.

•

The requirements that executive officers, including all of the NEOs, generally retain 25% of the equity securities granted to them by the Company on or after January 18, 2006 until the earlier of the executive’s termination of employment, death or disability, or a change in control of the Company. See a description of our equity retention policy on page 31.

•

The Compensation Committee’s ability to exercise negative discretion to reduce bonuses payable to a participant in the annual incentive plan for any reason. The Compensation Committee exercised such negative discretion in determining that no bonuses would be paid to the NEOs for 2012 under the annual incentive bonus plan, although thresholds for the payment of 2012 bonuses were met.

•

The Compensation Committee’s policy against entering into new employment contracts or materially amending existing employment contracts that provide gross-up payments for excise taxes payable on a change in control, except where necessary to recruit a new executive, in which case the gross-up provision would be limited to payments triggered by both a change in control and termination of employment and would be subject to a three-year sunset provision.

•	The decision not to maintain a supplemental executive retirement plan or other excess pension benefit plan for the Company’s senior executives.

•

The Company’s ability to claw back bonus and other incentive compensation paid to the NEOs, including any equity awards and any severance pay determined by reference to such bonus or incentive compensation, in each case, in accordance with the Company’s then existing clawback policy and/or applicable employment agreements.

•

The Compensation Committee’s recommendation for, and our Board of Directors’ adoption of, an anti-hedging and anti-pledging policy. For more information on this policy, see “Anti-Hedging and Anti-Pledging Policy” on page 72.

General Objectives of our Compensation Programs for Executive Officers

Our compensation program is based on three fundamental principles:

•

deliver rewards in ways that motivate executives to think and act in both the near-term and long-term interests of our three most important constituents — our stockholders, our employees and our customers, with an emphasis on building the brand and business of the Company over the long-term;

•	structure the entire compensation package in a manner that attracts and retains key executives; and

•	align compensation with the attainment of financial, operational and/or strategic goals (both quantitative and qualitative goals).

The Compensation Committee annually reviews and assesses the operational and strategic goals of the Company, the performance of the Company based, in part, on specific measures and targets established by the Compensation Committee and the Board of Directors (described below with respect to annual bonus opportunities under the Company’s Executive Incentive Plan) and the performance of the individual executive officers. From time to time, the Compensation Committee, in consultation with compensation consultants, also reviews and assesses the compensation paid to the senior executives of the Company’s peer group, as described below. Compensation is not driven entirely by objective criteria. Instead, Compensation Committee members may exercise subjective discretion to reward individual performance. We believe this is important, as the Company’s ultimate focus on long-term results may not be reflected in the attainment of objective annual performance targets. Compensation Committee members participate in regular updates on our business priorities, strategies and results during which they interact with our executive officers.

The Compensation Committee is authorized to retain outside independent compensation consultants to provide information and advice concerning compensation. During 2013, the Compensation Committee engaged the outside independent consulting firm of Buck Consultants as part of its review of compensation and the competitive market for comparable executives. The role of the independent compensation consultant is to provide advice to the Compensation Committee to assist it in fulfilling its responsibilities under its charter. In retaining Buck Consultants, the Compensation Committee considered the six factors set forth in Section 10C-1(b)(4)(i) through (vi) under the Exchange Act, and based on such consideration determined that the work of Buck Consultants did not raise any conflict of interest.

In 2013, the Compensation Committee consulted with Buck Consultants regarding the Strategic Alternatives and Restructuring Plan bonuses, the annual equity award cycle and Mr. Iannuzzi’s compensation and employment arrangements. The Compensation Committee’s decisions in 2013 were based, in part, upon the recommendations and counsel of Buck Consultants. The Compensation Committee also consulted, and plans to continue to consult, with Buck Consultants in establishing NEO compensation for 2014.

Impact of the Results of the Stockholder Advisory Vote on Executive Compensation

At our Annual Meeting of Stockholders held on June 4, 2013, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we held a non-binding stockholder vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. Approximately 93% of our stockholders who voted on the “say-on-pay” proposal approved the compensation of our NEOs. The Compensation Committee viewed the results of the stockholder vote as a strong endorsement of its philosophy and approach to formulating executive compensation policies and decisions, and it took those results into consideration in determining the appropriateness of applying the same general philosophy and approach to its NEO compensation policies and decisions in 2013. Although the advisory stockholder vote on executive compensation is non-binding, the Compensation Committee will consider the outcome of future “say-on-pay” votes when making compensation policies and decisions for the NEOs. The Company currently holds the “say on pay” vote on an annual basis in accordance with the preference expressed by our stockholders at our Annual Meeting of Stockholders on June 7, 2011. Following this year’s “say on pay” vote, the Company expects to hold our next “say on pay” at our Annual Meeting of Stockholders in 2015.

The Company’s Peer Group

We believe that there are no companies that are exactly in our position. As a result, the companies that are part of our peer group are publicly-held companies that are only moderately similar to us. For example, our peer group typically includes companies that provide services over the internet, but that are not employment related businesses, companies that are comparable in size to us, but that are not employment related businesses and companies that connect both “buyers” and “sellers” of goods or services, but that are not employment related businesses. Although the Compensation Committee considers peer group data when making executive compensation decisions, the Compensation Committee does not engage in formal benchmarking and considers many other factors in deciding the compensation of our executive officers, including the recommendations of compensation consultants, broader market practices and the business judgment of its members. Upon the recommendation of Buck Consultants, the Compensation Committee approved the peer group set forth below for 2013 (this is the same peer group that was used in 2012):

•	Adobe Systems Incorporated

•	Akamai Technologies, Inc.

•	Conversant, Inc. (formerly ValueClick, Inc.)

•	The Dun & Bradstreet Corporation

•	Earthlink Holdings Corp.

•	Equifax Inc.

•	Expedia, Inc.

•	IAC/InterActiveCorp

•	Netflix, Inc.

•	Orbitz Worldwide, Inc.

•	Paychex, Inc.

•	The Priceline Group Inc.

•	salesforce.com, inc.

•	United Online, Inc.

•	VeriSign, Inc.

•	Yahoo! Inc.

The Compensation Committee does not anticipate making any changes to the Company’s peer group for 2014, but it will review the Company’s peer group on a periodic basis to ensure that it remains appropriate. Although the market capitalization of some of the members of the Company’s peer group exceeds the Company’s market capitalization, the Company does not currently intend to remove those companies from its peer group because market capitalization of the Company and the peer group members can change quickly and dramatically on a frequent basis. The Company believes that it is not appropriate to continually revise its peer group in response to such fluctuations.

Primary Elements of Executive Compensation

There are three primary elements of our executive compensation program for NEOs:

•	base salary;

•	annual bonus opportunity; and

•	equity awards.

The Company has no program, plan or practice to coordinate equity grants with the release of material information. The Company does not accelerate or delay equity grants in response to material information, nor does it delay the release of information due to plans for making equity grants. Under the Company’s Compensation Committee Charter, the Compensation Committee is prohibited (in the absence of extraordinary circumstances) from granting stock options unless such options are granted at regularly scheduled meetings of the Compensation Committee. In addition, if options are granted, the number of underlying shares must be reasonable and the options must have a minimum four year vesting period.

In addition, our executive officers participate in our various benefits programs, and certain of our executive officers receive perquisites from time to time. As a general matter, the Compensation Committee, in consultation with Buck Consultants, has determined that compensation for the Company’s executive officers should be in the range of the 75th percentile, as compared to its peer group (described above), in order to retain and attract high quality talent to the Company. Nevertheless, the Compensation Committee does not engage in formal benchmarking and it retains the discretion to pay compensation to the NEOs at levels less than or in excess of such benchmark based upon such market, business and other conditions that the Compensation Committee deems appropriate. NEOs whose target compensation falls below the 75th percentile of the Company’s peer group are not entitled to automatic increases in compensation, and any such increases will ultimately be based on an evaluation of the executive’s and the Company’s performance.

The following is a discussion of these primary elements of our compensation program for NEOs.

•	Base Salary

When determining the appropriate level of base salary for the applicable NEO, the Compensation Committee typically seeks to set base salary at a level that ensures such NEO will be committed to serving the Company. Among the factors considered by the Compensation Committee in setting base salary are the NEO’s prior experience, employment and compensation (whether with the Company or another entity), the expected duration of the employment relationship and competitive compensation packages in the marketplace generally and among the peer group companies listed above.

In 2013, in consultation with Buck Consultants and at the recommendation of management, the Compensation Committee authorized increases in the base salaries of Messrs. Langrock, Stoever and McGuinness to $450,000, $400,000 and $312,000 respectively. These increases were deemed appropriate due to changes in compensation data among the Company’s peer group. Also, in connection with the Board of Directors’ determination not to exercise its right to provide notice of nonrenewal under Mr. Iannuzzi’s employment agreement through 2018, the Compensation Committee, in consultation with Buck Consultants, recommended to the Board of Directors and the Board of Directors authorized the increase of Mr. Iannuzzi’s base salary in 2013 to $1,250,000, the first base salary increase Mr. Iannuzzi received since joining the Company in 2007.

•	Annual Bonus Opportunity

The Company uses annual bonuses to reward executive officers for their service to the Company. The Compensation Committee usually sets targets or goals by March 31st of the year in which performance is measured; targets and goals are established each year to ensure that they are encouraging and rewarding.

In 2013, the Compensation Committee established a performance-based compensation plan, in consultation with the CEO and CFO, that called for annual bonuses to be paid under the Monster Worldwide, Inc. Executive Incentive Plan (the “Incentive Plan”) to NEOs and certain other officers based upon 2013 Consolidated Net Bookings, 2013 Consolidated Operating Income and 2013 Consolidated Net Revenue (the “2013 Performance Plan”). Because the performance thresholds established under the 2013 Performance Plan were not achieved, the Company did not pay any bonuses to the NEOs under the Incentive Plan.

For purposes of the 2013 Performance Plan:

•

“2013 Consolidated Net Bookings” means the Company’s contractual orders booked for the year ending December 31, 2013, less agency fees and third party revenue share payments, but excluding (1) any changes in accounting principles from those in effect on January 1, 2013, (2) the effect of acquisitions or divestitures consummated on or after January 1, 2013 and (3) the effect of operations that are treated as discontinued operations in the Company’s 2013 audited financial statements;

•

“2013 Consolidated Operating Income” means the operating income (pre-tax and pre-non-operating items) of the Company for the year ending December 31, 2013 (based on the Company’s 2013 audited financial statements), but excluding (1) business reorganization, restructuring and other special charges, (2) impairment write-offs of long-term assets (including goodwill), (3) option-related fees and expenses, (4) any changes in accounting principles from those in effect of January 1, 2013, (5) the effects of operations that are treated as discontinued operations in the 2013 audited financial statements and (6) the effect of acquisitions or divestitures consummated on or after January 1, 2013; and

•

“2013 Consolidated Net Revenue” means the Company’s consolidated revenue for the year ending December 31, 2013, based on the Company’s 2013 audited financial statements, but excluding (1) any changes in accounting principles from those in effect on January 1, 2013, (2) the effect of acquisitions or divestitures consummated on or after January 1, 2013 and (3) the effect of operations that are treated as discontinued operations in the 2013 audited financial statements.

Under the 2013 Performance Plan, one-third of each NEO’s target bonus opportunity is based on each of 2013 Consolidated Net Bookings, 2013 Consolidated Operating Income and 2013 Consolidated Net Revenue.

The financial performance targets for the 2013 Performance Plan were as follows:

Financial Metric	Threshold $	Intermediate $	Target $	Maximum $
2013 Consolidated Net Bookings	907,200,000	931,000,000	967,200,000	1,039,500,000
2013 Consolidated Operating Income	67,500,000	74,300,000	90,400,000	107,200,000
2013 Consolidated Net Revenue	832,500,000	855,200,000	890,400,000	957,200,000

In establishing these performance targets, the Compensation Committee sought to establish targets that were both meaningful and achievable and reflect the Company’s business plan. The Compensation Committee believes that this balance is important, as performance targets must be set at levels that are attainable in order to be able to motivate employees, but must also be set at levels that reward only acceptable performance. Accordingly, the Compensation Committee established the threshold performance level for each performance goal based on the Company’s projected 2013 performance. By tying the threshold level of performance for each performance goal to the Company’s projected performance, the Compensation Committee ensured that no bonuses would be paid under the Incentive Plan if the Company’s performance fell short of its projections. At the time the targets in the 2013 Performance Plan were established by the Compensation Committee, the intermediate, target and maximum performance targets were established at levels that it believed could be reasonably achieved in a modestly improving economic environment and only if the Company’s performance meaningfully exceeded its projected performance.

The target and maximum performance-based award opportunities under the 2013 Performance Plan for the NEOs are provided below. The “Target” column reflects the bonus opportunity for an NEO if the budgeted levels of 2013 Consolidated Net Bookings, 2013 Consolidated Operating Income and 2013 Consolidated Net Revenue are achieved and either a satisfactory performance factor of 1, or an exceptional performance factor of 2, is applied. The “Maximum Award” column reflects the bonus opportunity for an NEO if the maximum 2013 Consolidated Net Bookings, 2013 Consolidated Operating Income and 2013 Consolidated Net Revenue are achieved and either a satisfactory performance factor of 1, or an exceptional performance factor of 2, is applied.

	Target Award		Maximum Award
Name	Satisfactory Performance	Exceptional Performance	Satisfactory Performance	Exceptional Performance
Salvatore Iannuzzi	$1,250,000	$2,500,000	$1,875,000	$3,750,000
James M. Langrock	450,000	900,000	675,000	1,350,000
Lise Poulos	450,000	900,000	675,000	1,350,000
Mark Stoever	400,000	800,000	600,000	1,200,000
Michael B. McGuinness	234,000	468,000	351,000	702,000

Based on the Company’s 2013 financial results, each of 2013 Consolidated Net Bookings, 2013 Consolidated Operating Income and 2013 Consolidated Net Revenue fell short of the threshold performance target for such metric and, as noted above, no bonuses were paid to the NEOs under the 2013 Performance Plan. This also underscores the Company’s and the Compensation Committee’s commitment to pay-for-performance.

Although no bonuses were paid under the 2013 Performance Plan, the NEOs received cash bonuses in connection with the Strategic Alternatives and Restructuring Plan, as described below. In addition, Mr. Iannuzzi received the LT Strategic Business Plan Bonus. As described above, Mr. Iannuzzi received the LT Strategic Business Plan Bonus to reward him for the progress milestones achieved at July 30, 2013 in respect of the implementation of the LT Strategic Business Plan and to motivate him to continue to implement and execute the remainder of the LT Strategic Business Plan through 2018. Mr. Iannuzzi will be required to repay the Company a pro-rata portion of the LT Strategic Business Plan Bonus if his employment is terminated by the Company for Cause or by Mr. Iannuzzi without Good Reason (as such terms are defined in his employment agreement) prior to July 30, 2016.

•	Equity Awards

2013 Annual Equity Award Grants

The Compensation Committee, in consultation with Buck Consultants and management, evaluates the Company’s compensation practices on a regular basis and considers, as part of such evaluation, the appropriate form of equity compensation awards for NEOs. Due to the volatility and uncertainty of global macroeconomic conditions and the performance of the Company during 2011 and 2012, upon the recommendation of management, the Compensation Committee did not authorize grants under the Company’s annual equity award program in 2012.

On September 17, 2013, the Compensation Committee approved the grant of RSUs to each NEO pursuant to the Company’s annual equity grant cycle in the following amounts: 750,000 RSUs for Mr. Iannuzzi; 275,000 RSUs for Mr. Langrock; 150,000 RSUs for Ms. Poulos; 200,000 RSUs for Mr. Stoever; and 60,000 RSUs for Mr. McGuinness, subject to the performance-based and additional time-based vesting conditions described below. In consultation with Buck Consultants, the Compensation Committee determined that the number of RSUs was justified given that the awards were both performance-based and contained a time vesting element and that it needed to further motivate and retain the NEOs given the lack of equity awards under the annual equity program in 2012 and the likelihood that a bonus would not be paid for 2013 under the 2013 Performance Plan.

The Company and the Compensation Committee believe that issuing full value awards such as RSUs and restricted stock with a substantial performance-based and/or time-based vesting component not only encourages retention of key employees during the vesting period, but also aligns the goals of the NEOs with the Company’s long-term goals. The Compensation Committee determined that the above-mentioned grants of RSUs to our NEOs under the Company’s annual equity award cycle would be subject to performance-based vesting requirements and a time-based vesting component. The performance targets for these awards was based upon the achievement of specified stock prices, with a stock price target for the first tranche of $5.75 (or 27% over the $4.52 closing price of the Company’s stock on the date of grant) and with stock price targets for the following three tranches of $6.75, $7.75 and $8.75, respectively. The tranches will vest one year following the date on which the applicable stock price target is achieved for a period of 15 trading days in any 30 trading day period prior to September 17, 2018. The Company and the Compensation Committee believe that the performance and time-based vesting components of these awards provide both short-term and long-term incentives to the NEOs. This is because the NEOs will be motivated to achieve the stock price targets as soon as possible; and, once the stock price targets have been achieved, the NEOs will be motivated to maintain such stock prices so that the value of the shares will not decrease prior to vesting. The Company further believes that because the value of equity awards increases and decreases with the value of our shares, such awards are inherently “at-risk” and, therefore, with respect to a significant portion of NEO compensation, the NEOs’ interests are aligned with the interests of our stockholders.

In establishing the number of shares of restricted stock and/or RSUs to award to executive officers each year as part of the Company’s annual equity award program, the Compensation Committee:

•	evaluates the executive’s level of current and potential job responsibility, and assesses the Company’s desire to retain that executive over the long-term;

•	reviews the CEO’s assessments of the individual performance of NEOs other than the CEO;

•	may consider the remaining retention value of any prior equity awards made to the executive;

•	considers advice from an outside compensation consultant when evaluating equity compensation being earned by comparable executives in the market; and

•	with respect to the 2013 annual equity award cycle, considered the fact that there was no award to the NEOs pursuant to the annual equity award cycle in 2012.

The restricted stock and/or RSUs granted as part of the Company’s annual equity award program require the executive’s continued employment with the Company through the applicable vesting date, subject to accelerated vesting upon certain terminations of employment, as described below, and may contain vesting terms based either on the passage of time or a combination of performance conditions and the passage of time. In addition, the Company does not have any outstanding unvested restricted stock or RSU awards that provide for the payment of dividends or dividend equivalents prior to vesting.

2012-2013 Strategic Alternatives and Restructuring Plan Bonuses and Equity Awards

In recognition of the efforts of the NEOs during 2012 and 2013 with respect to the Strategic Alternatives and Restructuring Plan, the Compensation Committee awarded cash bonuses and restricted stock to the NEOs as follows: $375,000 and 205,668 shares of restricted stock for Mr. Iannuzzi, $150,000 and 60,000 shares of restricted stock for Mr. Langrock, $50,000 and 60,000 shares of restricted stock for Ms. Poulos, $150,000 and 60,000 shares of restricted stock for Mr. Stoever and $90,000 and 20,000 shares of restricted stock for Mr. McGuinness. The shares of restricted stock vest in equal installments on each of the first four anniversaries of the grant date (or on the first trading day of the Company thereafter), subject to the NEO’s continuing employment on the vesting date, but with accelerated vesting upon certain terminations of employment and/or the consummation of a change in control, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control” beginning on page 38. These shares of restricted stock were granted to Mr. Iannuzzi on June 4, 2013 and to our other NEOs on April 30, 2013.

2013 Incentive Awards for Mr. Iannuzzi

At the same time as the Company was exploring strategic alternatives to enhance stockholder value, management was charged with the development of the LT Strategic Business Plan to strengthen the Company’s business and to increase the value of the Company’s equity, and, therefore, total return to stockholders. The Board of Directors reviewed the LT Strategic Business Plan as it was being developed, approved the plan and directed management to implement and execute it. Recognizing that the implementation and execution of the LT Strategic Business Plan would involve a multi-year commitment, the Board of Directors sought and obtained the commitment of Mr. Iannuzzi to remain with the Company to see the plan through to full implementation and execution. Accordingly, the Board of Directors determined that it would not exercise its right to provide Mr. Iannuzzi with notice of nonrenewal of his employment agreement through 2018, which period includes the expected period that it would take for the LT Strategic Business Plan to be fully implemented on a global basis. Mr. Iannuzzi made a reciprocal agreement to the Board of Directors; and it awarded Mr. Iannuzzi the LT Strategic Business Plan Bonus, a portion of which would be clawed back by the Company if Mr. Iannuzzi’s employment is terminated by the Company for Cause or by Mr. Iannuzzi without Good Reason (as such terms are defined in Mr. Iannuzzi’s employment agreement) prior to July 30, 2016. Additionally, the Board of Directors granted two performance-based RSU awards to Mr. Iannuzzi. The first, consisting of 750,000 RSUs, could be earned by him upon the successful implementation and execution of the LT Strategic Business Plan, as determined by the Board of Directors’ lead independent director. The second, a stock price improvement award also consisting of 750,000 RSUs, could be earned if the Company’s stock price achieves $10.75, or $2.00 higher than the highest target stock price of the RSUs granted in 2013 to the senior executives, including Mr. Iannuzzi, pursuant to the Company’s annual equity grant cycle. The target for the stock price improvement award was a substantial stock price representing more than 237% of the stock price at the time the stock price improvement award was made ($4.52). In order for Mr. Iannuzzi to earn all of his 2013 performance-based equity incentive awards, the LT Strategic Business Plan would have to be implemented successfully and the market capitalization of the Company would have to increase by more than $664 million, based on the shares outstanding on the date of the awards.

NEO Employment Agreements

The compensation paid in 2013 to the NEOs was determined, in part, by the terms set forth in employment agreements that were negotiated at arm’s length between the Company and each of the NEOs. We believe that having employment agreements with the NEOs provides an incentive to remain with the Company and serves to align their interests with those of the stockholders, including in the event of a potential acquisition of the Company.

Salvatore Iannuzzi.    The Company entered into an employment agreement with Mr. Iannuzzi, effective April 11, 2007. Pursuant to his employment agreement, Mr. Iannuzzi receives a base salary of $1,000,000 per year, subject to review and increase (but not decrease) by the Board of Directors and the Compensation Committee. Effective as of August 1, 2013, Mr. Iannuzzi’s base salary was increased to $1,250,000, the first increase in base salary that he has received since joining the Company in 2007. Mr. Iannuzzi is eligible to earn an annual bonus based on his attainment of certain performance objectives, but his bonus may not be less than the maximum bonus opportunity available to the Company’s other senior executives. In addition, Mr. Iannuzzi is eligible to receive grants of equity-based awards, in the Compensation Committee’s discretion, at a level commensurate with his position. Per his employment agreement, Mr. Iannuzzi is also entitled to participate in those benefit plans generally provided by the Company to its senior executives. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments and benefits to Mr. Iannuzzi, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Mr. Iannuzzi has agreed that, during his employment and for one year thereafter, he will not compete with the Company or solicit non-clerical employees, consultants, or service providers of the Company to terminate such person’s relationship with the Company. In 2013, the Board of Directors determined not to exercise its right to provide notice of nonrenewal under Mr. Iannuzzi’s employment agreement through 2018.

James M. Langrock.    The Company entered into an employment agreement with Mr. Langrock, effective May 15, 2008. Pursuant to his employment agreement, Mr. Langrock receives a base salary of $450,000 per year, subject to review and increase (but not decrease) by the CEO, the Board of Directors and the Compensation Committee. Mr. Langrock is eligible to earn an annual bonus based on his attainment of certain performance objectives, with his target bonus opportunity equal to 100% of his base salary (prior to his promotion to the posi-

tion of CFO, Mr. Langrock’s target bonus opportunity was 60% of base salary). Mr. Langrock is eligible to receive grants of equity-based awards, in the Compensation Committee’s discretion, commensurate with his position. Per his employment agreement, Mr. Langrock is entitled to participate in benefit plans as generally provided by the Company to its senior executives. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments and benefits to Mr. Langrock, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Mr. Langrock is also party to a Non-Competition, Non-Solicitation, Confidential Information and Intellectual Property Assignment Agreement, dated as of October 28, 2008, which provides that, during his employment and for twelve months thereafter, he will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Langrock has agreed to restrictive covenants regarding intellectual property, confidentiality and non-disparagement.

Lise Poulos.    The Company entered into an employment agreement with Ms. Poulos, effective September 7, 2007. Pursuant to her employment agreement, Ms. Poulos receives a base salary of $450,000 per year, subject to review and increase (but not decrease) by the CEO, the Board of Directors and the Compensation Committee. In addition, Ms. Poulos is eligible to earn an annual bonus based on her attainment of certain performance objectives, with her target bonus opportunity equal to 100% of her base salary. Ms. Poulos is eligible to receive grants of equity-based awards, in the Compensation Committee’s discretion, at a level commensurate with her position. Per her employment agreement, Ms. Poulos is entitled to participate in benefit plans as generally provided by the Company to its senior executives. Upon her termination of employment or a change in control of the Company, the employment agreement provides for certain payments and benefits to Ms. Poulos, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Ms. Poulos has agreed that, during her employment and for one year thereafter, she will not compete with the Company or solicit non-clerical employees, consultants, or service providers of the Company to terminate such person’s relationship with the Company. Ms. Poulos is also party to a Non-Competition, Non-Solicitation, Confidential Information and Intellectual Property Assignment Agreement, dated as of October 28, 2008, which provides that, during her employment and for twelve months thereafter, she will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Additionally, Ms. Poulos has agreed to restrictive covenants regarding intellectual property, confidentiality and non-disparagement.

Mark Stoever.    The Company entered into an amended and restated employment agreement with Mr. Stoever, effective February 28, 2012. Pursuant to his employment agreement, Mr. Stoever serves as the Company’s Executive Vice President, Corporate Development and Internet Advertising and receives a base salary of $400,000 per year, subject to review and adjustment in the sole discretion of the Company from time to time. Mr. Stoever is eligible to earn an annual bonus based on his and/or the Company’s attainment of certain performance objectives, as established by the Compensation Committee in its sole good faith discretion, with his target bonus opportunity equal to 100% of his base salary. In addition, Mr. Stoever is eligible to receive grants of equity-based awards, in the sole discretion of the Compensation Committee. Pursuant to his employment agreement, Mr. Stoever is also entitled to participate in benefit plans as generally provided by the Company to its senior executives. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments to Mr. Stoever, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Mr. Stoever has agreed that, during his employment and for 12 months thereafter, he will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Mr. Stoever is also party to a Non-Competition, Non-Solicitation, Confidential Information and Intellectual Property Assignment Agreement, dated as of October 28, 2008, which provides that, during his employment and for twelve months thereafter, he will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Stoever has agreed to restrictive covenants regarding intellectual property, confidentiality and non-disparagement.

Michael B. McGuinness.    The Company entered into an employment agreement with Mr. McGuinness, effective May 28, 2012. Pursuant to his employment agreement, Mr. McGuinness serves as the Company’s Senior Vice President, Chief Accounting Officer and Global Controller and receives a base salary of $312,000 per year, subject to review and adjustment in the sole discretion of the Company from time to time. Mr. McGuinness is eligible to earn an annual bonus based on his and/or the Company’s attainment of certain performance objectives, as established by the Compensation Committee in its sole good faith discretion, with his target bonus opportunity equal to 75% of his base salary. In addition, Mr. McGuinness is eligible to receive grants of equity-based awards, in the sole discretion of the Compensation Committee. Pursuant to his employment agreement, Mr. McGuinness is also entitled to participate in benefit plans as generally provided by the Company to its senior executives. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments to Mr. McGuinness, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Mr. McGuinness has agreed that, during his employment and for 12 months thereafter, he will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. McGuinness has agreed to restrictive covenants regarding intellectual property, confidentiality and non-disparagement.

Benefits

Executive officers are eligible, on the same basis and under the same plans as other employees, for our medical plan, dental plan, vision plan, flexible spending accounts for healthcare costs, life insurance and disability insurance. In addition, we maintain a 401(k) retirement savings plan, which includes an employer match component of up to three percent of the participant’s annual earnings, for the benefit of all of our U.S. employees. Our benefits are intended to be competitive with benefits offered by employers with whom we compete for talent in the marketplace.

Perquisites and Other Benefits

Perquisites and other benefits are not a significant component of our executive compensation program. During 2013, the primary perquisites provided by the Company to the NEOs were transportation benefits provided to Mr. Iannuzzi and Company-paid housing provided to Ms. Poulos. The amounts paid by the Company for these benefits are set forth in footnote 3 to the “Summary Compensation Table” on page 32.

The Company provides Mr. Iannuzzi a transportation allowance of $60,000 per year to cover the costs of commuting by car service between Mr. Iannuzzi’s residence and his primary office location. The Compensation Committee believes that this allowance is reasonable and in the best interests of the Company given the significant amount of travel that is required of Mr. Iannuzzi and that it is consistent with perquisites that are customarily provided to CEOs of companies of a similar size or type as the Company.

The Compensation Committee authorized the housing benefit for Ms. Poulos to continue to accommodate her housing needs.

None of the NEOs received tax gross-ups during 2013.

Payments following Termination or a Change in Control of the Company

The NEOs are entitled to severance benefits, including accelerated vesting of outstanding equity awards, upon certain terminations of employment. In addition, the NEOs are entitled to accelerated vesting of outstanding equity awards upon the consummation of a change in control of the Company. The Compensation Committee believes that these benefits provide an incentive to the NEOs to remain with the Company and serve to align the interests of the NEOs and stockholders, including in the event of a potential acquisition of the Company when the NEOs may face uncertainty about their future employment prospects with the Company.

For more information regarding these potential severance payments and benefits, as well as the acceleration of vesting of outstanding equity awards, see “Potential Payments upon Termination or Change-in-Control” beginning on page 38.

Tax and Accounting Implications

The Company considers tax and accounting implications in determining all elements of its compensation programs. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a deduction to any publicly held corporation for compensation (other than qualified performance-based compensation) exceeding $1,000,000 paid in a taxable year to the CEO or any one of the next three most highly compensated officers (other than the CFO) reported in the “Summary Compensation Table” below. The Compensation Committee is aware of this limitation when structuring executive compensation. However, we retain the flexibility to pay compensation that is not entirely deductible when the Compensation Committee determines doing so to be appropriate.

When establishing executive compensation, the Compensation Committee considers the effect of various forms of compensation on the Company’s financial reports. In particular, the Compensation Committee considers the potential impact, on current and future financial reports, of all equity compensation that it approves.

Compensation Policies and Practices Relating to Risk Management

The Compensation Committee, as part of its review of the Company’s compensation programs, considers the potential impact that such programs have on incentivizing the Company’s officers and directors to take risks. The Company does not believe that its compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The factors leading to this conclusion are: (1) financial performance in the Company’s core online recruitment business is driven primarily by long-term strategic decisions such as investments in new technologies and products that are intended to lead to increased sales, such that there is limited potential for high-risk activities and decisions to lead to material near-term rewards; (2) the Incentive Plan places a cap on the maximum bonus that can be paid in respect of any performance period, which has the effect of discouraging our employees from engaging in excessive risk taking behavior because no additional compensation will be provided after a certain level of results has been achieved; (3) the Company’s incentive compensation clawback policy (as described below) prevents our employees from retaining bonuses that were paid based on the achievement of fraudulent data to the extent they were aware of such fraud; (4) other significant components of the Company’s compensation programs, such as annual equity awards subject to performance-based vesting conditions with additional time vesting requirements, are long-term in nature and therefore mitigate the incentive to engage in behavior that provides benefits only in the near-term; (5) the Company’s equity retention policy requires executive officers, including the NEOs, to retain a significant percentage of the equity securities granted to them by the Company until death, disability, termination of employment or a change in control, thereby ensuring that such executive officers have a meaningful portion of their personal wealth tied to the value of the Company for a significant period of time; and (6) the Company’s anti-hedging and anti-pledging policy prohibits our directors and officers from pledging company securities, engaging in hedging or monetization transactions that allow the person to lock in the value of his or her security holdings, and purchasing securities on margin or holding securities in a margin account, thereby further ensuring that the directors’ and officers’ shareholdings are tied to the value of the Company and helping limit risk-taking.

Incentive Compensation Clawback Policy

Our Incentive Plan, pursuant to which the Compensation Committee establishes annual performance-based compensation for the NEOs, provides that if any incentive compensation bonus is paid pursuant to the Incentive Plan on the basis of financial results achieved by the Company, and the Company is subsequently required to restate its financial statements resulting in the financial results being reduced such that the incentive compensation bonus would not have been paid (or would have been smaller in amount), and the participant receiving such incentive compensation bonus had actual knowledge of the circumstances requiring the restatement, then such participant may have the incentive compensation bonus reduced to the amount, if any, that in the Compensation

Committee’s sole judgment, would have been earned on the basis of the revised financial statements. In addition, the employment agreements of Messrs. Langrock, Stoever and McGuinness and Ms. Poulos contain provisions giving the Company the ability to claw back bonus and other incentive compensation paid to the executive, including any equity awards and any severance pay determined by reference to such bonus or incentive compensation, in each case, in accordance with the Company’s then existing recoupment policy.

The form award agreements for restricted stock and RSUs granted to executive officers and other senior employees under its 2008 Equity Incentive Plan permit the Company, upon the occurrence of a “forfeiture event,” to claw back such awards, the shares underlying them and/or the gross amount received by the participant upon disposition of such shares, at any time prior to or after the vesting of such awards. A “forfeiture event” includes (i) the participant’s violation of the restrictive covenants contained in the award agreement; (ii) the participant’s willful misconduct or gross negligence in the performance of his or her duties; (iii) the participant’s intentional commission in the performance of his or her duties of any act of fraud, embezzlement or misappropriation of Company property; and (iv) the participant’s failure to cooperate with any governmental authority having jurisdiction over the Company and the participant, the participant’s willful failure to comply with any lawful and reasonable directive of the Board of Directors, the Company’s CEO or the participant’s supervisor, or the participant’s willful material violation of the Company’s code of business conduct.

Equity Retention Policy for Executive Officers

The Company’s equity retention policy requires each executive officer, including all of our NEOs, to retain 25% of the total equity securities granted to the executive officer following the date of the adoption of the policy, through the earlier of the individual’s termination of employment, death or disability or a change in control of the Company (as defined in the policy). “Equity securities” include RSUs, restricted stock, stock options or other equity-based compensatory awards (and excludes any award issued prior to January 18, 2006, any non-compensatory equity award or issuance or any award or issuance that is made in equity solely because of limitations on the amount of cash that may be paid in the particular case because of performance-based award limitations). The equity retention policy supports an ownership culture at the Company and aligns our executives’ interests with our stockholders’ interests. All of the NEOs were in compliance with the equity retention policy throughout all of 2013. Since the inception of his tenure, our CEO has not sold any Company stock received by him in connection with the vesting or exercise of the equity securities granted to him by the Company except in connection with the payment of taxes due thereon.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has been an officer of the Company and none were employees of the Company during 2013, and none had any direct or indirect material interest in or relationship with the Company or any of its subsidiaries. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board of Directors or the Compensation Committee.

Compensation Committee Report

The Compensation Committee, which consists of the individuals set forth below, has reviewed the “Compensation Discussion and Analysis” and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be incorporated by reference into the Company’s Annual Report on Form 10-K for 2013 and included in this Proxy Statement.

Edmund P. Giambastiani, Jr., Chairman

Cynthia P. McCague

Roberto Tunioli

Summary Compensation Table

The following table sets forth the compensation earned by our named executive officers for each of the past three fiscal years during which they served as executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Salvatore Iannuzzi	2013	1,098,077	2,375,000	(4)	9,690,004	(5)	66,827	13,229,908	(6)
Chairman of the Board of Directors, President and CEO	2012	1,000,000	—	(7)	—		66,577	1,066,577
	2011	1,000,000	—	(8)	—		66,327	1,066,327

James M. Langrock	2013	424,038	150,000	(4)	1,302,300	(5)	7,212	1,883,550
Executive Vice President and CFO	2012	400,000	—	(7)	440,500	(9)	6,462	846,962
	2011	395,962	1,177,750	(8)	844,800	(10)	7,213	2,425,725

Lise Poulos	2013	450,000	50,000	(4)	829,800	(5)	52,892	1,382,692
Executive Vice President and Chief Administrative Officer	2012	450,000	—	(7)	—		52,623	502,623
	2011	450,000	874,900	(8)	—		51,378	1,376,278

Mark Stoever	2013	374,039	150,000	(4)	1,018,800	(5)	6,058	1,548,897
Executive Vice President, Corporate Development and Internet Advertising	2012	350,000	—	(7)	—		5,250	355,250
	2011	350,000	1,009,500	(8)	—		6,365	1,365,865

Michael B. McGuinness	2013	305,769	90,000	(4)	314,400	(5)	7,650	717,819
Senior Vice President, Chief Accounting Officer and Global Controller

(1)	The “Bonus” column reports bonuses paid other than pursuant to an incentive plan. None of the NEOs received bonuses pursuant to an incentive plan with respect to the periods reported.

(2)	The “Stock Awards” column reports the grant date fair value of stock awards in accordance with ASC 718, for stock awards granted during the applicable year. The fair value of stock awards is generally calculated using the closing price of the Company’s common stock on the grant date of the award. The fair value of certain stock awards granted on September 17, 2013, the vesting of which is contingent upon the attainment of stock price targets, was estimated using a Monte Carlo simulation model resulting in an estimated grant date fair value less than the $4.52 closing price of the Company’s common stock on the grant date. If the $4.52 closing price had been used as the fair value of such awards, the amounts reported in the “Stock Awards” column for 2013 would have been as follows: $11,295,004 for Mr. Iannuzzi, $1,505,800 for Mr. Langrock, $940,800 for Ms. Poulos, $1,166,800 for Mr. Stoever and $358,800 for Mr. McGuinness. For additional information, see Grants of Plan-Based Awards below, as well as Note 2 to the Company’s consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2013, as filed with the SEC on February 10, 2014.

(3)	The amount reported in the “All Other Compensation” column for Mr. Iannuzzi for 2013 includes $60,000 received under an annual transportation allowance. The amount reported in the “All Other Compensation” column for Ms. Poulos for 2013 includes $46,200 in expenses paid by the Company relating to housing near Ms. Poulos’ primary office location. The amounts reported in the “All Other Compensation” column for 2013 include the following amounts of 401(k) matching contributions by the Company: $6,827 for Mr. Iannuzzi, $7,212 for Mr. Langrock, $6,692 for Ms. Poulos, $6,058 for Mr. Stoever and $7,650 for Mr. McGuinness.

(4)

In recognition of the efforts of the NEOs during 2012 and the beginning of 2013 with respect to the Strategic Alternatives and Restructuring Plan, the NEOs received cash bonuses as follows: $375,000 for Mr. Iannuzzi, $150,000 for Mr. Langrock, $50,000 for Ms. Poulos, $150,000 for Mr. Stoever and $90,000 for Mr. McGuinness. The 2013 bonus amount for Mr. Iannuzzi also includes a $2,000,000 LT Strategic Business Plan Bonus awarded to Mr. Iannuzzi to reward him for the progress milestones achieved at July 30, 2013 in respect of the implementation of the LT Strategic Business Plan and to motivate him to continue to implement and execute the remainder of the LT Strategic Business Plan through 2018. Mr. Iannuzzi will be required to repay the Company a pro-rata portion of the LT Strategic Business Plan Bonus if his employment is terminated by the Company for Cause or by Mr. Iannuzzi for Good Reason (as such terms are defined in his employment agreement) prior to July 30, 2016.

(5)	See “Summary of Significant 2013 Compensation Matters — Equity Awards” on pages 13-14 of the CD&A for a discussion of the stock awards made to the NEOs during 2013, and see Grants of Plan-Based Awards below for a breakdown of such awards.

(6)	See “CEO Realized Compensation For 2013” on pages 18-19 of the CD&A for a discussion of Mr. Iannuzzi’s 2013 compensation.

(7)	Although thresholds for the payment of bonuses were met under the 2012 annual incentive bonus plan, the Compensation Committee exercised negative discretion in determining that no bonuses would be paid to the NEOs for 2012.

(8)	Mr. Iannuzzi requested that he not receive a discretionary bonus for 2011. On February 28, 2012, the other 2011 NEOs were awarded shares of restricted stock as discretionary bonuses for the 2011 fiscal year as follows: 175,000 shares for Mr. Langrock, 130,000 shares for Ms. Poulos and 150,000 shares for Mr. Stoever.

(9)	Represents 50,000 shares of restricted stock granted to Mr. Langrock on January 24, 2012 based on the recommendation of Mr. Iannuzzi in recognition of Mr. Langrock’s outstanding performance in his new role as the Company’s CFO.

(10)	Represents 40,000 shares of restricted stock granted to Mr. Langrock on January 25, 2011 in recognition of his promotion to CFO.

Grants of Plan-Based Awards

The following table provides information about non-equity incentive plan awards, equity incentive plan awards and other stock awards granted to the named executive officers in 2013.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target and Maximum (#)
Salvatore Iannuzzi	—		312,500	1,250,000	3,750,000	—	—	—	—
	6/4/2013		—	—	—	—	—	205,668	1,125,004
	9/17/2013	(4)	—	—	—	187,500	750,000	—	2,835,000
	9/17/2013	(5)	—	—	—	750,000	750,000	—	2,340,000
	9/17/2013	(6)	—	—	—	375,000	750,000	—	3,390,000

James M. Langrock	—		112,500	450,000	1,350,000	—	—	—	—
	4/30/2013		—	—	—	—	—	60,000	262,800
	9/17/2013	(4)	—	—	—	68,750	275,000	—	1,039,500

Lise Poulos	—		112,500	450,000	1,350,000	—	—	—	—
	4/30/2013		—	—	—	—	—	60,000	262,800
	9/17/2013	(4)	—	—	—	37,500	150,000	—	567,000

Mark Stoever	—		100,000	400,000	1,200,000	—	—	—	—
	4/30/2013		—	—	—	—	—	60,000	262,800
	9/17/2013	(4)	—	—	—	50,000	200,000	—	756,000

Michael B. McGuinness	—		58,500	234,000	702,000	—	—	—	—
	4/30/2013		—	—	—	—	—	20,000	87,600
	9/17/2013	(4)	—	—	—	15,000	60,000	—	226,800

(1)	The amounts shown under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” relate to 2013 annual incentive plan award opportunities under the 2013 Performance Plan. Threshold amounts shown in the table assume the attainment of the threshold Company goal for each applicable financial performance metric and the exercise of negative discretion by the Compensation Committee to reflect satisfactory rather than exceptional individual performance. Target amounts reflect target bonuses equal to a specified target percentage of the NEO’s base salary (100% for Messrs. Iannuzzi, Langrock and Stoever and Ms. Poulos; and 75% for Mr. McGuinness). Target amounts also assume the attainment of the target Company goal for each applicable financial performance metric and the exercise of negative discretion by the Compensation Committee to reflect satisfactory rather than exceptional individual performance. Maximum amounts reflect the maximum possible payouts and assume the attainment of the maximum Company goals for each applicable financial performance metric and no exercise of negative discretion by the Compensation Committee. As described more fully above in the CD&A, no bonuses were paid under the 2013 Performance Plan.

(2)	The amounts shown under “All Other Stock Awards” represent grants of restricted stock made to the NEOs during 2013. The awards in this column were made in recognition of the efforts of the NEOs during 2012 and the beginning of 2013 with respect to the Strategic Alternatives and Restructuring Plan. Each of the awards vests in 25% annual increments following the grant date, subject to the NEO’s continuing employment.

(3)	The amounts shown under “Grant Date Fair Value of Stock Awards” consist of the grant date fair value of stock awards as determined in accordance with ASC 718. The fair value of stock awards is generally calculated using the closing price of the Company’s common stock on the grant date of the award. See footnotes 4 and 5 below regarding the calculation of fair value of stock awards granted on September 17, 2013, the vesting of which is contingent upon the attainment of stock price targets.

(4)	These awards to each of the NEOs represent performance-based RSU awards that may vest in four equal installments if both (A) the closing price of the Company’s common stock reaches and remains at the applicable price target for such installment for 15 trading days in any 30 trading day period during the 5-year period following the date of grant, and (B) the NEO remains continuously employed for an additional one-year period after the applicable stock price target is attained for such installment. The closing price of the Company’s common stock on the grant date of the awards was $4.52 per share, and the stock price targets for the four installments are $5.75, $6.75, $7.75 and $8.75. The threshold amounts listed in the table reflect the vesting of only one installment. The target and maximum amounts reflect the full number of RSUs subject to the award. The fair value of these awards was estimated using a Monte Carlo simulation model resulting in an estimated grant date fair value less than the $4.52 closing price of the Company’s common stock on the grant date. If the $4.52 closing price had been used as the fair value of the awards, the grant date fair value for the awards would have been as follows: $3,390,000 for the award to Mr. Iannuzzi, $1,243,000 for the award to Mr. Langrock, $678,000 for the award to Ms. Poulos, $904,000 for the award to Mr. Stoever and $271,200 for the award to Mr. McGuinness.

(5)	This award to Mr. Iannuzzi represents a performance-based RSU award that may vest if the closing price of the Company’s common stock reaches and remains at $10.75 for 15 trading days in any 30 trading day period during the 5-year period following the date of grant. The closing price of the Company’s common stock on the grant date of the award was $4.52 per share. The threshold, target and maximum amounts listed in the table reflect the full number of RSUs subject to the award, because the same vesting conditions apply to the entire award. The fair value of this award was estimated using a Monte Carlo simulation model resulting in an estimated grant date fair value less than the $4.52 closing price of the Company’s common stock on the grant date. If the $4.52 closing price had been used as the fair value of this award, the grant date fair value of the award would have been $3,390,000.

(6)	This award to Mr. Iannuzzi represents a performance-based RSU award based on the LT Strategic Business Plan for the Company’s North American business and European business, with 50% of the award allocated to each business. The threshold amount listed in the table reflects the vesting of the portion of the award attributable to only one of the North American business or the European business. The target and maximum amounts reflect the full number of RSUs subject to the award.

Outstanding Equity Awards At Fiscal Year End

The following table summarizes the holdings of outstanding stock options and unvested stock awards by our named executive officers at December 31, 2013.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Salvatore Iannuzzi	6/17/2010	—	—	—	125,000	(3)	891,250	—		—
	3/18/2011	—	—	—	12,500	(4)	89,125	—		—
	6/4/2013	—	—	—	205,668	(5)	1,466,413	—		—
	9/17/2013	—	—	—	—		—	750,000	(6)	5,347,500
	9/17/2013	—	—	—	—		—	750,000	(7)	5,347,500
	9/17/2013	—	—	—	—		—	750,000	(8)	5,347,500

James M. Langrock	3/24/2010	—	—	—	3,907	(9)	27,857	—		—
	6/17/2010	—	—	—	25,000	(3)	178,250	—		—
	1/25/2011	—	—	—	20,000	(10)	142,600	—		—
	3/18/2011	—	—	—	5,000	(4)	35,650	—		—
	1/24/2012	—	—	—	37,500	(11)	267,375	—		—
	2/28/2012	—	—	—	109,375	(12)	779,844	—		—
	4/30/2013	—	—	—	60,000	(13)	427,800	—		—
	9/17/2013	—	—	—	—		—	275,000	(6)	1,960,750

Lise Poulos	3/24/2010	—	—	—	5,469	(9)	38,994	—		—
	6/17/2010	—	—	—	32,500	(3)	231,725	—		—
	3/18/2011	—	—	—	5,000	(4)	35,650	—		—
	2/28/2012	—	—	—	81,250	(12)	579,313	—		—
	4/30/2013	—	—	—	60,000	(13)	427,800	—		—
	9/17/2013	—	—	—	—		—	150,000	(6)	1,069,500

Mark Stoever	9/8/2005	12,000	30.75	9/8/2015	—		—	—		—
	3/24/2010	—	—	—	3,516	(9)	25,069	—		—
	6/17/2010	—	—	—	25,000	(3)	178,250	—		—
	3/18/2011	—	—	—	5,000	(4)	35,650	—		—
	2/28/2012	—	—	—	93,750	(12)	668,438	—		—
	4/30/2013	—	—	—	60,000	(13)	427,800	—		—
	9/17/2013	—	—	—	—		—	200,000	(6)	1,426,000

Michael B. McGuinness	3/24/2010	—	—	—	867	(9)	6,182	—		—
	6/17/2010	—	—	—	5,000	(3)	35,650	—		—
	12/15/2010	—	—	—	2,500	(14)	17,825	—		—
	2/28/2012	—	—	—	25,000	(12)	178,250	—		—
	4/30/2013	—	—	—	20,000	(13)	142,600	—		—
	9/17/2013	—	—	—	—		—	60,000	(6)	427,800

(1)	At December 31, 2013 and as of the date of this Proxy Statement, none of the NEOs hold any stock options other than Mr. Stoever’s award granted on September 8, 2005. Accordingly, none of the NEOs hold any unexercisable options or unearned options under equity incentive plans.

(2)	In accordance with SEC rules, the values shown in this column are based on the closing market price of the Company’s common stock at the end of the last completed fiscal year, which was $7.13 on December 31, 2013.

(3)	Restricted stock award granted June 17, 2010: all of the remaining unvested shares vest on June 17, 2014, subject to the NEO’s continuing employment.

(4)	Restricted stock award granted March 18, 2011: of the remaining unvested shares, 50% of the shares vested on March 18, 2014 and 50% vest on March 18, 2015, subject to the NEO’s continuing employment.

(5)	Restricted stock award granted June 4, 2013: 51,417 shares vest on each of June 4, 2014, June 4, 2015, June 6, 2016 and June 5, 2017, subject to Mr. Iannuzzi’s continuing employment.

(6)	Performance-based RSU awards that may vest in four equal installments if both (A) the closing price of the Company’s common stock reaches and remains at the applicable price target for such installment for 15 trading days in any 30 trading day period during the 5-year period following the date of grant, and (B) the NEO remains continuously employed for an additional one-year period after the applicable stock price target is attained for such installment. The stock price targets for the four installments are $5.75, $6.75, $7.75 and $8.75.

(7)	Performance-based RSU award that may vest if the closing price of the Company’s common stock reaches and remains at $10.75 for 15 trading days in any 30 trading day period during the 5-year period following the date of grant.

(8)	Performance-based RSU award based on the LT Strategic Business Plan for the Company’s North American business and European business, with 50% of the award allocated to each business.

(9)	Restricted stock award granted March 24, 2010: all of the remaining unvested shares vested on March 24, 2014.

(10)	Restricted stock award granted January 25, 2011: 10,000 shares vested on January 27, 2014 and 10,000 shares vest on January 26, 2015, subject to Mr. Langrock’s continuing employment.

(11)	Restricted stock award granted January 24, 2012: of the remaining unvested shares, 12,500 shares vested on January 24, 2014 and 12,500 shares vest on each of January 26, 2015 and January 25, 2016, subject to Mr. Langrock’s continuing employment.

(12)	Restricted stock award granted on February 28, 2012: of the remaining unvested shares, 1/5 vested on February 28, 2014 and 1/5 vest on each of August 28, 2014, March 2, 2015, August 28, 2015 and February 29, 2016, subject to the NEO’s continuing employment.

(13)	Restricted stock award granted on April 30, 2013: 25% of the shares vest on each of April 30, 2014, April 30, 2015, May 2, 2016 and May 1, 2017, subject to the NEO’s continuing employment.

(14)	Restricted stock award granted December 15, 2010: all of the remaining unvested shares vest on December 15, 2014, subject to Mr. McGuinness’ continuing employment.

Option Exercises and Stock Vested

The following table provides information relating to the number of shares acquired by the named executive officers upon the vesting of stock awards during 2013 and the value realized, before any applicable tax and other withholding obligations. None of the named executive officers exercised stock options during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Salvatore Iannuzzi	193,750	1,006,438
James M. Langrock	107,656	552,769
Lise Poulos	90,469	453,218
Mark Stoever	78,516	389,275
Michael B. McGuinness	22,116	111,493

(1)	The value realized on vesting is based on the market price of the Company’s common stock on the vesting date.

Potential Payments Upon Termination or Change-in-Control

This section describes the payments and other benefits that we have agreed to provide to our NEOs if their employment terminates in the future for various reasons, and in the event of any future change in control of the Company. We also quantify such payments and benefits assuming that (1) the termination or change in control had occurred on December 31, 2013, and (2) the value realized upon the accelerated vesting of RSUs and restricted stock was $7.13 per share, the closing price of our common stock on December 31, 2013.

Generally, as described in more detail below, each of our NEOs is entitled to certain payments, benefits and/or accelerated vesting of their equity awards in the event of:

•	a termination of employment due to death or disability;

•	an involuntary termination of employment;

•	an involuntary termination of employment in connection with or following a change in control; and/or

•	a change in control.

Generally, all of the Company’s outstanding equity awards will become fully vested according to their terms upon a change in control. Although the definition of a “change in control” varies in some cases with respect to employment agreements and the terms of equity awards, a “change in control” will generally occur upon:

•

the acquisition of a controlling interest in the Company (the meaning of “controlling interest” varies among agreements, ranging from between 25% of the Company’s voting securities to more than 50% of the Company’s voting securities);

•	a sale of all or substantially all of the Company’s assets;

•	the approval by the Company’s stockholders of a plan of complete liquidation;

•	the consummation of a reorganization or merger of the Company in which more than 50% of the voting power of the Company is transferred to new stockholders; or

•	a change in the composition of a majority of the members of the Board of Directors.

We amended the employment agreements for Messrs. Iannuzzi and Langrock and Ms. Poulos, effective January 1, 2009, to provide that upon the occurrence of an event that could lead to a change in control that does not meet the requirements of Code Section 409A, the Company is required to establish an irrevocable grantor trust (described in Revenue Procedure 92-64, 1992-2 C.B. 422 and sometimes known as a “rabbi trust”) and transfer to the trustee of such trust an amount equal to the severance payments and the estimated tax gross up payments, if any, owed to each such NEO upon a termination of employment in connection with such change in control. The amounts transferred to the trustee will be paid to the applicable NEOs in accordance with the terms of their employment agreements. These amendments were made to ensure that these NEOs will receive their contractual benefits in such an event as intended under their original employment agreements.

Mr. Iannuzzi’s employment agreement, which was entered into during 2007, provides that to the extent payments or benefits owed to him in connection with a change in control are subject to the excise tax under Code Section 4999, the Company will provide him with an additional payment such that he will receive the full amount owed to him under the employment agreement in connection with such change in control, without regard to the excise tax or any other taxes imposed on the additional payment. On June 5, 2009, the Compensation Committee adopted the following policy concerning “gross ups” for taxes payable by executives:

It is the policy of the Company that executives should be responsible for the taxes payable by them with respect to their compensation. Therefore, the Compensation Committee does not intend to enter into new employment agreements with executive officers or material amendments of existing agreements with such persons that provide for “gross ups” on excise taxes that are payable as a result of a change in control. In unusual circumstances where the Committee believes that accommodations have to be made to recruit a new executive to the Company, limited reimbursement for taxes payable may be included in contracts; but even in those circumstances, the “gross ups” will be limited to payments triggered by both a change in control and termination of employment and will be subject to a three-year sunset provision.

Salvatore Iannuzzi

The table below quantifies the assumed payments and benefits that Mr. Iannuzzi would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2013, and the footnotes describe the contractual provisions that provide those rights to Mr. Iannuzzi.

	Termination
Payments and Benefits	Death or Disability(1)	Non-Renewal of Employment Agreement(2)	Without Cause/For Good Reason(3)(4)	Without Cause/For Good Reason in Connection with a Change in Control(3)(5)	Change in Control(6)
Severance	$—	$1,875,000	$2,812,500	$5,000,000	$—
Pro-Rata Bonus(7)	—	—	—	—	—
Continued Welfare Benefits (Medical, Dental and Life Insurance)	54,420	36,280	54,420	72,561	—
RSUs and Restricted Stock (Accelerated Vesting)(8)	18,489,288	—	18,489,288	18,489,288	18,489,288
Gross Up Payment for Excise Taxes	—	—	—	7,547,890	5,772,909

(1)	Pursuant to Mr. Iannuzzi’s employment agreement, if his employment is terminated due to his death or disability, Mr. Iannuzzi is entitled to receive the following payments and benefits: (i) the bonus he would have earned for the fiscal year of his termination, pro-rated for the number of days worked in the fiscal year in which such termination occurs, such bonus to be paid at the time bonuses for such fiscal year are generally paid (a “pro-rata bonus”); and (ii) continued medical, dental and life insurance benefits for 18 months after termination for him and his eligible dependants (with tax gross up payments to be made to Mr. Iannuzzi if such benefits cannot be provided on a tax-favored basis). In addition, all unvested RSUs and restricted stock granted to Mr. Iannuzzi will fully vest upon such a termination under the terms of those awards.

(2)

The current term of Mr. Iannuzzi’s employment agreement does not expire until December 31, 2014, and the Board of Directors resolved not to exercise the Company’s right of non-renewal in Mr. Iannuzzi’s employment agreement through 2018. However, the “Non-Renewal of Employment Agreement” column assumes a hypothetical failure to extend the term of the agreement, assuming that the term had ended on December 31, 2013. Pursuant to Mr. Iannuzzi’s employment agreement, if his employment is terminated in connection with the Company’s non-renewal of his employment agreement, Mr. Iannuzzi is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to the sum of (a) Mr. Iannuzzi’s base salary at the time of such termination and (b) the greater of (X) 50% of Mr. Iannuzzi’s target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Iannuzzi for the fiscal year ending immediately prior to the year in which such termination occurs, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; and (iii) continued medical, dental and life insurance benefits for one year after termination for him and his eligible dependants (with tax gross up payments to be made to Mr. Iannuzzi if such benefits cannot be provided on a tax-favored basis). The Company’s obligation to provide the benefits described in clauses (i) and (iii) of the preceding sentence will cease upon any breach by Mr. Iannuzzi of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(3)	Pursuant to Mr. Iannuzzi’s employment agreement, “cause” generally means any of the following acts by Mr. Iannuzzi that are not cured, if deemed capable of cure, within 30 days after receipt of notice: willful misconduct or gross negligence in the performance of his duties or a material violation of Company policy; use of illegal drugs while performing his duties; failure to cooperate with any governmental authority having jurisdiction over the Company; a material breach of the employment agreement; or commission of a felony or certain other crimes or acts having a material adverse effect on the Company. Pursuant to the employment agreement, “good reason” generally means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue Mr. Iannuzzi in his position under the employment agreement; failure of Mr. Iannuzzi to be elected to the Board of Directors; a material diminution or interference with respect to his duties, responsibilities or authority or the assignment of duties or responsibilities that are materially and adversely inconsistent with his position; a relocation of the Company’s executive offices to more than 35 miles from New York City or Maynard, Massachusetts or a requirement that Mr. Iannuzzi relocate his personal residence; a reduction in compensation or equity awards, or a material reduction in other benefits; or the Company’s material breach of the employment agreement.

(4)	Pursuant to Mr. Iannuzzi’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Iannuzzi for good reason, in either case not in connection with a change in control, Mr. Iannuzzi is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to 1.5 times the sum of (a) Mr. Iannuzzi’s then current annual base salary and (b) the greater of (X) 50% of Mr. Iannuzzi’s target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Iannuzzi for the fiscal year ending immediately prior to the year in which such termination occurs, paid in 18 equal monthly payments following such termination; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 18 months after termination for him and his eligible dependants (with tax gross up payments to be made to Mr. Iannuzzi if such benefits cannot be provided on a tax-favored basis); and (iv) full vesting of all restricted stock and other equity-based awards granted to Mr. Iannuzzi by the Company. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Mr. Iannuzzi of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(5)

The “Without Cause/For Good Reason in Connection with a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment in connection with the change in control. Pursuant to Mr. Iannuzzi’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Iannuzzi for good reason, in either case within six months before, or 18 months after, a change in control, Mr. Iannuzzi is entitled to receive the following payments and benefits: (i) a lump sum severance payment equal to two times the sum of (a) Mr. Iannuzzi’s base salary at the time of such termination and (b) the greater of (X) Mr. Iannuzzi’s target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Iannuzzi for the fiscal year ending immediately prior to the year in which such termination occurs; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for two years after termination for him and his eligible dependants (with tax gross up payments to be made to Mr. Iannuzzi if such benefits cannot be provided on a tax-favored basis); (iv) full vesting of all restricted stock and other equity-based awards granted to Mr. Iannuzzi by the Company; and (v) to the extent payments or benefits owed to Mr. Iannuzzi in connection with the change in control are subject to the excise tax under Code Section 4999, an additional payment such that Mr. Iannuzzi will receive the full amount owed to him under his employment agreement, without regard to the excise tax or any other taxes imposed on the additional payment. If the change in control does not satisfy the requirements of Code Section 409A, then the severance payment described in clause (i) of the preceding sentence will be paid to Mr. Iannuzzi in equal monthly payments over the 18-month period following Mr. Iannuzzi’s termination, rather than in a lump sum.

(6)	Pursuant to Mr. Iannuzzi’s employment agreement, upon a change in control, all of the outstanding restricted stock and other equity-based awards granted to him by the Company will become fully vested, and to the extent payments or benefits owed to Mr. Iannuzzi in connection with the change in control are subject to the excise tax under Code Section 4999, the Company will provide him with an additional payment such that Mr. Iannuzzi will receive the full amount owed to him under his employment agreement in connection with such change in control, without regard to the excise tax or any other taxes imposed on the additional payment.

(7)	As described more fully above in the CD&A, none of the NEOs received a bonus under the 2013 Performance Plan. Accordingly, no amounts are reported for “Pro-Rata Bonus” in this section for any of the NEOs.

(8)	As of December 31, 2013, Mr. Iannuzzi held 2,250,000 unvested RSUs, 343,168 unvested shares of restricted stock, and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of all such RSUs and restricted stock, based on the closing price of our common stock on December 31, 2013 of $7.13 per share.

James M. Langrock

The table below quantifies the assumed payments and benefits that Mr. Langrock would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2013, and the footnotes describe the contractual provisions that provide those rights to Mr. Langrock.

	Termination
Payments and Benefits	Death or Disability(1)	Without Cause/ For Good Reason(2)(3)	Without Cause/ For Good Reason After a Change in Control(2)(4)	Change in Control(5)
Severance	$—	$450,000	$1,350,000	$—
Pro-Rata Bonus(6)	—	—	—	—
Continued Welfare Benefits (Medical, Dental and Life Insurance)	16,247	16,247	24,370	—
RSUs and Restricted Stock (Accelerated Vesting)(7)	3,820,126	—	3,820,126	3,820,126

(1)	Pursuant to Mr. Langrock’s employment agreement, if his employment is terminated due to his death or disability, Mr. Langrock is entitled to receive the following payments and benefits: (i) a pro-rata bonus; and (ii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants. In addition, all unvested RSUs and restricted stock granted to Mr. Langrock will fully vest upon such a termination under the terms of those awards.

(2)

Pursuant to Mr. Langrock’s employment agreement, “cause” generally means any of the following acts by Mr. Langrock that are not cured, if deemed capable of cure, within 20 days after receipt of notice: willful misconduct or gross negligence in the performance of his duties, a material failure to attempt in good faith to comply with any lawful and reasonable directive of the Board of Directors or the Chief Executive Officer of the Company or a material violation of Company policy; use of illegal drugs while performing his duties; failure to cooperate with any internal Company investigation or governmental authority having jurisdiction over the Company; a material breach of the employment agreement or any rules, regulations or policies or procedures of the Company; intentional commission of any fraud, embezzlement or misappropriation of Company property, moral turpitude or breach of fiduciary duty that could possibly have a material adverse effect on the Company; or indictment for the commission of any criminal act. Pursuant to the employment agreement, “good reason” generally means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue Mr. Langrock in his position under the employment agreement; a material diminution or interference with respect to his duties, responsibilities or authority or the assignment of duties or responsibilities that are materially and adversely inconsistent with his position; a relocation of the Company’s executive offices to more than 35 miles from New York City or a requirement that Mr. Langrock relocate his personal residence; a reduction in compensation or equity awards, or a material reduction in other benefits; the Company’s material breach of the employment agreement; or the cessation of the Company’s stock to be publicly traded on an established securities market as a result of a change in control, unless Mr. Langrock retains his title and position at the surviving publicly-traded entity.

(3)	Pursuant to Mr. Langrock’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Langrock for good reason, in either case not in connection with a change in control, Mr. Langrock is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to Mr. Langrock’s then current annual base salary, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; and (iii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Mr. Langrock of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(4)	The “Without Cause/For Good Reason After a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment following the change in control. Pursuant to Mr. Langrock’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Langrock for good reason, in either case following a change in control, he is entitled to receive the following payments and benefits (subject to his execution of a release): (i) a lump sum severance payment equal to 1.5 times the sum of (a) Mr. Langrock’s base salary at the time of such termination and (b) the greater of (X) Mr. Langrock’s target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Langrock for the fiscal year ending immediately prior to the year in which such termination occurs; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 18 months after termination for him and his eligible dependants; and (iv) full vesting of all RSUs and other equity-based awards granted to Mr. Langrock by the Company. If the change in control does not satisfy the requirements of Code Section 409A, then the severance payment described in clause (i) of the preceding sentence will be paid in equal monthly payments over the 12-month period following Mr. Langrock’s termination, rather than in a lump sum.

(5)	All of the outstanding equity awards held by Mr. Langrock will become fully vested according to their terms upon a change in control.

(6)	As described more fully above in the CD&A, none of the NEOs received a bonus under the 2013 Performance Plan. Accordingly, no amounts are reported for “Pro-Rata Bonus” in this section for any of the NEOs.

(7)	As of December 31, 2013, Mr. Langrock held 275,000 unvested RSUs, 260,782 unvested shares of restricted stock, and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of all such RSUs and restricted stock, based on the closing price of our common stock on December 31, 2013 of $7.13 per share.

Lise Poulos

The table below quantifies the assumed payments and benefits that Ms. Poulos would have been entitled to upon her termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2013, and the footnotes describe the contractual provisions that provide those rights to Ms. Poulos.

	Termination
Payments and Benefits	Death or Disability(1)	Without Cause/ For Good Reason(2)(3)	Without Cause/ For Good Reason After a Change in Control(2)(4)	Change in Control(5)
Severance	$—	$450,000	$1,350,000	$—
Pro-Rata Bonus(6)	—	—	—	—
Continued Welfare Benefits (Medical, Dental and Life Insurance)	14,572	14,572	21,858	—
RSUs and Restricted Stock (Accelerated Vesting)(7)	2,382,981	—	2,382,981	2,382,981

(1)	Pursuant to Ms. Poulos’ employment agreement, if her employment is terminated due to her death or disability, Ms. Poulos is entitled to receive the following payments and benefits: (i) a pro-rata bonus; and (ii) continued medical, dental and life insurance benefits for 12 months after termination for her and her eligible dependants. In addition, all unvested RSUs and restricted stock granted to Ms. Poulos will fully vest upon such a termination under the terms of those awards.

(2)	Pursuant to Ms. Poulos’ employment agreement, “cause” generally means any of the following acts by Ms. Poulos that are not cured, if deemed capable of cure, within 30 days after receipt of notice: willful misconduct or gross negligence in the performance of her duties, a material failure to attempt in good faith to comply with any lawful and reasonable directive of the Board of Directors or the Chief Executive Officer of the Company or a material violation of Company policy; use of illegal drugs while performing her duties; failure to cooperate with any internal Company investigation or governmental authority having jurisdiction over the Company; a material breach of the employment agreement or any rules, regulations or policies or procedures of the Company; intentional commission of any fraud, embezzlement or misappropriation of Company property, moral turpitude or breach of fiduciary duty that could possibly have a material adverse effect on the Company; or indictment for the commission of any criminal act. Pursuant to the employment agreement, “good reason” generally means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue Ms. Poulos in her position under the employment agreement; a material diminution or interference with respect to her duties, responsibilities or authority or the assignment of duties or responsibilities that are materially and adversely inconsistent with her position; a relocation of the Company’s executive offices to more than 35 miles from New York City or a requirement that Ms. Poulos relocate her principal residence; a reduction in compensation or equity awards, or a material reduction in other benefits; the Company’s material breach of the employment agreement; or the cessation of the Company’s stock to be publicly traded on an established securities market as a result of a change in control, unless Ms. Poulos retains her title and position at the surviving publicly-traded entity.

(3)	Pursuant to Ms. Poulos’ employment agreement, if her employment is terminated by the Company without cause or by Ms. Poulos for good reason, in either case not in connection with a change in control, Ms. Poulos is entitled to receive the following payments and benefits (subject to her execution of a release): (i) severance payments equal to Ms. Poulos’ then current annual base salary, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; and (iii) continued medical, dental and life insurance benefits for 12 months after termination for her and her eligible dependants. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Ms. Poulos of her 12-month non-competition or non-solicitation covenants, or upon any material breach of her confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(4)

The “Without Cause/For Good Reason After a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment following the change in control. Pursuant to Ms. Poulos’ employment agreement, if her employment is terminated by the Company without cause or by Ms. Poulos for good reason, in either case following a change in control, she is entitled to receive the following payments and benefits (subject to her execution of a release): (i) a lump sum severance payment equal to 1.5 times the sum of (a) Ms. Poulos’ base salary at the time of such termination and (b) the greater of (X) Ms. Poulos’ target bonus for the year of termination or (Y) the bonus paid or payable to Ms. Poulos for the fiscal year ending immediately prior to the year in which such termination occurs; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 18 months after termination for her and her eligible dependants; and (iv) full vesting of all restricted stock and other equity-based awards granted to Ms. Poulos by the Company. If the change in control does not satisfy the requirements of Code Section 409A, then the severance payment described in clause (i) of the preceding sentence will be paid in equal monthly payments over the 12-month period following Ms. Poulos’ termination, rather than in a lump sum.

(5)	All of the outstanding equity awards held by Ms. Poulos will become fully vested according to their terms upon a change in control.

(6)	As described more fully above in the CD&A, none of the NEOs received a bonus under the 2013 Performance Plan. Accordingly, no amounts are reported for “Pro-Rata Bonus” in this section for any of the NEOs.

(7)	As of December 31, 2013, Ms. Poulos held 150,000 unvested RSUs, 184,219 unvested shares of restricted stock, and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of all such RSUs and restricted stock, based on the closing price of our common stock on December 31, 2013 of $7.13 per share.

Mark Stoever

The table below quantifies the assumed payments and benefits that Mr. Stoever would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2013, and the footnotes describe the contractual provisions that provide those rights to Mr. Stoever.

	Termination
Payments and Benefits	Death or Disability(1)	Without Cause/ For Good Reason(2)(3)	Without Cause/ For Good Reason After a Change in Control(2)(4)	Change in Control(5)
Severance	$—	$400,000	$1,200,000	$—
Pro-Rata Bonus(6)	—	—	—	—
Continued Welfare Benefits (Medical, Dental and Life Insurance)	15,865	15,865	23,797	—
RSUs and Restricted Stock (Accelerated Vesting)(7)	2,761,207	—	2,761,207	2,761,207

(1)	Pursuant to Mr. Stoever’s employment agreement, if his employment is terminated due to his death or disability, Mr. Stoever is entitled to receive the following benefits and payments: (i) a pro-rata bonus; and (ii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants. In addition, all unvested RSUs and restricted stock granted to Mr. Stoever will fully vest upon such a termination under the terms of those awards.

(2)

Pursuant to Mr. Stoever’s employment agreement, “cause” generally means any of the following acts by Mr. Stoever that are not cured, if deemed capable of cure, within 30 days after receipt of notice: misconduct or gross negligence in the performance of his duties, a material failure to attempt in good faith to comply with any lawful and reasonable directive of the Board of Directors or the Chief Executive Officer of the Company or a material violation of Company policy; use of illegal drugs while performing his duties; failure to cooperate with any internal Company investigation or governmental authority having jurisdiction over the Company; a material breach of the employment agreement or any rules, regulations or policies or procedures of the Company; commission of any fraud, embezzlement or misappropriation of Company property, moral turpitude or breach of fiduciary duty that could possibly have a material adverse effect on the Company; or indictment for the commission of any criminal act. Pursuant to the employment agreement, “good reason” generally means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue Mr. Stoever in his position under the employment agreement; a material diminution or interference with respect to his duties, responsibilities or authority or the assignment of duties or responsibilities that are materially and adversely inconsistent with his position; a material reduction in base salary, target incentive opportunity or employee benefits that is not the result of an amendment or termination of an incentive compensation program or employee benefit offered to similarly situated employees on a non-discriminatory basis; the Company’s material breach of the employment agreement; or the cessation of the Company’s stock to be publicly traded on an established securities market as a result of a change in control, unless Mr. Stoever retains his title and position at the surviving publicly-traded entity.

(3)	Pursuant to Mr. Stoever’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Stoever for good reason, in either case not in connection with a change in control, Mr. Stoever is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to Mr. Stoever’s then current annual base salary, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; and (iii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Mr. Stoever of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(4)	The “Without Cause/For Good Reason After a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment following the change in control. Pursuant to Mr. Stoever’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Stoever for good reason, in either case within 12 months after a change in control, Mr. Stoever is entitled to receive the following payments and benefits (subject to his execution of a release): (i) a lump sum severance payment equal to 1.5 times the sum of (a) Mr. Stoever’s base salary at the time of such termination and (b) the greater of (X) Mr. Stoever’s target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Stoever for the fiscal year ending immediately prior to the year in which such termination occurs; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 18 months after termination for him and his eligible dependants; and (iv) full vesting of all RSUs and other equity-based awards granted to Mr. Stoever by the Company.

(5)	All of the outstanding equity awards held by Mr. Stoever will become fully vested according to their terms upon a change in control.

(6)	As described more fully above in the CD&A, none of the NEOs received a bonus under the 2013 Performance Plan. Accordingly, no amounts are reported for “Pro-Rata Bonus” in this section for any of the NEOs.

(7)	As of December 31, 2013, Mr. Stoever held 200,000 unvested RSUs, 187,266 unvested shares of restricted stock, and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of all such RSUs and restricted stock, based on the closing price of our common stock on December 31, 2013 of $7.13 per share.

Michael B. McGuinness

The table below quantifies the assumed payments and benefits that Mr. McGuinness would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2013, and the footnotes describe the contractual provisions that provide those rights to Mr. McGuinness.

	Termination
Payments and Benefits	Death or Disability(1)	Without Cause/ For Good Reason(2)(3)	Without Cause/ For Good Reason After a Change in Control(2)(4)	Change in Control(5)
Severance	$—	$312,000	$546,000	$—
Pro-Rata Bonus(6)	—	—	—	—
Continued Welfare Benefits (Medical, Dental and Life Insurance)	1,017	1,017	1,017	—
RSUs and Restricted Stock (Accelerated Vesting)(7)	808,307	—	808,307	808,307

(1)	Pursuant to Mr. McGuinness’ employment agreement, if his employment is terminated due to his death or disability, Mr. McGuinness is entitled to receive the following benefits and payments: (i) a pro-rata bonus; and (ii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants. In addition, all unvested RSUs and restricted stock granted to Mr. McGuinness will fully vest upon such a termination under the terms of those awards.

(2)	Pursuant to Mr. McGuinness’ employment agreement, “cause” generally means any of the following acts by Mr. McGuinness that are not cured, if deemed capable of cure, within 30 days after receipt of notice: misconduct or gross negligence in the performance of his duties, a material failure to attempt in good faith to comply with any lawful and reasonable directive of the Board of Directors or the Chief Executive Officer of the Company or a material violation of Company policy; use of illegal drugs while performing his duties; failure to cooperate with any internal Company investigation or governmental authority having jurisdiction over the Company; a material breach of the employment agreement or any rules, regulations or policies or procedures of the Company; commission of any fraud, embezzlement or misappropriation of Company property, moral turpitude or breach of fiduciary duty that could possibly have a material adverse effect on the Company; or indictment for the commission of any criminal act. Pursuant to the employment agreement, “good reason” generally means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue Mr. McGuinness in his position under the employment agreement; a material diminution or interference with respect to his duties, responsibilities or authority or the assignment of duties or responsibilities that are materially and adversely inconsistent with his position; a material reduction in base salary, target incentive opportunity or employee benefits that is not the result of an amendment or termination of an incentive compensation program or employee benefit offered to similarly situated employees on a non-discriminatory basis; the Company’s material breach of the employment agreement; or the cessation of the Company’s stock to be publicly traded on an established securities market as a result of a change in control, unless Mr. McGuinness retains his title and position at the surviving publicly-traded entity.

(3)	Pursuant to Mr. McGuinness’ employment agreement, if his employment is terminated by the Company without cause or by Mr. McGuinness for good reason, in either case not in connection with a change in control, Mr. McGuinness is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to Mr. McGuinness’ then current annual base salary, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; and (iii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Mr. McGuinness of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(4)	The “Without Cause/For Good Reason After a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment following the change in control. Pursuant to Mr. McGuinness’ employment agreement, if his employment is terminated by the Company without cause or by Mr. McGuinness for good reason, in either case within 12 months after a change in control, Mr. McGuinness is entitled to receive the following payments and benefits (subject to his execution of a release): (i) a lump sum severance payment equal to the sum of (a) Mr. McGuinness’ base salary at the time of such termination and (b) the greater of (X) Mr. McGuinness’ target bonus for the year of termination or (Y) the bonus paid or payable to Mr. McGuinness for the fiscal year ending immediately prior to the year in which such termination occurs; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants; and (iv) full vesting of all RSUs and other equity-based awards granted to Mr. McGuinness by the Company.

(5)	All of the outstanding equity awards held by Mr. McGuinness will become fully vested according to their terms upon a change in control.

(6)	As described more fully above in the CD&A, none of the NEOs received a bonus under the 2013 Performance Plan. Accordingly, no amounts are reported for “Pro-Rata Bonus” in this section for any of the NEOs.

(7)	As of December 31, 2013, Mr. McGuinness held 60,000 unvested RSUs, 53,367 unvested shares of restricted stock, and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of all such RSUs and restricted stock, based on the closing price of our common stock on December 31, 2013 of $7.13 per share.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2013 with respect to the Company’s equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights)
Equity compensation plans approved by security holders	10,298,436	(1)	$29.68	(2)	1,653,697	(3)
Equity compensation plans not approved by security holders	557,620	(4)	—		—
Total	10,856,056		$29.68	(2)	1,653,697	(3)

(1)	Includes 927,983 options to purchase shares of common stock and 9,370,453 RSUs.

(2)	Weighted average exercise price excludes the 9,370,453 RSUs referred to in footnote 1 above as they do not have an exercise price.

(3)	Represents the number of shares remaining available for grant as of December 31, 2013 under the Monster Worldwide, Inc. 2008 Equity Incentive Plan.

(4)	Represents a performance-based bonus arrangement under an employment agreement with an individual who is not an executive officer of the Company. The bonus may be payable in up to four installments of unregistered shares of the Company’s common stock upon the attainment of business unit revenue targets. The number of shares to be issued is subject to possible upward adjustment based upon the Company’s stock price, subject to the Company’s right to pay the bonus in cash at below a specified stock price level.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors serve one-year terms (or shorter if appointed by the Board of Directors between annual meetings) and are elected annually. Accordingly, the current term of office of all of the Company’s directors expires at the Annual Meeting. Six directors are to be elected at the Annual Meeting.

Our by-laws provide that the number of directors on the Board of Directors shall be not less than three and no more than twelve, as is fixed from time to time by resolution of the Board of Directors. Our nominees for election to the Board of Directors are set forth below. All of the nominees are current directors. All of the nominees have been recommended by the Corporate Governance and Nominating Committee for election to the Board of Directors and all have consented to serve if elected. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

The Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the following nominees:

Nominee	Age	Year First Became Director	Biography
Salvatore Iannuzzi	60	2006	Director of the Company since July 2006. Mr. Iannuzzi has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since April 2007. Prior to joining the Company, Mr. Iannuzzi served as President of Motorola, Inc.’s Enterprise Mobility business from January 2007 to April 2007. Prior to that, Mr. Iannuzzi served as President and Chief Executive Officer of Symbol Technologies, Inc. (“Symbol”), a publicly traded company engaged in the business of manufacturing and servicing products and systems used in end-to-end enterprise mobility solutions, from January 2006 to January 2007, when Symbol was sold to Motorola, Inc. He previously served as Symbol’s Interim President and Chief Executive Officer and Chief Financial Officer from August 2005 to January 2006 and as Senior Vice President, Chief Administrative and Control Officer from April 2005 to August 2005. He also served as a director of Symbol from December 2003 to January 2007, serving as the Non-Executive Chairman of the Board from December 2003 to April 2005. From August 2004 to April 2005, Mr. Iannuzzi was a partner in Saguenay Capital, a boutique investment firm. Prior thereto, from April 2000 to August 2004, Mr. Iannuzzi served as Chief Administrative Officer of CIBC World Markets. From 1982 to 2000, he held several senior positions at Bankers Trust Company/Deutsche Bank, including Senior Control Officer and Head of Corporate Compliance.

Nominee	Age	Year First Became Director	Biography
John Gaulding	68	2001	Director of the Company since June 2001. Previously, Mr. Gaulding was a director of the Company from January 1996 to October 1999. Since July 1996, Mr. Gaulding has been a private investor and business consultant in the fields of strategy and organization. He was Chairman and Chief Executive Officer of National Insurance Group, a publicly traded financial information services company, from April 1996 through July 11, 1996, the date of such company’s sale. For six years prior thereto, he was President and Chief Executive Officer of ADP Claims Solutions Group. From 1985 to 1990, Mr. Gaulding was President and Chief Executive Officer of Pacific Bell Directory, the yellow pages publishing unit of Pacific Telesis Group. Mr. Gaulding served as Co-Chairman of the Yellow Pages Publishers Association from 1987 to 1990. In addition, Mr. Gaulding previously served as a director of Ortel Corporation, ANTS software inc. and Yellow Media, all public companies, and as the Non-Executive Chairman of both Novo Media, one of the first digital media advertising agencies, and Get Me In, a London-based secondary ticketing company which was sold to Ticketmaster. He currently serves as Chairman Emeritus of the Board of Trustees of Dominican University of California. Mr. Gaulding is also a director of the following public company: Energous Corporation.
Admiral Edmund P. Giambastiani, Jr., U.S. Navy (Retired)	65	2008

Director of the Company since January 2008. A Navy veteran and nuclear trained submarine officer, Admiral Giambastiani served as the seventh Vice Chairman of the Joint Chiefs of Staff, the second highest ranking military officer in the United States from 2005 to 2007. Admiral Giambastiani also served as NATO’s first Supreme Allied Commander Transformation, Commander United States Joint Forces Command and as Senior Military Assistant to the United States Defense Secretary. He is President and CEO of the Giambastiani Group LLC. He also served as the non-executive chairman of Alenia North America, Inc. from 2008 to 2009, as a director of SRA International, Inc. from 2008 to 2010, as a director of QinetiQ Group plc from 2008 to 2011 and as a director of Mercury Defense Systems from 2011 to February 2013. Admiral Giambastiani is also a director of the following public company: The Boeing Company; a director of the following private company: Innovative Defense Technologies; and a member of the Board of Trustees of 51 Oppenheimer Funds, designated as the New York Board Funds.

Nominee	Age	Year First Became Director	Biography
Jeffrey F. Rayport	54	2010	Director of the Company since April 2010. Since August 2009, Dr. Rayport has been an operating partner at Castanea Partners, a private equity firm focused on investments in marketing, retail, and information services. He is now Senior Advisor to the firm. From October 2003 to May 2009, he was executive chairman of Marketspace LLC, a digital strategy advisory and research business of Monitor Group, and served as chief executive officer of Marketspace from September 1998 to October 2003. From September 1991 through September 1999, Dr. Rayport was a faculty member in the marketing and service management units at the Harvard Business School. Dr. Rayport is also a director of the following public company: Conversant, Inc.; and a director of the following private companies: International Data Group, Andrews McMeel Universal, Hanley Wood LLC and ShopRunner, Inc.
Roberto Tunioli	55	2008	Director of the Company since September 2008. In March 2011, Mr. Tunioli was named Chairman and CEO of Veprug Srl, an Italian company engaged in the sales and marketing of “do it yourself” or DIY tools. He was the Vice Chairman and Chief Executive Officer of Datalogic SpA, a publicly traded company based in Italy that produces bar code readers, data collection mobile computers and RFID technology systems from 2001 to April 2009. He was Datalogic’s Chief Executive Officer from 1995 to 2001 prior to adding the title of Vice Chairman in 2001, and started at Datalogic in 1988. Prior to joining Datalogic, Mr. Tunioli worked in the financial services industry for leading banking and insurance companies. Mr. Tunioli is also a director of the following public companies: Monrif SpA, an Italian printing, publishing and hospitality company, and Panariagroup Industrie Ceramiche SpA, an Italian manufacturer of ceramic tiles.
Timothy T. Yates	66	2007	Director of the Company since June 2007. Mr. Yates also served as Executive Vice President of the Company from June 2007 until June 2013 and as Chief Financial Officer from June 2007 until January 2011. Mr. Yates’ retirement as Executive Vice President was effective as of June 4, 2013. Prior to joining the Company, Mr. Yates served as Senior Vice President, Chief Financial Officer and a director of Symbol from February 2006 to January 2007. From January 2007 to June 2007, he was a Senior Vice President of Motorola, Inc.’s Enterprise Mobility business responsible for Motorola’s integration of Symbol. From August 2005 to February 2006, Mr. Yates served as an independent consultant to Symbol. Prior to this, from October 2002 to November 2005, Mr. Yates served as a partner and

Nominee	Age	Year First Became Director	Biography
Chief Financial Officer of Saguenay Capital, a boutique investment firm. Prior to that, he served as a founding partner of Cove Harbor Partners, a private investment and consulting firm, which he helped establish in 1996. From 1971 through 1995, Mr. Yates held a number of senior leadership roles at Bankers Trust New York Corporation, including serving as Chief Financial and Administrative Officer from 1990 through 1995. Mr. Yates is also a director of the following public company: CommScope Holding Company, Inc.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed BDO USA, LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2014. BDO USA, LLP has been the independent registered public accounting firm for the Company since November 15, 1992. During 2013, BDO USA, LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Audit Matters” on page 70. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. The submission of this matter for approval by stockholders is not legally required; however, the Board of Directors believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice. If the appointment is not ratified by our stockholders, the Audit Committee will consider whether it should appoint another independent registered public accounting firm. A representative of BDO USA, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and will respond to appropriate questions from stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

PROPOSAL NO. 3

APPROVAL OF THE MONSTER WORLDWIDE, INC.

AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

Introduction

The Board of Directors unanimously approved, and recommends that our stockholders approve, the Monster Worldwide, Inc. Amended and Restated 2008 Equity Incentive Plan (the “Equity Plan”). The Company is seeking approval of the Equity Plan by our stockholders to increase the number of shares of common stock available for grant under the Equity Plan. Since it was last approved by our stockholders in 2011, the Equity Plan has been amended to incorporate certain additional changes that the Board of Directors considers to be best practices for equity plans, as summarized below in greater detail. The purpose of the Equity Plan is to further the long-term growth of the Company and its subsidiaries by attracting, retaining and motivating key employees, officers and non-employee directors of the Company and its affiliates, as well as consultants, advisors and other persons who may perform services for the Company or its affiliates, by providing equity incentives for them that create a proprietary interest in the Company.

The Board of Directors considers the ability to grant equity awards to be essential to its ability to attract, retain and motivate key employees. Most companies that operate in the technology and internet-based business sector make equity a meaningful element of compensation. Accordingly, were the Company to be unable to offer such incentives, it would be at a competitive disadvantage in attracting, retaining and motivating employees. As was stated above, the Company makes performance-based and at-risk equity awards a meaningful part of its compensation structure in order to better align the interests of employees with those of our stockholders, and in order to mitigate any incentive to take excessive risk. The inability of the Company to make additional shares available under the Equity Plan would substantially limit the Company’s ability to achieve these compensation objectives. Additionally, were additional shares unavailable under the Equity Plan, it might be necessary for the Company to increase the cash component of compensation, reducing the cash available for investment in our business and for return to stockholders through our Stock Repurchase Program. Therefore, the Board of Directors recommends that you vote in favor of Proposal No. 3.

In proposing to increase the number of shares available for grants under the Equity Plan, the Board of Directors took into account, and recommends that the stockholders also take into account, the fact that the Company has aggressively repurchased, and will continue to aggressively repurchase, stock from our stockholders pursuant to the Company’s Stock Repurchase Program, thereby mitigating the dilutive impact of the grant of future awards under the Equity Plan.

As of April 9, 2014, only 2,419,628 shares were available for grant under the Equity Plan. The Board of Directors has concluded that it is in the best interests of the Company and our stockholders to increase the number of shares available for grant under the Equity Plan by 3,000,000 shares. The Board of Directors considered various aspects of the Equity Plan in making its decision to increase the number of shares available for grant, including the number of shares reserved under the Equity Plan, the number of shares currently available for Awards under the Equity Plan, the Company’s historic grant rates, the cost of issuing additional shares, the impact of share dilution on our existing stockholders and the central role of equity-based incentive compensation in our executive compensation program, as described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement. The Board of Directors also took into consideration the Stock Repurchase Program, pursuant to which the Company repurchased 20.6 million shares during 2013, or approximately 20% of the outstanding shares, at an average price of $5.18 per share, returning $107 million to stockholders. The Board of Directors believes that the proposed increase in the number of shares available for issuance under the Equity Plan is necessary for retaining the flexibility to grant equity-based compensation at optimal levels to motivate and reward the Company’s employees for their contributions to the success of the Company and the growth in value of our stock.

Stockholder approval of the Equity Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting.

New or Modified Provisions

The following is a summary of significant amendments made to the Equity Plan since it was last approved by our stockholders in 2011. This summary is qualified in its entirety by reference to the Equity Plan, a copy of which is attached hereto as Exhibit A. Capitalized terms used but not defined in this summary or the summary of the Equity Plan that follows shall have the meanings set forth in the Equity Plan.

•

Increase in Number of Shares Available for Grant.    As discussed above, the Board of Directors unanimously approved, and the Company is seeking approval from our stockholders, to increase the number of shares available for grant under the Equity Plan by 3,000,000 shares.

•

Addition of Performance Goals Variables.    The Equity Plan was amended to include additional factors on which Performance Goals may be based, including: bookings, market share, revenues, earnings per share, diluted earnings per share, diluted net income per share, costs, cash flow, modified operating cash flow, economic profit, return on total assets, operating income, earnings (or net income) before interest, depreciation and amortization, gross, operating or other margins, operating efficiency, working capital targets, average working capital, enterprise value, expense targets, economic value added or other value added measurement, implementation of critical projects or milestones, customer satisfaction metrics, user traffic metrics and customer order metrics.

•

Addition of Dodd-Frank Clawback.    The Equity Plan was amended to provide for the recoupment of incentive compensation bonuses as required by applicable law, government regulation or stock exchange listing requirement, including, without limitation, Section 10D of the Exchange Act.

Outstanding Awards / Three-Year Burn Rate

The following table sets forth information regarding all outstanding options and unvested RSUs and restricted stock as of April 9, 2014. As of that date, there were 2,419,628 shares available for grant under the Equity Plan.

Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Weighted-Average Remaining Contractual Term of Outstanding Options (in years)	Unvested RSUs and Restricted Stock Outstanding
557,349	$33.08	1.31	12,301,609

We have set forth below a calculation of our burn rate for the last three fiscal years:

Fiscal Year	Options Granted	RSUs and Restricted Stock Granted(1)	Total Granted	Weighted- Average Number of Shares of Common Stock Outstanding	Burn Rate(2)
2013	—	1,499,348	1,499,348	106,947,000	1.40%
2012	—	4,386,041	4,386,041	112,866,000	3.89%
2011	—	969,390	969,390	122,002,000	0.79%
3-year average					2.03%

(1)	Includes performance-based RSUs and restricted stock in the year in which the performance targets are satisfied, and not in the year that they are granted. The Company did not have any performance-based RSUs or restricted stock that had the performance targets satisfied during fiscal years 2011-2013.

(2)	The burn rate is calculated as (a) options granted in the applicable year plus (b) time-based RSUs and restricted stock granted in such year plus (c) performance-based RSUs and restricted stock that had the performance targets satisfied in such year, the sum of which is divided by the weighted-average number of shares of common stock outstanding. The Company did not have any performance-based RSUs or restricted stock that had the performance targets satisfied during fiscal years 2011-2013.

As of April 9, 2014, the potential dilution (the overhang) attributable to adding the proposed 3,000,000 new shares to the sum of (i) the number of shares currently available for issuance in connection with new awards under the Equity Plan and (ii) the number of shares to be delivered in connection with the vesting of RSU awards currently granted and outstanding under the Equity Plan, is 2.52%.

The following summary sets forth the principal features of the Equity Plan, in the form to be approved by our stockholders, and is qualified in its entirety by reference to the Equity Plan, a copy of which is attached hereto as Exhibit A.

Summary of the Equity Plan

Administration

With respect to awards to all participants except non-employee directors, the Equity Plan is administered by a committee appointed by the Board of Directors consisting of two or more of its members who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Code (the “Committee”). The Compensation Committee has been designated by the Board of Directors to serve as the Committee. In the case of awards to non-employee directors, those awards are made and administered not by the Committee but by the Board of Directors or a committee of the Board of Directors to whom it has delegated its authority (the “Board Committee”). The Board of Directors has designated the Corporate Governance and Nominating Committee as the Board Committee having and exercising all of the powers of the Committee with respect to awards to non-employee directors.

The Committee has the exclusive power to administer the Equity Plan, including the power to select individuals to participate in the Equity Plan, to determine the type, size and terms and conditions of awards and all other matters to be determined in connection with any award. In addition, the Committee has the power to interpret the Equity Plan, to establish, amend and rescind rules and regulations relating to the Equity Plan and to make any other determinations that it deems necessary in administering the Equity Plan. However, with respect to awards granted after April 27, 2009, the Committee may not, without the approval of our stockholders, accelerate the vesting, settlement or exercisability of an award except in cases relating to death, disability, retirement or a change in control.

The Committee also has the power and authority to make any adjustments necessary or desirable as a result of the granting of awards to participants located outside the United States, and to adopt, to amend or to rescind subplans relating to the operation and administration of the Equity Plan outside of the United States in order to accommodate the local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the Equity Plan outside of the United States. The Committee may also adopt rules, procedures or subplans applicable to particular affiliates or locations.

Eligible Participants

The persons eligible to participate in the Equity Plan are non-employee directors of the Company and key employees, officers, consultants, advisors and other individuals performing services for the Company and its affiliates.

Limitation on Shares Available

Subject to adjustment as described below, if this Proposal No. 3 is approved by our stockholders, the maximum number of shares of common stock available for grant of awards under the Equity Plan since its inception will be equal to the sum of: (1) 15,685,000 shares of common stock (12,685,000 without the addition of the proposed 3,000,000 new shares), (2) the number of shares of common stock subject to outstanding awards as of the effective date of the Equity Plan under the 1999 LTIP, that on or after the effective date of the Equity Plan, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable shares of common stock) and (3) and the number of shares of common stock surrendered by participants or retained by the Company after the effective date of the Equity Plan to pay all or a portion of the exercise price and/or withholding taxes relating to any outstanding awards under the 1999 Long-Term Incentive Plan; provided that no more than 4,225,000 shares of common stock may be issued pursuant to incentive stock options and no more than 2,500,000 shares of common stock may be issued pursuant to stock options or stock appreciation rights.

If any shares of common stock subject to an award are forfeited or such award is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual issuance of shares of common stock, any shares of common stock counted against the number of shares of common stock available for issuance pursuant to the Equity Plan with respect to such award will, to the extent of any such forfeiture, settlement, or termination, again be available for awards under the Equity Plan. Awards based upon the value of common stock (whether paid in cash or in common stock), any shares of common stock retained by the Company in satisfaction of the participant’s obligation for withholding taxes, and shares of common stock not issued as a result of a net exercise of a stock option are not treated as shares of common stock issued pursuant to the Equity Plan. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its affiliates will not be counted against the shares available for issuance under the Equity Plan. The shares of common stock covered by the Equity Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

The Equity Plan allows for the grant of stock options, stock appreciation rights, restricted stock, RSUs and other awards based upon or measured by an amount or the fair market value of shares of common stock, or granted as or in substitution for any right to receive a payment under any other plan or bonus award of compensation (such other awards, “Other Equity-Based Awards”). All awards under the Equity Plan may or may not be subject to certain performance requirements. Awards under the Equity Plan may be paid in cash, common stock, or other property, as determined by the Committee. No determination has been made as to the types or amounts of awards that will be granted to specific individuals in the future pursuant to the Equity Plan if the Equity Plan is approved.

A stock option, which may be a nonqualified or an incentive stock option, is the right to purchase a specified number of shares of common stock at a price (the “exercise price”) fixed by the Committee. The exercise price paid to the Company generally may be no less than the fair market value of the underlying common stock on the date of grant. The fair market value of a share of common stock on a given date is determined by the closing price as reported on the NYSE on such date. All stock options will expire no later than ten years after the date on which they are granted. Payment of the exercise price may be made in such form as determined by the Committee, including: (1) cash; (2) tender of common stock having a fair market value equal to the exercise price; or (3) a combination of these methods of payment. In addition, if the Committee so decides, the Company may accept the surrender of stock options as consideration for payment. Incentive stock options may be granted only to key employees and officers of the Company and its subsidiaries.

A stock appreciation right is a right to receive cash, common stock, or other property as determined by the Committee, based on the increase in the fair market value of the common stock over the exercise price specified in the stock appreciation right. The exercise price is fixed by the Committee but may not be less than the fair market value of the common stock on the date of grant. The Committee may grant stock appreciation rights either alone or in conjunction with other awards. A stock appreciation right granted in conjunction with a previously granted stock option must have a per-share exercise price no less than the fair market value of the common stock on the date that the stock option was previously granted. The term of a stock appreciation right may not exceed ten years from the date of grant.

Notwithstanding any other provision of the Equity Plan, unless such action is approved by the Company’s stockholders or is in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend. recapitalization, reorganization. merger, consolidation, split-up, spin-off, combination, exchange of shares or a change in control), the exercise price of any outstanding stock option or stock appreciation right may not be reduced (except pursuant to Section 7 of the Equity Plan relating to changes in capital structure), nor may a stock option or stock appreciation right be cancelled in exchange for cash, other awards, or a new stock option or stock appreciation right granted in consideration therefore (whether for the same or a different number of shares) having a lower exercise price than the exercise price of the stock option or stock appreciation right cancelled.

Restricted stock is the grant of shares of common stock that are subject to transfer and other restrictions imposed by the Committee which may constitute a substantial risk of forfeiture. The restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the

Committee determines. A participant shall have all of the rights of a stockholder with respect to a restricted stock award (including voting and dividend rights), provided that dividends with respect to any such award granted after April 27, 2009 will be subject to the same restrictions as the restricted stock on which such dividends were granted and will not be released until vesting of such award occurs. Generally, upon termination of employment prior to a specific vesting date, any shares of restricted stock (and any dividends paid with respect to such shares) that are at that time subject to restrictions are forfeited.

RSUs represent the right to receive a payment that is valued by reference to common stock, which value may be paid by delivery of such property as the Committee determines, including without limitation, cash, common stock, other property, or any combination thereof which right to payment may be subject to such conditions and other limitations and restrictions, all as determined by the Committee. The restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee determines. A participant who has received RSUs does not have any of the rights of a stockholder until any shares of common stock in payment of the RSUs are delivered to the individual. The Committee may also permit the deferral of the settlement of RSUs in accordance with applicable law.

Other Equity-Based Awards represent awards other than stock options, stock appreciation rights, restricted stock and RSUs that are based upon, or measured in reference to, shares of common stock that may be granted as or in substitution for any right of a participant to receive a payment under any other plan or bonus award.

With respect to restricted stock and RSUs granted after April 27, 2009, any such awards that vest based upon the achievement of a performance goal must be subject to a performance period of not less than one year and any such awards that vest based on continued employment or the passage of time alone must provide for vesting no more rapidly than in equal installments over three years from grant, except (a) upon death, disability or retirement of the participant, (b) upon a change in control, (c) as may be required under the terms of an employment agreement in effect before April 28, 2009 and (d) in the case of awards that are granted to non-employee directors. In addition, the Committee may grant awards of restricted stock and RSUs covering an aggregate of not more than 345,000 shares which shall be exempt from such special vesting requirements.

Performance-Based Qualifying Awards

The Committee may (but is not required to) grant awards under the Equity Plan that will qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve the deductibility of such awards for federal income tax purposes when paid to the Company’s “covered employees” as defined in Section 162(m) of the Code. Participants granted a performance-based qualifying award are only entitled to receive payment pursuant to the qualifying award for a given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied.

These pre-established performance goals, which may vary by participant and by award, must be based upon the attainment of specific amounts of, or maintenance of or increases in, one or more of the following: the fair market value of the common stock, market share, dividends per share, earnings per share, diluted earnings per share, diluted net income per share, revenues, bookings, cash flow, earnings (or net income) before interest, taxes, depreciation and amortization, net income, stockholders’ equity, return on equity, book value per share, budget or expense management, costs, cash flow, modified operating cash flow, economic profit, return on total assets, return on investment, operating income, improvements in capital structure, gross, operating or other margins, profitability of an identifiable business unit or product, maintenance or improvement of profit margins or operating efficiency, working capital targets, average working capital, enterprise value, expenses targets, economic value added or other value added measurements, implementation of critical projects or milestones, customer satisfaction metrics, user traffic metrics, customer order metrics or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business restructurings, business expansion goals or goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant affiliate or other business unit or entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate. Each performance goal established by the Committee may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company or any affiliate and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as re-structuring charges, realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, assets or net assets.

Prior to the payment of any award granted as a qualifying award, the Committee must certify in writing that the performance goals and any other material terms were in fact satisfied. In determining the amount of the qualifying award actually paid to an individual, the Committee may reduce (but not increase) the amount determined by the applicable performance goal formula.

The maximum number of shares of common stock with respect to which qualifying awards may be granted to any participant in any calendar year (whether such qualifying awards are paid in common stock or a payment with respect to, or valued by reference to such common stock) is 1,000,000 shares of common stock.

Change in Control and Capital Structure

If a Change in Control (as defined in the Equity Plan) of the Company occurs, the Committee may provide for the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any award, the lapsing of any restrictions, risks of forfeiture or other similar limitations, and the deemed satisfaction of any performance conditions (including those applicable to performance-based qualifying awards). The Committee may also provide that an award will terminate and in lieu of such award the participant will receive a payment in exchange for the termination of the award (equivalent to the amount and in the form the participant would have received if the award were then payable and/or the participant had been able to receive the same as holders of common stock in respect of the net shares of common stock that could be paid pursuant to the award). Finally, the Committee may provide that in the event of a Change in Control, substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted hereunder may be granted in exchange for outstanding awards.

In the event of any corporate transaction involving the capital structure of the Company, including any stock dividend, stock split, reverse stock split, split-off, recapitalization, rights offering, reverse stock split recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, distributions to stockholders other than regular cash dividend distributions, or sale, lease or transfer of substantially all of the assets of the Company or other transaction similar to the foregoing, the Board of Directors shall make such equitable adjustments as it may deem appropriate in the Equity Plan and the awards thereunder, including, without limitation, an adjustment in (1) the total number of shares of common stock which may thereafter be issued pursuant to awards under the Equity Plan and the maximum number of shares of common stock that may be issued pursuant to stock options intended to qualify as incentive stock options, (2) the number of shares of common stock with respect to which qualifying awards may be granted to any participant in any calendar year and (3) the exercise price, base price or other price or value at the time of grant relating to any award.

Recoupment

If any award is paid, vests or becomes exercisable in accordance with the Equity Plan on the basis of financial results achieved by the Company, the Company is subsequently required to restate its financial statement resulting in such financial results being reduced such that the award would not have been paid, vest or become exercisable (or would have been paid, vest or become exercisable as to a lesser amount), and the participant who received the award had actual knowledge of the circumstances requiting the restatement, then such participant may have the award reduced to the level, if any, that in the Committee’s sole judgment would have been earned on the basis of the revised financial statements. Award agreements may require the participant receiving the award, as a condition to the receipt of the award, to agree that the award may be reduced, and the Company may seek recovery from the participant, as it deems appropriate under the circumstances, in the best interest of the Company and as permitted by law. In addition, any Award that is subject to recovery under any law, government regulation or stock exchange listing requirement, including, without limitation, Section 10D of the Exchange Act, as amended, and the regulations promulgated thereunder, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Transferability

No awards under the Equity Plan may be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a participant to, any party other than the Company or any affiliate, nor shall awards or any rights or interests therein be assignable or transferable by the recipient thereof except, in the event of the recipient’s death, to his designated beneficiary or by will or the laws of descent and distribution. During the lifetime of the participant, awards under the Equity Plan requiring exercise may be exercised only by the participant or by his or her guardian or legal representative. Notwithstanding the foregoing, the Committee in its discretion may provide that awards granted pursuant to the Equity Plan (other than incentive stock options) may be transferable without consideration under such terms and conditions as the Committee shall determine.

Duration, Amendment and Termination

The Equity Plan became effective when adopted by the Board of Directors on April 16, 2008, and the Equity Plan will terminate at the close of business on April 16, 2018, unless sooner terminated by the Board of Directors.

The Board of Directors may terminate or amend the Equity Plan in whole or in part at any time, however, no termination or amendment may materially and adversely affect any rights or obligations with respect to any awards previously made. In addition, an affirmative vote of the holders of a majority of the shares of common stock is required to (1) increase the aggregate number of shares subject to the Equity Plan, (2) extend the maximum term of awards under the Equity Plan or the Equity Plan itself, (3) decrease the exercise price of stock options granted under the Equity Plan or the exercise price of stock appreciation rights granted under the Equity Plan to less than the fair market value of common stock at the time of grant or (4) make any other change that would require stockholder approval under any regulatory requirement applicable to the Equity Plan (including as necessary to comply with any applicable stock exchange listing requirement). Generally, and in most cases only with the consent of the participants affected, the Committee may amend outstanding award agreements in any manner not inconsistent with the terms of the Equity Plan.

Stock Price

The closing price of our common stock reported on the NYSE on April 22, 2014, was $6.98 per share.

New Plan Benefits

Because grants of awards will be made from time to time by the Committee to those persons whom the Committee determines in its discretion should receive grants of awards, the benefits and amounts that may be received in the future by persons eligible to participate in the Equity Plan are not presently determinable.

Summary of U.S. Federal Income Tax Consequences

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Equity Plan. The discussion is for general informational purposes only and does not purport to be complete or address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE EQUITY PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Restricted Stock

Restricted stock will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such restricted stock does not make the election described below, the participant will not recognize any taxable income upon the grant of restricted stock and the Company or an affiliate, as applicable, is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares and, subject to Section 162(m) of the Code, the Company or an affiliate, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to the fair market value of such restricted stock on the date on which the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin on such date. Upon a sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in such shares.

Participants granted restricted stock may make an election under Section 83(b) of the Code to recognize compensation taxable as ordinary income with respect to the shares when such shares are received rather than when the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares on the date of grant (valued without taking into account restrictions other than restrictions that by their terms will never lapse), less any amount paid for the shares. Subject to Section 162(m) of the Code, the Company or an affiliate, as applicable, will be entitled to a corresponding deduction. By making a Section 83(b) election, the participant will recognize no additional ordinary compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the shares when they are sold, depending upon whether the shares have been held for more than one year. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value on the date of grant, and the participant’s holding period for such shares will begin on that date, if the shares are subsequently forfeited, the participant will not be entitled to a deduction as a result of such forfeiture, but will be entitled to claim a short-term or long-term capital loss (depending upon whether the shares have been held for more than one year prior to forfeiture) with respect to the shares, but only to the extent of the consideration paid, if any, by the participant for such shares.

Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation taxable as ordinary income (not dividend or qualified dividend income) received by the participant and, subject to Section 162(m) of the Code, the Company or an affiliate, as applicable, will receive a corresponding deduction. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made or which are paid after the restriction period lapses generally will be treated and taxed as dividend or qualified dividend income.

Restricted Stock Units

Upon the grant of RSUs, a participant does not recognize taxable income and the Company (or an affiliate, as applicable) is not entitled to a deduction. When a participant receives payment of RSUs (which may occur on the vesting date or a later date), the participant will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the shares received and, subject to Section 162(m) of the Code, the Company or an affiliate, as applicable, will be entitled to a corresponding deduction. If a participant receives shares of common stock in settlement of RSUs, the participant will have a tax basis in such shares equal to their fair market value on the date of settlement and the participant’s holding period with respect to such shares will begin on such date. Upon the sale of shares received by the participant in settlement of RSUs, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares. In addition, as discussed below, some RSU awards may be considered deferred compensation and must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion, additional taxes and interest.

Incentive Stock Options

Upon the grant of an incentive stock option (as defined in Section 422(b) of the Code), the option holder does not recognize any income and the Company (or a subsidiary, as applicable) is not entitled to a deduction. In addition, no income for regular income tax purposes will be recognized by an option holder upon the exercise of an incentive stock option if the requirements of the Equity Plan and the Code are satisfied, including, without limitation, the requirement that the option holder remain employed by the Company or a subsidiary during the period beginning on the date of grant and ending on the day three months (or, in the case of the option holder’s disability, one year) before the date the option is exercised. If an option holder has not remained an employee of the Company or a subsidiary during the period beginning on the date of grant of an incentive stock option and ending on the day three months (or one year in the case of the option holder’s disability) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified stock option and will have the tax consequences described below in the section entitled “Non-Qualified Stock Options.”

The federal income tax consequences of a disposition of the shares of common stock acquired pursuant to the exercise of an incentive stock option depends upon when the disposition of such shares occurs.

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If the disposition of such shares occurs more than two years after the date of grant of the incentive stock option and more than one year after the date of exercise, any gain or loss recognized upon such disposition will be long-term capital gain or loss and neither the Company nor a subsidiary, as applicable, will be entitled to any income tax deduction with respect to such incentive stock option.

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If the disposition of such shares occurs within two years after the date of grant of the incentive stock option or within one year after the date of exercise (a “Disqualifying Disposition”), the excess, if any, of the amount realized over the option price will be recognized and treated as taxable ordinary income to the option holder and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder on such disposition. The amount of ordinary income recognized by the option holder in a Disqualifying Disposition (and the corresponding deduction, if any, to the Company or a subsidiary, as applicable) is limited to the lesser of the gain recognized on such sale and the difference between the fair market value of the shares on the date of exercise and the option’s exercise price. Any gain recognized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year). If the option’s exercise price exceeds the amount realized upon such a disposition, the difference will be recognized and treated as short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).

If a participant is subject to the Alternative Minimum Tax (“AMT”), the tax consequences to the participant may differ from those described above. Under the AMT, a taxpayer will be required to pay an alternative minimum tax if the taxpayer’s “tentative minimum tax” (as defined in Section 55(b)(1) of the Code) exceeds his or her regular tax for the year in question. For purposes of calculating the AMT, upon the exercise of an incentive stock option, a taxpayer is required to include in his “alternative minimum taxable income” (as defined in Section 55(b)(2) of the Code) for the taxable year in which such exercise occurs an amount equal to the amount of income the taxpayer would have recognized if the option had not been an incentive stock option (i.e., the difference between the fair market value of the shares of common stock on the date of exercise and the option’s exercise price). As a result, unless the shares of common stock acquired upon the exercise of the incentive stock option are disposed of in a taxable transaction in the same year in which such option is exercised, the option holder may incur AMT as a result of the exercise of an incentive stock option.

Except as provided in the paragraph immediately below, if an option holder elects to tender shares of common stock in partial or full payment of the option’s exercise price for shares to be acquired upon the exercise of an incentive stock option, the option holder will not recognize any gain or loss on such tendered shares. No income will be recognized by the option holder in respect of the shares received by the option holder upon the exercise of an incentive stock option if the requirements of the Equity Plan and the Code described above are met. The number of shares received equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero. The holding period of the shares received equal to the number of shares tendered will be the same as such tendered shares’ holding period, and the holding period for the excess shares received will begin on the date of exercise. Solely for purposes of determining whether a Disqualifying Disposition has occurred with respect to such shares received upon the exercise of the incentive stock option, all shares are deemed to have been acquired on the date of exercise.

If an option holder tenders shares of common stock that were previously acquired upon the exercise of an incentive stock option in partial or full payment of the option’s aggregate exercise price for shares to be acquired upon the exercise of another incentive stock option, and the tender of such shares occurs within two years after the date of grant of the first such incentive stock option or within one year after such shares were transferred to the option holder upon the exercise of such incentive stock option, the tender of such shares will be a Disqualifying Disposition of such shares with the tax consequences described above regarding Disqualifying Dispositions. The shares of common stock acquired upon such exercise will be treated as shares of common stock acquired upon the exercise of an incentive stock option, with an aggregate tax basis equal to the option’s exercise price, and the holding period of such shares for capital gains purposes will begin on the date of exercise.

Non-Qualified Stock Options

Upon the grant of a nonqualified stock option, an option holder does not recognize taxable income, and the Company (or an affiliate, as applicable) is not entitled to a deduction. Upon the exercise of a non-qualified stock option, an option holder will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the shares received over the option’s aggregate exercise price and, subject to Section 162(m) of the Code, the Company or an affiliate, as applicable, will be entitled to a corresponding deduction. An option holder’s tax basis in the shares of common stock received upon the exercise of a non-qualified stock option will be equal to the amount paid for such shares plus the amount required to be included in income, and the option holder’s holding period for such shares will begin at the date of such exercise. Upon the sale of the shares received from the exercise of a non-qualified stock option, the option holder will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the option holder’s tax basis in such shares.

If a non-qualified stock option is exercised in whole or in part with shares of common stock held by the option holder, the option holder will not recognize any gain or loss on such tendered shares. The number of shares received by the option holder upon such an exchange that are equal in number to the number of tendered shares will retain the tax basis and the holding period of the tendered shares for capital gain purposes. The option holder will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the number of shares received upon such exercise that is in excess of the number of tendered shares, less any cash paid by the option holder. Subject to Section 162(m) of the Code, the Company or an affiliate, as applicable, will be entitled to a corresponding deduction. The fair market value of such excess number of shares will also be the tax basis for those shares and the holding period of such shares will begin on the exercise date.

Stock Appreciation Rights

Upon the grant of a stock appreciation right, a participant does not recognize taxable income, and the Company (or an affiliate, as applicable) is not entitled to a deduction. Upon exercise or settlement of a stock appreciation right, a participant will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received and, subject to Section 162(m) of the Code, the Company or an affiliate, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in shares of common stock received upon the exercise of a stock appreciation right will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin on the exercise or settlement date. Upon the sale of shares of common stock received in exercise of a stock appreciation right, the participant will recognize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Other Equity-Based Awards

The tax treatment of Other Equity-Based Awards will generally be governed by the principles set forth in Sections 61, 83 and 451 of the Code. This tax treatment will vary depending on the type of award but should generally be analogous to the tax treatment of stock options, stock appreciation rights, restricted stock and RSUs, as described above, as the case may be. Accordingly, in most cases, an Other Equity-Based Award, if payable in shares, will be subject to ordinary income taxation when the forfeiture restrictions, if any, in respect of any such award lapse and the shares are transferred to the participant, whichever occurs later, and, if an Other Equity-Based Award is payable in cash, such award will be taxable upon the actual or constructive receipt of any such cash payment. Generally, subject to Code Section 162(m), the Company (or an affiliate, as applicable) will be entitled to a deduction, at the time the participant recognizes ordinary income in respect of an Other Equity-Based Award, equal to the amount of ordinary income recognized by the participant. A participant’s tax basis in any shares received will generally be equal to the fair market value of such shares when the forfeiture restrictions lapse or the shares are transferred, whichever occurs later. The participant’s holding period for the shares will generally begin when the forfeiture restrictions lapse or when the shares are transferred, whichever occurs later. Upon the sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares.

Please see the section above entitled “Restricted Stock” for the general federal income tax treatment of common stock that is received in settlement of Other Equity-Based Awards and which is subject to a substantial risk of forfeiture for federal income tax purposes upon receipt.

Code Section 162(m)

Under Code Section 162(m), the Company or an affiliate, as applicable, generally may not deduct remuneration paid to the CEO of the Company and the three highest paid executive officers other than the CEO and CFO (as disclosed on the Company’s proxy statement) to the extent that such remuneration exceeds $1,000,000, unless such remuneration is performance-based compensation. Under the Equity Plan, the Committee may, in its discretion, grant awards that are intended to qualify as performance-based compensation (within the meaning of Code Section 162(m) and the regulations thereunder). However, the Committee retains the flexibility to grant awards under the Equity Plan that are not deductible, in whole or in part, under Code Section 162(m), as it deems appropriate in its sole discretion.

Code Section 409A

Code Section 409A contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any award that provides for the deferral of compensation, such as RSUs that are settled more than two and one-half months after the end of the year in which they vest, must comply with Code Section 409A in order to avoid the adverse tax consequences set forth below. If the requirements of Code Section 409A are not met, amounts deferred under the Equity Plan during the taxable year and all prior taxable years (to the extent not already included in gross income) will generally be included in the participant’s taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually paid to the participant. In addition, such violation will result in an additional tax to the participant of 20% of the deferred amount plus interest computed from the date the award was granted, or if later, the date on which it vested. Participants are urged to consult their tax advisors to determine if Code Section 409A is applicable to their awards. In addition, a failure to comply with Code Section 409A could result in a change in the timing of tax deductions previously taken by the Company.

Code Section 280G

If the vesting and/or payment of an award made to a “disqualified individual” (as defined in Code Section 280G) occurs in connection with a change in control of the Company, such vesting and/or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive in connection with such change in control, may result in an “excess parachute payment” (as defined in Code Section 280G). Code Section 4999 generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual,” and Code Section 280G precludes the Company or an affiliate, as applicable, from deducting such “excess parachute payment.”

The Board of Directors recommends a vote “FOR” the approval of the Monster Worldwide, Inc. Amended and Restated 2008 Equity Incentive Plan.

PROPOSAL NO. 4

APPROVAL OF THE MONSTER WORLDWIDE, INC.

SECOND AMENDED AND RESTATED EXECUTIVE INCENTIVE PLAN

Introduction

The Board of Directors recommends that our stockholders approve the Monster Worldwide, Inc. Second Amended and Restated Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan was first adopted by the Board of Directors on March 25, 2008 and approved by our stockholders at our Annual Meeting of Stockholders held on June 3, 2008. The purpose of the Incentive Plan is to provide for the grant of performance-based incentive compensation cash bonuses to eligible employees that are designed to qualify as “performance-based compensation” under Section 162(m) of the Code. Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to the Company’s Chief Executive Officer or to any of the Company’s three other most highly compensated executive officers (excluding the Company’s Chief Financial Officer) exceeds $1,000,000, any amounts that exceed the $1,000,000 threshold will not be deductible by the Company for federal income tax purposes, unless the compensation qualifies for an enumerated exception under Section 162(m) of the Code. Compensation that is “performance-based,” within the meaning of Section 162(m) of the Code, is not subject to these deduction limits. To qualify as performance-based compensation, among other requirements, the compensation must be paid only upon the attainment of certain pre-established performance goals using performance criteria that have been approved by stockholders.

New or Modified Provisions

The following is a summary of the significant amendments made to the Incentive Plan since it was first approved by our stockholders in 2008 and is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached hereto as Exhibit B. Capitalized terms used but not defined in this summary or the summary of the Incentive Plan that follows shall have the meanings set forth in the Incentive Plan.

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Addition of Performance Goals Variables.    The Incentive Plan was amended to include additional factors on which Performance Goals may be based, including: bookings, market share, earnings per share, diluted net income per share, costs, cash flow, modified operating cash flow, economic profit, return on total assets, gross, operating or other margins, working capital targets, average working capital, enterprise value, expense targets, economic value added or other value added measurement and implementation of critical projects or milestones.

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Addition of Dodd-Frank Clawback.    The Incentive Plan was amended to provide for the recoupment of incentive compensation bonuses as required by applicable law, government regulation or stock exchange listing requirement, including, without limitation, Section 10D of the Securities Exchange Act.

Summary of the Incentive Plan

Administration.    The Incentive Plan is to be administered by a committee composed of two or more directors, all of whom qualify as “outside directors” within the meaning of Section 162(m) of the Code (the “Committee). The Compensation Committee of the Board of Directors has been designated by the Board of Directors to serve as the Committee that administers the Incentive Plan. The Committee has the exclusive authority, among other things, to establish performance goals during each performance period and to determine the amount of the incentive compensation bonus payable to any participant. The Committee may grant a participant multiple incentive compensation bonuses during the same year under the Incentive Plan. Incentive compensation bonuses under the Incentive Plan are payable to each participant solely as a result of the satisfaction of pre-established targeted level of performance for the calendar year or such other performance period as is selected by the Committee.

Eligibility.    All officers (including officers who are directors) who are selected by the Committee are eligible to participate in the Incentive Plan and be granted incentive compensation bonuses.

Maximum Annual Incentive Plan Limit.    The aggregate maximum amount of incentive compensation bonus or bonuses that may be payable under the Incentive Plan to any participant in any single calendar year may not exceed $10,000,000.

Performance-Based Qualifying Awards

Incentive compensation bonuses granted under the Incentive Plan are intended to qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve the deductibility of such incentive compensation bonuses for federal income tax purposes when paid to the Company’s “covered employees” as defined in Section 162(m) of the Code. Participants granted an incentive compensation bonus may receive payment of that incentive compensation bonus for a given performance period only if the pre-established performance goals set by the Committee for the performance period are satisfied.

Performance Criteria.    These pre-established performance goals set by the Committee, which may vary by participant and by incentive compensation bonus, must be based upon the attainment of specific amounts of, or maintenance of or increases in, one or more of the following: the market price of the Company’s common stock (either on a fixed date or over any specified period); total stockholder return; bookings; market share; dividends per share; earnings per share; diluted net income per share; revenues; operating income; cash flow; earnings before or after income taxes; earnings (or net income) before interest, taxes, depreciation and amortization; net income; stockholders’ equity; return on equity; book value per share; budget or expense management; costs; cash flow; modified operating cash flow; economic profit; return on total assets; return on investment; improvements in capital structure; gross, operating or other margins; profitability of an identifiable business unit or product; maintenance or improvement of profit margins or operating efficiency; working capital targets; average working capital; enterprise value; expense targets; economic value added or other value added measurement; implementation of critical projects or milestones; customer satisfaction metrics; user traffic metrics; customer order metrics; or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business restructurings, business expansion goals or goals relating to acquisitions or divestitures, all whether applicable to the Company or any subsidiary or other business unit or any entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate. Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, business plans, the past performance of the Company or any subsidiary, unit or entity and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as re-structuring charges, types of expenses, realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, assets or net assets.

Requirements to Receive Payment.    Prior to the beginning of each performance period, or at such other time no later than such time as is permitted by the applicable provisions of the Code, the Committee must establish in writing the target (or range of) incentive compensation bonus opportunity for each participant based upon the attainment of one or more performance goals established by the Committee at such time. The Committee may provide for a threshold level of performance below which no amount of incentive compensation bonus will be paid, a maximum level of performance above which no additional incentive compensation bonus will be paid, and it may provide for the payment of differing amounts for different levels of performance.

As soon as practicable after the end of each performance period but before any incentive compensation bonuses are paid, the Committee must certify in writing that the performance goal or goals were attained and the amount of the incentive compensation bonus payable to each participant based upon the attainment of these performance goals. If the performance goals are not attained, no incentive compensation bonus is payable under the Incentive Plan, and the amount that is payable under the Incentive Plan may not be greater than the pre-established amount specified by the Committee. Incentive compensation bonuses will be paid in cash.

Negative Discretion.    The Committee may reduce or eliminate the amount of any incentive compensation bonus of any participant at any time prior to payment thereof, even if the performance goals were attained. Under no circumstance may the Committee increase the amount of the incentive compensation bonus otherwise payable to a participant under the Incentive Plan beyond the amount originally established, waive the attainment of or modify the performance goals established by the Committee or otherwise exercise its discretion so as to cause any incentive compensation bonus not to qualify as performance-based compensation under Section 162(m) of the Code.

Termination During Performance Period.    Participants who cease to be employed by the Company or its subsidiaries prior to the end of a Performance Period, other than due to death or disability (as defined in any disability plan of the Company or any of its subsidiaries applicable to the participant), shall not be eligible to receive an incentive compensation bonus for the performance period in which such termination of employment occurs. Participants who cease to be employed by the Company or its subsidiaries prior to the end of a performance period due to death or disability (as defined in any disability plan of the Company or any of its subsidiaries applicable to the participant) may receive an incentive compensation bonus which is prorated to the date of cessation of employment, but based upon the attainment of the performance goals for either the entire performance period or the portion thereof preceding such death or disability, as determined by the Committee in its sole discretion.

Recoupment.    If any incentive compensation bonus is paid pursuant to the Incentive Plan on the basis of financial results achieved by the Company, the Company is subsequently required to restate its financial statements resulting in the financial results being reduced such that the incentive compensation bonus would not have been paid (or would have been smaller in amount), and the participant receiving such incentive compensation bonus had actual knowledge of the circumstances requiring the restatement, then such participant may have the incentive compensation bonus reduced to the amount, if any, that in the Committee’s sole judgment, would have been earned on the basis of the revised financial statements. The Committee may require the participant receiving the incentive compensation bonus, as a condition to the receipt of the incentive compensation bonus, to agree that the incentive compensation bonus may be reduced, and the Company shall be entitled to seek recovery from the participant, as it deems appropriate under the circumstances, in the best interest of the Company and as permitted by law. In addition, any incentive compensation bonus that is subject to recovery under any law, government regulation or stock exchange listing requirement, including, without limitation, Section 10D of the Exchange Act and the regulations promulgated thereunder, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

No Limitations on Other Plans

Nothing contained in the Incentive Plan in any way limits or restricts the ability of the Board of Directors or the Compensation Committee to award an incentive or other cash bonus to any person outside of the Incentive Plan, whether under any other plan, agreement, arrangement or understanding now existing or that may hereafter take effect.

Plan Amendment, Termination and Effective Date

The Board of Directors may terminate or amend the Incentive Plan at any time, however, no amendment of the Incentive Plan that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code shall be effective without such consent.

The Incentive Plan is effective April 22, 2014, subject to approval by the stockholders of the Company in accordance with Section 162(m) of the Code. If the Incentive Plan is not approved by the stockholders of the Company at the Annual Meeting, then no incentive compensation bonuses shall be payable to any participant pursuant to the Incentive Plan.

Federal Income Tax Consequences

Amounts that would be payable pursuant to the Incentive Plan are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Therefore, we believe that under existing federal income tax laws, incentive compensation bonuses paid pursuant to the Incentive Plan would be deductible by the Company when paid to the recipient. Participants would generally be required to recognize ordinary income upon receipt of incentive compensation bonuses under the Incentive Plan.

New Incentive Plan Benefits

The benefits that will be awarded or paid under the Incentive Plan are not currently determinable. The Committee has not yet determined future bonuses or who might receive them.

The Board of Directors recommends a vote “FOR” the approval of the Monster Worldwide, Inc. Second Amended and Restated Executive Incentive Plan.

PROPOSAL NO. 5

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act requires us to periodically seek a non-binding advisory vote from our stockholders to approve the compensation as disclosed in the CD&A in this Proxy Statement. At our annual meeting in 2011, we asked the Company’s stockholders to indicate if we should hold an advisory vote to approve the compensation of the Company’s NEOs every one, two or three years. Consistent with the recommendation of the Board of Directors, the Company’s stockholders indicated their preference to hold an advisory vote to approve the compensation of the Company’s NEOs annually. After consideration of the 2011 voting results and based upon its prior recommendation, the Board of Directors elected to provide the Company’s stockholders the opportunity to vote at the 2014 annual meeting on a non-binding, advisory resolution to approve the compensation of our NEOs set forth in the CD&A, compensation tables and narrative discussion in this Proxy Statement. Accordingly, we ask our stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion is hereby APPROVED.”

Before voting, we encourage you to review the executive compensation disclosure contained in the CD&A, compensation tables and narrative discussion in this Proxy Statement, which we believe demonstrates the important role our executive compensation practices have played in keeping the Company well positioned to maximize stockholder value during these challenging economic times. As described in the CD&A, we seek to closely align the interests of our NEOs with the interests of our stockholders. Our executive compensation programs are designed to reward our NEOs for the achievement of both near-term and long-term strategic and operational goals, while simultaneously discouraging unnecessary or excessive risk-taking.

Please be advised that the vote on the resolution to approve the compensation of our NEOs set forth in the CD&A, compensation tables and narrative discussion in this Proxy Statement is not binding on the Company, our Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee intend to consider the outcome of the vote when making future NEO compensation decisions.

The Board of Directors recommends that stockholders vote to approve the compensation of the Company’s NEOs by voting “FOR” this resolution.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 9, 2014 (except as otherwise stated in the footnotes to the table) regarding beneficial ownership of the Company’s common stock by: (1) the named executive officers listed in the “Summary Compensation Table” on page 32; (2) each director of the Company; (3) all directors and executive officers of the Company as a group; and (4) each other person or entity known by the Company to own beneficially more than five percent of the Company’s outstanding common stock. Percentage ownership is based on 91,017,018 shares of common stock outstanding as of April 9, 2014, the record date for the Annual Meeting. Except as otherwise stated in the footnotes to the table, this table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	%
Named Executive Officers
Salvatore Iannuzzi(1)	1,272,953	1.4
James M. Langrock(2)	404,319	*
Lise Poulos(3)	445,838	*
Mark Stoever(4)	395,449	*
Michael B. McGuinness(5)	82,562	*
Non-Employee Directors
John Gaulding(6)	63,697	*
Edmund P. Giambastiani, Jr.(7)	62,697	*
Cynthia P. McCague(8)	59,197	*
Jeffrey F. Rayport(9)	55,746	*
Roberto Tunioli(10)	57,697	*
Timothy T. Yates(11)	566,887	*
All directors and executive officers as a group (11 persons)	3,467,042	3.8
5% Stockholders
BlackRock, Inc.(12)	9,902,742	10.9
The Vanguard Group(13)	6,565,559	7.2

*	Less than 1%

(1)	The shares beneficially owned by Mr. Iannuzzi consist of (A) 936,035 shares of common stock held outright by Mr. Iannuzzi and (B) 336,918 shares of unvested restricted stock with respect to which Mr. Iannuzzi possesses sole voting power. In accordance with SEC rules, this table excludes 2,250,000 unvested RSUs held by Mr. Iannuzzi that do not provide voting power and are not scheduled to vest within 60 days of April 9, 2014.

(2)	The shares beneficially owned by Mr. Langrock consist of (A) 194,319 shares of common stock held outright by Mr. Langrock and (B) 210,000 shares of unvested restricted stock with respect to which Mr. Langrock possesses sole voting power. In accordance with SEC rules, this table excludes 275,000 unvested RSUs held by Mr. Langrock that do not provide voting power and are not scheduled to vest within 60 days of April 9, 2014.

(3)	The shares beneficially owned by Ms. Poulos consist of (A) 285,838 shares of common stock held outright by Ms. Poulos and (B) 160,000 shares of unvested restricted stock with respect to which Ms. Poulos possesses sole voting power. In accordance with SEC rules, this table excludes 150,000 unvested RSUs held by Ms. Poulos that do not provide voting power and are not scheduled to vest within 60 days of April 9, 2014.

(4)

The shares beneficially owned by Mr. Stoever consist of (A) 220,739 shares of common stock held outright by Mr. Stoever, (B) 162,500 shares of unvested restricted stock with respect to which Mr. Stoever possesses sole voting power, (C) 210 shares of common stock held in Mr. Stoever’s 401(k) Plan account and (D) 12,000 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 9, 2014. In accordance with SEC rules, this table excludes 200,000 unvested RSUs held by Mr. Stoever that do not provide voting power and are not scheduled to vest within 60 days of April 9, 2014.

(5)	The shares beneficially owned by Mr. McGuinness consist of (A) 30,591 shares of common stock held outright by Mr. McGuinness, (B) 47,500 shares of unvested restricted stock with respect to which Mr. McGuinness possesses sole voting power and (C) 4,471 shares of common stock held in Mr. McGuinness’ 401(k) Plan account. In accordance with SEC rules, this table excludes 60,000 unvested RSUs held by Mr. McGuinness that do not provide voting power and are not scheduled to vest within 60 days of April 9, 2014.

(6)	The shares beneficially owned by Mr. Gaulding consist of (A) 24,564 shares of common stock held outright by Mr. Gaulding and (B) 39,133 shares of unvested restricted stock with respect to which Mr. Gaulding possesses sole voting power.

(7)	The shares beneficially owned by Admiral Giambastiani consist of (A) 23,564 shares of common stock held outright by Admiral Giambastiani and (B) 39,133 shares of unvested restricted stock with respect to which Admiral Giambastiani possesses sole voting power.

(8)	The shares beneficially owned by Ms. McCague consist of (A) 16,064 shares of common stock held outright by Ms. McCague, (B) 39,133 shares of unvested restricted stock with respect to which Ms. McCague possesses sole voting power and (C) 4,000 shares of common stock held indirectly.

(9)	The shares beneficially owned by Dr. Rayport consist of (A) 16,613 shares of common stock held outright by Dr. Rayport and (B) 39,133 shares of unvested restricted stock with respect to which Dr. Rayport possesses sole voting power.

(10)	The shares beneficially owned by Mr. Tunioli consist of (A) 18,564 shares of common stock held outright by Mr. Tunioli and (B) 39,133 shares of unvested restricted stock with respect to which Mr. Tunioli possesses sole voting power.

(11)	The shares beneficially owned by Mr. Yates consist of (A) 475,884 shares of common stock held outright by Mr. Yates and (B) 91,003 shares of common stock held indirectly.

(12)	BlackRock, Inc. may be deemed to beneficially own 9,902,742 shares of our common stock. BlackRock, Inc. has sole voting power with respect to 9,398,676 shares, sole dispositive power with respect to all 9,902,742 shares and does not have any shared voting power or shared dispositive power with respect to any of the shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. Information with respect to BlackRock, Inc. was derived from its Schedule 13G/A as filed with the SEC on January 30, 2014.

(13)	The Vanguard Group may be deemed to beneficially own 6,565,559 shares of our common stock. The Vanguard Group has sole voting power with respect to 171,122 shares, sole dispositive power with respect to 6,399,837 shares, shared dispositive power with respect to 165,722 shares and does not have shared voting power with respect to any of the shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. Information with respect to The Vanguard Group was derived from its Schedule 13G/A as filed with the SEC on February 11, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during fiscal 2013 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

AUDIT MATTERS

The Company incurred professional fees from BDO USA, LLP, its independent registered public accounting firm, and BDO International affiliate firms for the following professional services:

Audit Fees.    Fees in the amount of $2.0 million and $2.2 million in 2013 and 2012, respectively, related to the audits of the Company’s annual financial statements and internal controls; the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q; the review of documents filed with the SEC; and the services that an independent registered public accounting firm would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements, such as consents and statutory audits that non-U.S. jurisdictions require.

Audit-Related Fees.    Fees in the amount of $47,708 in each of 2013 and 2012, primarily related to the audit of the Company’s employee benefit plan.

Tax Fees.    Fees in the amount of $13,421 and $17,049 in 2013 and 2012, respectively, related to professional services rendered for tax compliance, tax advice and tax planning.

Other than as described above, the Company did not incur any fees from BDO USA, LLP or BDO International affiliate firms in 2013 or 2012.

The Company’s Audit Committee has determined that the non-audit services provided by BDO USA, LLP in connection with the years ended December 31, 2013 and 2012 were compatible with the auditors’ independence. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of BDO USA, LLP will also be available to respond to appropriate questions from stockholders.

Pre-Approval Policies

The Audit Committee pre-approves all anticipated annual audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such permissible services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. All “Audit Fees,” “Audit-Related Fees” and “Tax Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Monster Worldwide, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Board of Directors has the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations.

Management is responsible for the preparation, presentation and integrity of the consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent registered public accounting firm is also responsible for expressing an opinion on the Company’s internal control over financial reporting.

The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or generally accepted accounting principles in the United States of America or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee discussed the statements with both management and the Company’s independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communications with Audit Committees).

With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other items, discussed with BDO USA, LLP, matters relating to BDO USA, LLP’s independence. Additionally, the Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by the Independence Standards of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence.

Finally, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program.

On the basis of these reviews and discussion, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

Members of the Audit Committee

Roberto Tunioli, Chairman

John Gaulding

Jeffrey F. Rayport

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Monster adheres to a strict policy against its directors, officers and employees entering into transactions that present actual or potential conflicts of interest. This policy is reflected in the Company’s Code of Business Conduct and Ethics and the Corporate Governance Guidelines, each of which is available through the “Corporate Governance” section of our company website. Our company website is located at http://about-monster.com and the “Corporate Governance” section is located on the “Investor Relations” tab located at http://ir.monster.com. The Corporate Governance Guidelines provide that if an actual or potential conflict of interest arises for a director, the director must promptly inform the Chairman of the Board of Directors. If a significant conflict exists and cannot be resolved, the director must resign from his or her position from the Board of Directors. Directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests. In addition, the Company’s legal department, together with outside legal counsel, is responsible for monitoring compliance with this policy. The Company’s Audit Committee is responsible for reviewing any “related person transaction,” as defined under SEC rules, which generally includes any transaction, arrangement or relationship involving more than $120,000 in which the Company or any of its subsidiaries was, is or will be a participant and in which a “related person” has a material direct or indirect interest. “Related persons” mean directors and executive officers and their immediate family members, and stockholders owning five percent or more of the Company’s outstanding stock.

Since January 1, 2013, we have not been a party to, and we have no plans to be a party to, any transactions considered to be related person transactions.

While not considered a related person transaction, during 2013 we did have a consulting arrangement with Timothy T. Yates, a member of the Board of Directors. Under the arrangement, the Company paid Mr. Yates $5,000 for consulting services in connection with the Company’s sale of a 49.99% interest in its South Korean subsidiary.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

In April 2014, upon the recommendation of the Compensation Committee, the Board of Directors adopted an anti-hedging and anti-pledging policy which prohibits our directors and officers from (i) pledging company securities, (ii) engaging in hedging or monetization transactions that allow the person to lock in the value of his or her security holdings, and (iii) purchasing securities on margin or holding securities in a margin account. Because these types of activities could result in a sale of securities at a time when the director or officer has material, inside information, or could create a situation in which a director or officer owns securities without the full risks and rewards of ownership, our Board of Directors believes it prudent to prohibit our directors and officers from entering into these types of transactions.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

Under the SEC proxy rules, if a stockholder wants the Company to include a proposal in the Proxy Statement for the 2015 Annual Meeting, the proposal must be received by the Company at 622 Third Avenue, 39th Floor, New York, New York 10017, Attention: Secretary, no later than December 25, 2014.

In addition, the Company’s by-laws require that any stockholder wishing to make a nomination for director, or wishing to introduce any business, at the 2015 Annual Meeting must give the Company advance notice in accordance with the Company’s by-laws. To be timely, the Company must receive such notice for the 2015 Annual Meeting at its offices mentioned above no earlier than February 8, 2015 and no later than March 10, 2015. Nominations for director must be accompanied by written consent to serving as a director if elected. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

COMMUNICATIONS TO THE BOARD OF DIRECTORS

The Board of Directors maintains a process for stockholders and other interested parties to communicate with the Board of Directors, the lead independent director, all non-management directors as a group, or individual directors as follows. Stockholders and other interested parties who wish to communicate with the Board of Directors, the lead independent director, all non-management directors as a group, or an individual director should direct written correspondence to the Company’s Secretary at its principal office at 622 Third Avenue, 39th Floor, New York, New York 10017. With respect to any stockholder, any communication must contain (1) a representation that the stockholder is a holder of record of stock of the Company, (2) the name and address, as they appear on the Company’s books, of the stockholder sending such communication and (3) the number of shares of the Company that are beneficially owned by such stockholder. The Secretary will forward such communications to the Board of Directors, the lead independent director, all non-management directors as a group, or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: MONSTER WORLDWIDE, INC., ATTENTION: SECRETARY, 622 THIRD AVENUE, 39th FLOOR, NEW YORK, NEW YORK 10017.

EXHIBIT A

MONSTER WORLDWIDE, INC.

AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

1.     PURPOSE OF THE PLAN. The purpose of the Monster Worldwide, Inc. Amended and Restated 2008 Equity Incentive Plan (the “Plan”) is to further the long-term growth of Monster Worldwide, Inc. (the “Company”) and its Subsidiaries by attracting, retaining and motivating its key employees, officers and Non-Employee Directors of the Company and its Affiliates, and consultants, advisors and other persons who may perform services for the Company or its Affiliates by providing equity incentives for them that create a proprietary interest in the Company. To achieve that purpose, the Plan permits the Company to provide equity or equity-based incentive compensation of the types commonly known as restricted stock, restricted stock units, stock options, and stock appreciation rights, as well as any other types of equity-based incentive compensation that will achieve that purpose.

2.     DEFINITIONS.

In addition to capitalized terms otherwise defined herein, the following capitalized terms used in the Plan shall have the respective meanings set forth in this Section:

“1999 Long Term Incentive Plan” means the Company’s 1999 Long Term Incentive Plan, effective as of December 9, 1998 and expiring on December 9, 2008.

“Affiliate” means an entity directly or indirectly controlling, controlled by or under common control with the referenced person.

“Award,” except where referring to a particular category of grant under the Plan, shall mean any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, and an Equity-Based Award as contemplated herein.

“Award Agreement” means a written agreement, contract or such other instrument or document, including an electronic communication, in such form as the Committee shall determine from time to time, evidencing any Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means at such time as any of:

(i)     the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any “person” (within the meaning of Section 13(d) of the Exchange Act);

(ii)     a complete liquidation of the Company;

(iii)     any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Permitted Investor, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the total voting power of the Voting Interests of the Company on a fully diluted basis;

(iv)     the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided that notwithstanding the foregoing, in the case of Awards granted after April 28, 2009, the Change in Control shall only be deemed to occur simultaneously with the consummation of such merger or consolidation;

(v)     the first day as of which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(vi)     notwithstanding anything in the Plan or an Award Agreement to the contrary, but only to the extent necessary for an Award to comply with Section 409A of the Code, no event shall constitute a Change in Control under the Plan or the applicable Award Agreement unless such event is a “change in control event” within the meaning of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the compensation committee of the Board or another committee of the Board appointed in accordance with Section 3(a).

“Common Stock” means the Company’s common stock, par value $0.001 per share, either currently existing or authorized hereafter.

“Continuing Directors” means (i) the directors of the Company on the Effective Date, and (ii) each other director if, in each case, such other director’s nomination for election or election to the Board of Directors of the Company is recommended or approved by at least a majority of the then Continuing Directors.

“Effective Date” means January 1, 2008.

“Equity-Based Award” means a right to a payment in shares of Common Stock, or a right to a payment that is based upon or measured by an amount of shares of Common Stock, or a right to a payment that is based upon or measured by the Fair Market Value of Common Stock, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per share of Common Stock, determined by the Committee but subject to the Plan, at which a Stock Option or a Stock Appreciation Right may be exercised.

“Fair Market Value” per share of Common Stock as of a particular date means the closing sales price per share of the Common Stock as published by the principal national securities exchanges (including but not limited to the NYSE) on the date as of which the determination is made, or if there were no sales on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of Common Stock are not then listed on a national securities exchange on such date, the closing price, or if none, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, such value of a share of Common Stock on such date as the Committee in its discretion may in good faith determine. The Fair Market Value of any property other than Common Stock shall be the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.

“Incentive Stock Option” means a Stock Option that qualifies as an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Employee Director” means a director of the Company who is not an employee of the Company or its Affiliates.

“Permitted Investor” means (i) any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) that a majority of the Continuing Directors shall have approved the acquisition of more than 25% of the outstanding Voting Interest by such person or group; provided that such Continuing Directors approve such acquisition (1) prior to the date such person or group beneficially owns, directly or indirectly, more than 5% of the Voting Interest or (2) in the case of any holder of more than 10% of the Common Stock on the Effective Date, prior to the date such person or group beneficially owns, directly or indirectly, more than 20% of the Voting Interest; or (ii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company or any subsidiary of the Company. Notwithstanding the foregoing, no such person or group shall be deemed a Permitted Investor if, in connection with the acquisition of the Voting Interest by such person or group, the Voting Interest are no longer listed on a U.S. national securities exchange or the NASDAQ Stock Market.

“Restricted Stock” means the right to receive a number of shares of Common Stock that are subject to restrictions on transferability and any other restrictions, all as determined by the Committee.

“Restricted Stock Unit” means the right to receive a payment that is valued by reference to Common Stock, which value may be paid by delivery to the Participant of such property as the Committee shall determine, including without limitation, cash, Common Stock, other property, or any combination thereof which right to payment may be subject to such conditions and other limitations and restrictions, all as determined by the Committee.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right to receive the appreciation in the Fair Market Value of a specified number of shares of Common Stock, at an Exercise Price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions, all as determined by the Committee.

“Stock Option” means the right to purchase a number of shares of Common Stock, at an Exercise Price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions, all as determined by the Committee.

“Subsidiary” means any Company that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company.

“Voting Interests” means shares of capital stock issued by the Company, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors of the Company, even if the right so to vote has been suspended by the happening of such a contingency.”

3.     ADMINISTRATION OF THE PLAN.

(a)     Committee Members: The Plan shall be administered by the Committee appointed by the Board consisting of two or more of its members who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code, as the Board may from time to time designate; provided that no action taken by the Committee (including without limitation grants or Awards) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence.

(b)     Committee Authority: Subject to the provisions of the Plan, the Committee shall have the exclusive power to select the persons to participate in the Plan, to determine the type, size and terms and conditions of Awards (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with any Award to be made to each Participant selected, and to determine the time or times when Awards will be granted or paid. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, authorize the transfer of Awards and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, the Company, its Affiliates, its stockholders and Participants and their beneficiaries or successors and their permitted transferees). Notwithstanding anything to the contrary herein, with respect to Awards granted on or after April 28, 2009, the Committee may not, without the approval of the Company’s stockholders, exercise its discretion to accelerate the vesting, delivery or exercisability of such Awards except in cases relating to the Participant’s death, disability or retirement or in the event of a Change in Control of the Company.

(c)     Grants Outside of the United States: The Committee shall also have the power and authority to make any adjustments necessary or desirable as a result of the granting of Awards to Participants located outside the United States, and to adopt, to amend or to rescind subplans relating to the operation and administration of the Plan outside of the United States in order to accommodate the local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the Plan outside of the United States, including, but not limited to, the authority to adopt, to amend or to rescind rules, procedures and subplans that limit or vary: the methods available to exercise Awards; the methods available to settle Awards; the methods available for the payment of income taxes, social insurance contributions and employment taxes; the procedures for withholding on Awards; and the use of stock certificates or other indicia of ownership. The Committee may also adopt rules, procedures or subplans applicable to particular Affiliates or locations.

(d)     Grants to Non-Employee Directors: Any Awards to Non-Employee Directors under the Plan shall be made by the Board or a committee of the Board (all of whose members are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto)) to whom the Board has delegated its authority (the Board or the committee to whom it has delegated such authority being referred to herein as the “Board Committee”). With respect to Awards to such Non-Employee Directors, all rights, discretion, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board Committee, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board Committee, it being intended that no Awards to Non-Employee Directors under the Plan shall be subject to the discretion of management.

4.     PARTICIPATION. Key employees, officers and Non-Employee Directors of the Company and its Affiliates, and consultants, advisors and other persons who may perform services for the Company or its Affiliates shall be eligible to receive Awards under the Plan (the “Participants”). The Committee shall select from among the Participants the persons who shall receive Awards pursuant to the Plan.

5.     SHARES OF STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 7(a) hereof, the maximum number of shares available for issuance pursuant to Awards granted under the Plan shall be equal to the sum of: (a) 15,685,000 shares of Common Stock, (b) the number of shares of Common Stock subject to outstanding awards as of the effective date of the Plan under the 1999 Long Term Incentive Plan that on or after the effective date of the Plan cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Common Stock), and (c) the number of shares of Common Stock surrendered by Participants or retained by the Company after the effective date of the Plan to pay all or a portion of the exercise price and/or withholding taxes relating to any outstanding awards under the 1999 Long-Term Incentive Plan; provided that no more than 4,225,000 shares of Common Stock may be issued pursuant to Incentive Stock Options and no more than 2,500,000 shares may be issued pursuant to Stock Options or Stock Appreciation Rights. Shares of Common Stock to be issued under the Plan may be either authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares, including shares acquired by purchase.

No Award may be granted if the number of shares of Common Stock to which such Award relates, when added to the number of shares of Common Stock previously issued under the Plan and the number of shares of Common Stock which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares of Common Stock available for issuance pursuant to the Plan. If any shares of Common Stock subject to an Award are forfeited or such Award is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual issuance of shares of Common Stock to the Participant, any shares of Common Stock counted against the number of shares of Common Stock available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan. For this purpose, Awards based upon, or measured by, the value or changes in the value of shares of Common Stock (whether paid in cash or shares of Common Stock), any shares of Common Stock tendered to or retained by the Company in satisfaction of the participant’s obligation for the Exercise Price or withholding of taxes, and shares of Common Stock not issued as a result of a net exercise of a Stock Option or net settlement of a Stock Appreciation Right shall not be treated as shares of Common Stock issued pursuant to the Plan.

Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, shall not reduce the maximum number of Common Stock that may be issued under the Plan or the maximum number of Common Stock authorized for grant to a Participant in any calendar year described in Section 6(i).

6.     AWARDS.

(a)     General: Awards may be granted as Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and any other Equity-Based Awards determined by the Committee to be consistent with the purposes of the Plan, all of which shall be granted on the terms and conditions set forth in this Section 6 and such other terms and conditions, not inconsistent therewith, as the Committee shall determine. The Committee shall determine the number of shares of Common Stock to be issued to a Participant pursuant to an Award, and may grant any Award either alone, or in conjunction with, another Award, either at the time of grant or by amendment thereafter, or may grant any Awards in the alternative, so that the exercise of one Award shall result in the forfeiture or, or an adjustment to, another Award.

(b)     Vesting, Other Performance Requirements and Forfeiture: In making Awards under the Plan, the Committee may, on the date of grant or thereafter, (i) specify that the right to exercise, receive, retain and/or transfer such Award or the economic value derived therefrom shall be conditional upon the fulfillment of specified conditions, including, without limitation, completion of specified periods of service in the employ of the Company or its Affiliates, and/or the achievement of specified business and/or personal performance goals, and (ii) provide for the forfeiture of all or any portion of any such Awards or the economic value derived therefrom in specified circumstances. The Committee may also specify by whom and/or in what manner the accomplishment of any such performance goals shall be determined. Notwithstanding the foregoing, the Committee shall retain full power to accelerate or waive any such condition as it may have previously imposed, except as prohibited by Sections 6(f)(i) and 6(g). All Awards shall be evidenced by an Award Agreement, and each Award Agreement shall specify the terms, conditions, restrictions and limitations applicable to such Award.

(c)     Term of Awards: The term of each Award shall, except as otherwise provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Award exceed a period of ten years from the date of grant of the Award. The Committee may establish the extent to which the term of an Award shall continue or terminate in the event the Participant terminates employment or the performance of services, including as a result of death or disability.

(d)     Stock Options: The Committee may grant Stock Options to Participants on the following terms and conditions:

(i)     Stock Options granted may include Incentive Stock Options and Stock Options that are not Incentive Stock Options; provided that Incentive Stock Options may only be granted to key employees and officers of the Company and its Subsidiaries. A Stock Option granted under the Plan that was intended to qualify as an Incentive Stock Option but fails or ceases to qualify as an Incentive Stock Option for any reason shall still constitute a Stock Option under the Plan.

(ii)     The term of any Stock Option shall be determined by the Committee, but in no event shall any Stock Option be exercisable more than ten years after the date on which it was granted.

(iii)     The Exercise Price of any Stock Option shall be determined by the Committee at the time the Stock Option is granted, but the Exercise Price per share shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted, except for Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines. Notwithstanding any other provision of the Plan, unless such action is approved by the Company’s stockholders or is in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or a change in control), the Exercise Price of any outstanding Stock Option may not be reduced (except pursuant to Section 7), nor may a Stock Option be cancelled in exchange for cash, other Awards, or a new Stock Option granted in consideration therefore (whether for the same or a different number of shares) having a lower Exercise Price than the Exercise Price of the Stock Option cancelled.

(iv)     Upon exercise of a Stock Option, the Exercise Price shall be payable to the Company in cash, or, at the discretion of the Committee, in shares of Common Stock valued at the Fair Market Value thereof on the date provided by the Committee in the Award Agreement for payment, or in a combination of cash and shares of Common Stock. The Company may, if the Committee so determines, accept the surrender by a Participant, or the personal representative of a Participant, of a Stock Option, in consideration of a payment by the Company equal to the difference obtained by subtracting the aggregate Exercise Price from the aggregate Fair Market Value of the Common Stock covered by the Stock Option on the date of such surrender, such payment to be in cash, or, if the Committee so provides, in shares of Common Stock valued at Fair Market Value on the date of such surrender, or partly in shares of Common Stock and partly in cash. The Participant may, subject to procedures satisfactory to the Committee (and to the extent permitted by applicable law), effect such surrender by presenting proof of record ownership of such Common Stock, or, to the extent permitted by the Committee, beneficial ownership of such Common Stock, in which case the Company shall treat the Stock Option as exercised without further payment and shall withhold such number of shares of Common Stock from the shares of Common Stock acquired by the exercise of the Stock Option.

(e)     Stock Appreciation Rights: The Committee may grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i)     The per-share Exercise Price of Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted, but the Exercise Price per share shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted, except for Stock Appreciation Rights granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines; provided, however, that if the Stock Appreciation Right is granted in tandem with, but subsequent to, a Stock Option the Stock Appreciation Right Stock shall have a per-share Exercise Price not less than the Exercise Price of the Stock Option to which the Stock Appreciation Right is granted in tandem (so that the exercise of the Stock Appreciation Right shall result in the forfeiture or, or an adjustment to, the related Stock Option). Notwithstanding any other provision of the Plan, unless such action is approved by the Company’s stockholders or is in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or a change in control), the Exercise Price of any outstanding Stock Appreciation Right may not be reduced (except pursuant to Section 7), nor may a Stock Appreciation Right be cancelled in exchange for cash, other Awards, or a new Stock Appreciation Right granted in consideration therefore (whether for the same or a different number of shares) having a lower Exercise Price than the Exercise Price of the Stock Appreciation Right cancelled.

(ii)     The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of shares of Common Stock subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Stock under such Award of Stock Appreciation Rights are used to calculate the cash, Common Stock or property or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

(f)     Restricted Stock: The Committee may grant Restricted Stock to Participants on the following terms and conditions:

(i)     Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions, if any, may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine; provided, however, that with respect to Restricted Stock granted on or after April 28, 2009, no restriction relating to the vesting of such Restricted Stock that is based upon specified performance goals shall be based on a performance period of less than one year, and no restriction that is based upon continued employment or the passage of time alone shall provide for vesting of Restricted Stock more rapidly than in equal installments over three years from the date the Restricted Stock is granted, in each case except (A) upon the death, disability or retirement of the Participant, (B) as may be required under terms in effect prior to April 28, 2009 of a Participant’s employment agreement, (C) upon a Change in Control, (D) for Restricted Stock granted to Non-Employee Directors and (E) up to 345,000 shares of Common Stock that may be granted to Participants other than Non-Employee Directors as Restricted Stock or Restricted Stock Units without any minimum vesting period. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including, without limitation, the right to vote Restricted Stock and the right to receive dividends (whether in cash or in shares of Common Stock) thereon, except that any dividends received with respect to Restricted Stock granted on or after April 28, 2009 shall be subject to the same restrictions as the Restricted Stock in respect of which the dividends were received.

(ii)     Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment prior to specific vesting dates, shares of Restricted Stock (and any dividends) that are at that time subject to restrictions shall be forfeited.

(iii)     Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and, if the Committee so determines, the Company shall retain physical possession of the certificate representing such Restricted Stock (whether or not vested).

(g)     Restricted Stock Units: The Committee may grant Restricted Stock Units to Participants. Restricted Stock Units shall vest and/or become payable to a Participant upon the achievement of specified performance goals, after a specified period of continued employment with the Company or its Affiliates, or both, as the Committee may impose at the date of grant or thereafter, which vesting may occur in whole or in part or in combination at such times, under such circumstances, as the Committee may determine; provided, however, that with respect to Restricted Stock Units granted on or after April 28, 2009, the vesting of such Restricted Stock Units that is based upon the achievement of specified performance goals shall be based on a performance period of not less than one year, and no condition that is based upon continued employment or the passage of time alone shall provide for vesting of the Restricted Stock Units more rapidly than in equal installments over three years from the date the Restricted Stock Units were granted, in each case except (A) upon the death, disability or retirement of the Participant, (B) as may be required under terms in effect prior to April 28, 2009 of a Participant’s employment agreement, (C) upon a Change in Control, (D) for Restricted Stock Units granted to Non-Employee Directors and (E) up to 345,000 shares of Common Stock that may be granted to Participants other than Non-Employee Directors as Restricted Stock or Restricted Stock Units without any minimum vesting period. Settlement of Restricted Stock Units shall be made in cash or shares of Common Stock or any combination thereof, as determined by the Committee.

(h)     Other Equity-Based Awards: The Committee, subject to limitations under applicable law, may grant to Participants Equity-Based Awards, in addition to those provided in Sections 6(d), (e), (f), and (g) hereof, as deemed by the Committee to be consistent with the purposes of the Plan, as or in substitution for any right of a Participant to receive a payment under any other plan or bonus award of compensation, whether of cash, property or shares of Common Stock, from the Company or an Affiliate.

(i)     Certain Qualifying Awards: The Committee, in its sole discretion, may grant an Award to any Participant who is a “Covered Employee” (within the meaning of Section 162(m) of the Code) with the intent that such Award qualifies as “performance-based compensation” under Section 162(m) of the Code (a “Qualifying Award”). The right to receive or retain any Award granted as a Qualifying Award (other than a Stock Option or a Stock Appreciation Right) shall be conditional upon the achievement of specified performance goals during a calendar year or such other period (a “Performance Period”) as may be established by the Committee. Performance goals shall be established in writing by the Committee prior to the beginning of each Performance Period, or at such other time no later than such time as is permitted by the applicable provisions of the Code. Such performance goals, which may vary from Participant to Participant and Award to Award, shall be based upon the attainment of specific amounts of, or maintenance of or increases in, one or more of the following: the Fair Market Value of Common Stock, market share, dividends per share, earnings per share, diluted earnings per share, diluted net income per share, revenues, bookings, cash flow, earnings (or net income) before interest, taxes, depreciation and amortization, net income, stockholders’ equity, return on equity, book value per share, budget or expense management, costs, cash flow, modified operating cash flow, economic profit, return on total assets, return on investment, operating income, improvements in capital structure, gross, operating or other margins, profitability of an identifiable business unit or product, maintenance or improvement of profit margins or operating efficiency, working capital targets, average working capital, enterprise value, expenses targets, economic value added or other value added measurements, implementation of critical projects or milestones, customer satisfaction metrics, user traffic metrics, customer order metrics or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business restructurings, business expansion goals or goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant Affiliate or other business unit or entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate. Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company or any Affiliate and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as re-structuring charges, types of expenses, realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, assets or net assets. Prior to the payment of any Award granted as a Qualifying Award, the Committee shall certify in writing that the performance goals and any other material terms were in fact satisfied. The amount of the Qualifying Award actually paid to a Participant at the discretion of the Committee may be less, but shall not be more, than the amount determined by the applicable performance goal formula. The maximum number of shares of Common Stock with respect to which Qualifying Awards may be granted to any Participant in any calendar year (whether such Qualifying Awards are paid in Common Stock or a payment with respect to, or valued by reference to such Common Stock) shall be 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 7 (a) hereof.

(j)     Form, Time and Deferral of Payments: Awards may be paid in such forms as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other Awards (including, by way of illustration and not by way of limitation, as Restricted Stock), or other property. At the time the Committee grants each Award under the Plan, the Committee shall specify the time (which time may be a specific date or event, or the time of the satisfaction of any performance goals or other condition imposed by the Committee) of the payment of the Award. The Committee, whether at the time of grant of an Award or at any time thereafter prior to payment, exercise or settlement, may permit (subject to the requirements of applicable law and Sections 162(m) and 409A of the Code and any conditions as the Committee may from time to time establish) a Participant to elect to defer receipt of all or any portion of any payment of an Award that would otherwise be due to such Participant in payment or settlement of an Award under the Plan. Deferrals shall be for such periods and upon such other terms as the Committee may determine, all of which terms (including the amount (or methods for determining the amount) of the deferrals payable (which may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of dividends in respect of deferred amounts credited in Common Stock equivalents), the time when such deferrals shall be payable and conditions of, and any limitations or changes to, such elections) shall be set forth in the Award Agreement, which terms shall comply with the requirements of Section 409A of the Code and, in the case of any Qualifying Award, shall comply with the requirements of Section 162(m) of the Code. The Committee’s procedures may provide that such payment, exercise or settlement shall be in a lump sum or in installments over such period as the Committee in its discretion may allow and may require that, notwithstanding a Participant’s election, payment, exercise of settlement of an Award shall be made upon, or deferred until a specified period after, a Participant’s death or disability, termination of employment or other event.

(k)     Change of Control: If a Change in Control shall occur, then the Committee may provide for any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, the lapsing of any restrictions, risks of forfeiture or other similar limitations, and the deemed satisfaction of any performance conditions (including those applicable to Qualifying Awards), to the extent, as of a date, and subject to such other terms and conditions as determined by the Committee; (ii) any or all Awards shall terminate and each Participant shall receive a payment in exchange for the termination of such Award in any amount equivalent to the amount, and in the form, the Participant would have received if the Award were then payable and/or the Participant had been able to receive the same as holders of Common Stock in respect of the net shares of Common Stock that could be paid pursuant to the Award; and/or (iii) the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder; provided, however, that the Committee shall not take any action with respect to any Award if the effect of such action would be to cause all or any part of the Award to be subject to the increased tax in Section 409A(a)(1)(B)(i) of the Code.

7.     DILUTION AND OTHER ADJUSTMENTS.

(a)     Changes in Capital Structure: In the event of any corporate transaction involving the capital structure of the Company, including, without limitation, any stock dividend, stock split, reverse stock split, spin-off, split-off, recapitalization, rights offering, capital reorganization, reclassification of shares of Common Stock, merger, consolidation, distributions to shareholders other than regular cash dividend distributions, or sale, lease or transfer of substantially all of the assets of the Company or other transaction similar to the foregoing, the Board shall make such equitable adjustments as it may deem appropriate in the Plan and the Awards thereunder, including, without limitation, an adjustment in (i) the total number of shares of Common Stock which may thereafter be issued pursuant to Awards under the Plan and the maximum number of shares of Common Stock that may be issued pursuant to Stock Options intended to qualify as Incentive Stock Options pursuant to Section 5 hereof, (ii) the number of shares of Common Stock with respect to which Qualifying Awards may be granted to any Participant in any calendar year under Section 6(i) hereof, and (iii) the Exercise Price, base price or other price or value at the time of grant relating to any Award. Moreover, in the event of any such transaction, the Board may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Agreements evidencing Awards may include such provisions as the Committee may deem appropriate with respect to the adjustments to be made to the terms of such Awards upon the occurrence of any of the foregoing events.

(b)     Limits on Discretion to Make Adjustments: Notwithstanding any provision of this Section 7 to the contrary, no adjustment shall be made (i) in any outstanding Qualifying Awards to the extent that such adjustment would adversely affect the status of that Qualifying Award as “performance-based compensation” under Section 162(m) of the Code, and (ii) with respect to any Award if the effect of such adjustment or other action would be to cause all or any part of the Award to be subject to the increased tax in Section 409A(a)(1)(B)(i) of the Code.

8.     MISCELLANEOUS PROVISIONS.

(a)     Right to Awards: No employee, officer, consultant, advisor or other person who is or could be a Participant shall have any claim or right to be granted any Award under the Plan.

(b)     Rights as Stockholders: A Participant shall have no rights as a holder of Common Stock by reason of Awards under the Plan, unless and until the book entry is made or the certificate for the shares of Common Stock are issued to the Participant.

(c)     No Assurance of Employment; Termination: Neither the Plan nor any action taken thereunder shall be construed as giving any Non-Employee Director, employee, officer, consultant, advisor or other person who is or could be a Participant any right to be to be nominated for election by the Company’s stockholders, or retained in the employ of, or have the right to provide services to, the Company or any Affiliate. The Committee shall determine under what circumstances or when a Participant has terminated employment with, or ceased to perform services for, the Company and its Affiliates; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination.

(d)     Costs and Expenses: All costs and expenses incurred in administering the Plan shall be borne by the Company.

(e)     Unfunded Plan: The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund nor to make any other segregation of assets to assure the payment of any Award under the Plan.

(f)     Withholding Taxes: The Company is authorized to withhold from any Award granted and any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Common Stock or other property, to make payment of an Award net of a Participant’s withholding taxes and other tax obligations, and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Withholding of taxes in the form of shares of Common Stock issued pursuant to an Award (including any net payments) shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

(g)     Limits on Transferability: No Awards under the Plan nor any rights or interests therein shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Participant to, any party, other than the Company or any Affiliate, nor shall such Awards or any rights or interests therein be assignable or transferable by the recipient thereof except, in the event of the recipient’s death, to his designated beneficiary as hereinafter provided, or by will or the laws of descent and distribution. During the lifetime of the recipient, Awards under the Plan requiring exercise shall be exercisable only by such recipient or by the guardian or legal representative of such recipient. Notwithstanding the foregoing, the Committee in its discretion, may provide that Awards granted pursuant to the Plan (other than a Stock Option granted as an Incentive Stock Option) may be transferable without consideration under such terms and conditions as the Committee shall determine; provided that in each such case, the Awards so transferred remain subject to the provisions (including provisions as to exercise or forfeiture and on transferability) as are set forth in the Plan and the Award Agreement relating to the Award so transferred.

(h)     Beneficiary: Any payments on account of Awards under the Plan to a deceased Participant shall be paid to such beneficiary as has been designated by the Participant in writing to the Company or, in the absence of such designation, according to the Participant’s will or the laws of descent and distribution.

(i)     No Fractional Shares: No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. In the case of Awards to Participants, the Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares, or whether such fractional shares or any rights thereto shall be cancelled, forfeited or otherwise eliminated.

(j)     Compliance with Legal Requirements: No Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action deemed necessary or appropriate to meet such requirements. The Committee may impose such conditions on any Common Stock issuable under the Plan as it deems advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which the shares of Common Stock are then listed and under any blue sky or other securities laws applicable to the shares of Common Stock. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell of distribute such shares of Common Stock.

(k)     Discretion: In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, officer, consultant, advisor or other person who is or could be a Participant, the Company, any Affiliate, any stockholder or any other person. The Committee alone shall have the authority and discretion to exercise or decline to exercise any authority or to make any determination to be made under the Plan.

(l)     Termination of Employment or other Retention with the Company: For all purposes under the Plan, the Committee shall determine whether a Participant has terminated employment with or whether the performance of services for the Company and its Affiliates has terminated; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination.

9.     AMENDMENT OR TERMINATION OF THE PLAN. The Board, without the consent of any Participant, may at any time terminate or from time to time amend the Plan in whole or in part; provided, however, that, subject to Section 7 hereof, no such action shall materially and adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan; and provided, further, that no amendment, without approval of the holders of Common Stock by an affirmative vote of a majority of the shares of Common Stock voted thereon in person or by proxy, shall be made to (i) increase the aggregate number of shares subject to the Plan (other than increases pursuant to Section 7 hereof), (ii) extend the maximum term of Awards under the Plan or the Plan itself, (iii) decrease the Exercise Price of Stock Options granted under the Plan or the Exercise Price of Stock Appreciation Rights granted under the Plan (other than decreases pursuant to Section 7 hereof) to less than the Fair Market Value of Common Stock at the time of grant, or (iv) make any other change that materially alters the Plan that would require stockholder approval under any regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement). Subject to Section 7 hereof, with the consent of the Participants affected, the Committee may amend outstanding Award Agreements in any manner not inconsistent with the terms of the Plan; provided, however, that if the Committee determines that there have occurred or are about to occur significant changes in the Participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee to have or to be expected to have a significant effect on the performance of the Company, or any Affiliate, division or department thereof, on the Plan or on any Award under the Plan, the Committee, without the consent of the Participant, may make such changes in a Participant’s Award Agreement as are appropriate under the circumstances.

10.     EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective when adopted by the Board, provided that the Plan is approved by the stockholders of the Company at the annual meeting of stockholders next following the adoption of the Plan by the Board, and no Award shall become exercisable, realizable or vested prior to such annual meeting. If the Plan is not so approved by the stockholders at the next annual meeting, all Awards theretofore granted shall be null and void. The Plan shall terminate at the close of business on the tenth anniversary of the date the Plan was adopted by the Board, unless sooner terminated by action of the Board. No Award may be granted hereunder after termination of the Plan, but such termination of the Plan shall not affect the validity of any Award then outstanding or any authority granted to the Committed under the Plan.

11.     RECOUPMENT. If (i) any Award is paid, vests or becomes exercisable in accordance with the Plan on the basis of financial results achieved by the Company, (ii) the Company is subsequently required to restate its financial statement resulting in such financial results being reduced such that the Award would not have been paid, vest or become exercisable (or would have been paid, vest or become exercisable as to a lesser amount), and (iii) the Participant receiving such Award had actual knowledge of the circumstances requiring the restatement, then, such Participant may have the Award reduced to the level, if any, that in the Committee’s sole judgment would have been earned on the basis of the revised financial statements. Award Agreements may require the Participant receiving the Award, as a condition to the receipt of the Award, to agree that the Award may be reduced pursuant to this Section 11, and the Company shall be entitled to seek recovery from the Participant, as it deems appropriate under the circumstances, in the best interest of the Company and as permitted by law. In addition, any Award that is subject to recovery under any law, government regulation or stock exchange listing requirement, including, without limitation, Section 10D of the Exchange Act, as amended, and the regulations promulgated thereunder, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

12.     LAW GOVERNING. The validity and construction of the Plan and any Award Agreements entered into thereunder shall be governed by the laws of the State of Delaware without giving effect to principles of conflict of laws, except as otherwise provided in any Award Agreement.

*        *        *         *        *

EXHIBIT B

MONSTER WORLDWIDE, INC.

SECOND AMENDED AND RESTATED EXECUTIVE INCENTIVE PLAN

1.	PURPOSE OF THE PLAN.

The purpose of the Monster Worldwide, Inc. Amended and Restated Executive Incentive Plan (the “Plan”) is to allow Monster Worldwide, Inc. (the “Company”) to provide performance-based incentive compensation to certain of its officers that satisfies the requirements for performance-based compensation in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	ADMINISTRATION OF THE PLAN.

The Plan shall be administered by a committee composed of two or more directors, all of whom qualify as “outside directors” within the meaning of Section 162(m) of the Code (the “Committee”). The Committee shall have the exclusive authority to select the officers to participate in the Plan, to establish Performance Goals for performance during each Performance Period (as such terms are defined in Section 4), to determine the amount of the incentive compensation bonus payable to any Participant (as such term is defined in Section 3), and to make all determinations and take all other actions necessary or appropriate for the proper administration and operation of the Plan. Any determination by the Committee on any matter relating to the Plan shall be made in its sole discretion and need not be uniform among Participants. The Committee’s interpretation of the Plan shall be final, conclusive and binding on all parties concerned, including the Company, its stockholders and any Participant.

3.	ELIGIBILITY.

Incentive compensation bonuses under the Plan may be paid to those officers (including officers who are directors) of the Company who are selected by the Committee (the “Participants”). Participants may receive multiple incentive compensation bonuses during the same year under the Plan.

4.	PERFORMANCE PERIODS AND PERFORMANCE GOALS.

Incentive compensation bonuses under the Plan shall be payable to each Participant solely as a result of the satisfaction of pre-established targeted levels of performance (the “Performance Goals”) for the calendar year or such other performance period as is selected by the Committee (a “Performance Period”).

Performance Goals, which may vary from Participant to Participant and target incentive compensation bonus opportunity to target incentive compensation bonus opportunity, shall be based upon the attainment of specific amounts of, or maintenance of or increases in, one or more of the following: the market price of the Company’s common stock (either on a fixed date or over any specified period); total stockholder return; market share; dividends per share; earnings per share; diluted net income per share; revenues; bookings; operating income; cash flow; earnings before or after income taxes; earnings (or net income) before interest, taxes depreciation, amortization; net income; stockholders’ equity; return on equity; book value per share; budget or expense management; costs; cash flow; modified operating cash flow; economic profit; return on total assets; return on investment; improvements in capital structure; gross, operating or other margins; profitability of an identifiable business unit or product; maintenance or improvement of profit margins or operating efficiency; working capital targets; average working capital; enterprise value; expense targets; economic value added or other value added measurement; implementation of critical projects or milestones; customer satisfaction metrics; user traffic metrics; customer order metrics; or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business restructurings, business expansion goals or goals relating to acquisitions or divestitures, all whether applicable to the Company or any subsidiary or other business unit or any entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, business plans, the past performance of the Company or any subsidiary, unit or entity and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as re-structuring charg-

es, types of expenses, realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, assets or net assets.

To the extent that a Performance Goal is based on, or calculated with respect to, the Company’s common stock (such as increases in earnings per share or other similar measures), then in the event of any corporate transaction involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of common stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, extraordinary cash distribution, or sale, lease or transfer of substantially all of the assets of the Company), the Committee shall make or provide for such adjustments in such Performance Goal as the Committee may in good faith determine to be equitably required in order to prevent dilution or enlargement in the rights of Participants.

5.	INCENTIVE COMPENSATION BONUSES.

Prior to the beginning of each Performance Period, or at such other time no later than such time as is permitted by the applicable provisions of the Code, the Committee shall establish in writing the target (or range of) incentive compensation bonus opportunity for each Participant based upon the attainment of one or more Performance Goals established by the Committee at such time. The Committee may provide for a threshold level of performance below which no amount of incentive compensation bonus will be paid and a maximum level of performance above which no additional incentive compensation bonus will be paid, and it may provide for the payment of differing amounts for different levels of performance.

As soon as practicable after the end of each Performance Period but before any incentive compensation bonuses are paid, the Committee shall certify in writing (i) whether the Performance Goal or Goals were attained and (ii) the amount of the incentive compensation bonus payable to each Participant based upon the attainment of the Performance Goals established by the Committee. The Committee may determine to grant a Participant an incentive compensation bonus equal to, but not in excess of, the amount specified in the foregoing certification. The Committee may also reduce or eliminate the amount of any incentive compensation bonus of any Participant at any time prior to payment thereof, based on such criteria as it shall determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the Committee or the termination of employment by the Participant with the Company or its subsidiaries whether before or after the end of a Performance Period. Under no circumstance may the Committee increase the amount of the incentive compensation bonus otherwise payable to a Participant pursuant to the Plan beyond the amount originally established, waive the attainment of the Performance Goals established by Committee or otherwise exercise its discretion so as to cause any incentive compensation bonus pursuant to the Plan not to qualify as performance-based compensation under Section 162(m) of the Code.

As soon as practicable following the Committee’s determination of the amount of any incentive compensation bonus payable to a Participant, but no earlier than January 1 and no later than December 31st of the calendar year following the calendar year to which such bonus relates, such incentive compensation bonus shall be paid to such Participant by the Company in cash or in common stock of the Company (or any combination thereof), as determined in the discretion of the Company’s management (provided that the form of such payment, as elected by management, shall be subject to Committee approval).

The amount of the incentive compensation bonuses payable to any Participant pursuant to the Plan in a single calendar year shall not exceed $10 million.

6.	CESSATION OF EMPLOYMENT.

Participants who cease to be employed by the Company or its subsidiaries prior to the end of a Performance Period, other than due to death or disability (as defined in any disability plan of the Company or any of its subsidiaries applicable to the Participant), shall not be eligible to receive an incentive compensation bonus for the Performance Period in which such termination of employment occurs. Subject to Section 7, Participants who cease to be employed by the Company or its subsidiaries prior to the end of a Performance Period due to death or disability (as defined in any disability plan of the Company or any of its subsidiaries applicable to the Partic-

ipant) may receive an incentive compensation bonus which is prorated to the date of cessation of employment, but based upon the attainment of the Performance Goals for either the entire Performance Period or the portion thereof preceding such death or disability, as determined by the Committee in its sole discretion.

7.	MISCELLANEOUS PROVISIONS.

No Participant, officer or other person shall have any claim or right to receive or be paid any incentive compensation bonus under the Plan prior to the actual payment thereof.

Neither the establishment of the Plan nor any action taken thereunder shall be construed as giving any officer or other person any right to be retained in the employ of the Company.

The Company shall have the right to deduct from all incentive compensation bonuses payable hereunder any federal, state, local or foreign taxes or other amounts required by law to be deducted or withheld with respect to such payments.

No incentive compensation bonus under the Plan nor any rights or interests herein or therein shall be assigned, transferred, pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Participant to, any party (other than the Company or any subsidiary), except, in the event of the Participant’s death, to his designated beneficiary as hereinafter provided.

Any payments on account of an incentive compensation bonus payable under the Plan to a deceased Participant shall be paid to such beneficiary as has been last designated in writing by the Participant, or if the Participant has not designated a beneficiary or if all Beneficiaries fail to survive the Participant, the Participant’s beneficiary shall be the Participant’s spouse, if any, or if none, his/her estate.

Nothing in the Plan shall be construed in any way as limiting the authority of the Committee, the Board of Directors of the Company (the “Board”), the Company or any subsidiary to establish any other annual or other incentive compensation bonus plan or as limiting the authority of any of the foregoing to pay cash bonuses or other supplemental or additional incentive compensation to any persons employed by the Company, or any subsidiary whether or not such person is a Participant in this Plan and regardless of how the amount of such bonus or compensation is determined.

8.	AMENDMENT OR TERMINATION OF THE PLAN.

The Board, without the consent of any Participant, may at any time terminate or from time to time amend or terminate the Plan in whole or in part, whether prospectively or retroactively, including in any manner that adversely affects the rights of Participants; provided, however, that no amendment that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code shall be effective without such consent.

9.	RECOUPMENT.

If (i) any incentive compensation bonus is paid pursuant to the Plan on the basis of financial results achieved by the Company, (ii) the Company is subsequently required to restate its financial statements resulting in the financial results being reduced such that the incentive compensation bonus would not have been paid (or would have been smaller in amount), and (iii) the Participant receiving such incentive compensation bonus had actual knowledge of the circumstances requiring the restatement, then such Participant may have the incentive compensation bonus reduced to the amount, if any, that in the Committee’s sole judgment, would have been earned on the basis of the revised financial statements. The Committee may require the Participant receiving the incentive compensation bonus, as a condition to the receipt of the incentive compensation bonus, to agree that the incentive compensation bonus may be reduced pursuant to this Section 9, and the Company shall be entitled to seek recovery from the Participant, as it deems appropriate under the circumstances, in the best interest of the Company and as permitted by law. In addition, any incentive compensation bonus that is subject to recovery under any law, government regulation or stock exchange listing requirement, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

10.	LAW GOVERNING.

The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of Delaware without giving effect to principles of conflict of laws.

11.	EFFECTIVE DATE.

The Plan originally became effective March 25, 2008. The Plan was subsequently amended and restated effective as of March 25, 2008 and was further amended and restated, subject to stockholder approval, effective as of April 22, 2014.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Monster Worldwide, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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M73823-P46180-Z62270	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONSTER WORLDWIDE, INC.
The Board of Directors recommends you vote FOR all of the nominees in Proposal 1, and FOR Proposals 2, 3, 4 and 5.
1.	Election of Directors
	Nominees:	For	Against
	1a. Salvatore Iannuzzi	☐	☐			For	Against	Abstain
	1b. John Gaulding	☐	☐	2.	Ratification of the appointment of BDO USA, LLP as Monster Worldwide, Inc.‘s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
	1c. Edmund P. Giambastiani, Jr.	☐	☐
	1d. Jeffrey F. Rayport	☐	☐	3.	Approval of the Monster Worldwide, Inc. Amended and Restated 2008 Equity Incentive Plan.	☐	☐	☐
	1e. Roberto Tunioli	☐	☐	4.	Approval of the Monster Worldwide, Inc. Second Amended and Restated Executive Incentive Plan.	☐	☐	☐
	1f. Timothy T. Yates	☐	☐	5.	Advisory vote to approve named executive officer compensation.	☐	☐	☐
				Note:

This proxy will be voted as specified. If no specification is made it will be voted FOR all nominees in Proposal 1, and FOR Proposals 2, 3, 4 and 5. The proxies are authorized to vote in their discretion with respect to other matters that may come before the meeting.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

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M73824-P46180-Z62270

MONSTER WORLDWIDE, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Salvatore Iannuzzi and James M. Langrock, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Monster Worldwide, Inc. to be held at 10:00 a.m. on Tuesday, June 3, 2014, at 133 Boston Post Road, Weston, Massachusetts 02493, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, as directed on the reverse side hereof.

Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

(To be Completed, Signed and Dated on Reverse Side)